As filed with the Securities and Exchange Commission on August 15, 2023.

Registration No. 333-272908

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549F

___________________________

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

SEQLL INC.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	3826	46-5319744
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Federal Street
Billerica, MA 01821
(781) 460-6016

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Daniel Jones
Chief Executive Officer
3 Federal Street
Billerica, MA 01821
(781) 460-6016

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036-6569 Telephone: (212) 326-0846 Fax: (212) 326-0806	Elliot H. Lutzker, Esq. Davidoff Hutcher & Citron LLP 605 Third Avenue, 34th Floor New York, NY 10158 Telephone: (646) 428-3210 Fax: (212) 286-1884	Mitchell S. Nussbaum, Esq. Alexandria E. Kane, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2023

PRELIMINARY PROSPECTUS

(Currently SeqLL Inc.)

$75,000,000
[•] Shares of Common Stock
Pre-Funded Warrants to Purchase up to [•] Shares of Common Stock
Warrants to Purchase up to [•] Shares of Common Stock

We are offering [•] shares of common stock and warrants to purchase up to [•] shares of common stock at an expected combined public offering price of $[•] per share of common stock and accompanying warrant.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase shares of our common stock, or Pre-Funded Warrants. Each Pre-Funded Warrant will be exercisable for one share of our common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such Pre-Funded Warrant is exercised in full, provided that the holder will be prohibited from exercising Pre-Funded Warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99%, of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of our common stock and accompanying warrants to purchase common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share of common stock. For each Pre-Funded Warrant purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock we are offering by one. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the warrants and Pre-Funded Warrants offered hereby.

Our common stock is currently listed for trading on the Nasdaq Capital Market under the symbol “SQL.” On [•], 2023, the last trading day prior to the date of this prospectus, the closing price of the common stock on Nasdaq was $[•]. Upon approval of our new listing application filed in connection with the proposed Merger (defined herein), it is expected that our common stock and the warrants offered hereby will be listed on the Nasdaq Capital Market under the symbols “ATL” and “ATLW,” respectively. The final public offering price of the securities offered hereby, as well as the exercise price of the warrants to purchase common stock, will be determined through negotiation between us and the lead underwriter in this offering. The assumed combined offering price of $[•] per share (the median between $[•] and $[•] per share) and the assumed warrant exercise price of $[•] (120% of the public offering price per share of common stock and accompanying warrant sold in this offering) used throughout this prospectus may not be indicative of the actual offering price or warrant exercise price. The warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The existing market price for our common stock is not indicative of the market price expected following the completion of the Merger (defined herein). There is no established trading market for the warrants or Pre-Funded Warrants and an active trading market for our common stock and warrants may not develop or be sustained. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Prateek Gattani, our Chairman of the Board upon consummation of this offering, and/or his affiliates have indicated an interest to purchase, in the aggregate, up to $[__] million of shares of common stock and warrants in this offering at the public offering price. Certain of our officers, directors and employees may also elect to participate in this offering. The underwriter could determine to sell fewer shares to them than they indicated an interest in purchasing or sell no shares to them, and they could determine to purchase fewer shares than they indicated an interest in purchasing or purchase no shares in this offering. The underwriter will receive the same underwriting discount on any shares purchased by them as they will on any other shares sold to the public in this offering.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Maximum Total Amount
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

____________

(1)         We have agreed to pay the underwriters a discount/commission equal to 6% of the initial offering price. Does not include certain out-of-pocket expenses of the underwriters that are reimbursable by us. See “Underwriting” beginning on page 106 of this prospectus for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional [•] shares of our common stock and accompanying warrants (equal to 15% of the number of shares and warrants offered hereby and based on an assumed public offering price of $[•] per share and accompanying warrant) on the same terms and conditions as set forth above to cover over-allotments, if any. If such over-allotment option is fully exercised, we will receive additional gross proceeds of $[•], less a 6% commission fee to the underwriters before expenses. See “Underwriting” for more information.

We expect that delivery of the shares, Pre-Funded Warrants and warrants to the purchasers against payment will be made on or about [•], 2023, subject to customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

EF HUTTON
division of Benchmark Investments, LLC

The date of this prospectus is [•], 2023

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not, and the underwriters have not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not, and the underwriters have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

i

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We effected a one-for-34 reverse stock split of our common stock (the “Reverse Stock Split”) on August [•], 2023. Unless otherwise indicated, and other than in the consolidated historical financial statements and related notes included in this prospectus, the share and per share information in this prospectus is adjusted to reflect the Reverse Stock Split.

We use in this prospectus our Atlantic International logo, for which a United States trademark application will be filed. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear (after the first usage) without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and may not contain all of the information that may be important to you in making an investment decision. You should read the entire prospectus, including this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 11 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to the “Company,” “we,” “us” and “our” refer to SeqLL Inc. (to be renamed Atlantic International Corp. upon consummation of the Merger and this offering) and its consolidated subsidiaries.

The Company

Overview

We have entered into an Agreement and Plan of Reorganization dated May 29, 2023, as amended, pursuant to which our wholly-owned subsidiary, SeqLL Merger LLC (“SeqLL Merger Sub”), will merge (the “Merger”) with and into Lyneer Investments LLC (“Lyneer”), with Lyneer continuing as our wholly-owned subsidiary. In connection with the consummation of the Merger, we will sell our existing assets, other than cash and cash equivalents, which will be distributed to our pre-Merger stockholders in connection with the Merger, to a newly-formed company owned by our current employees and management, for nominal consideration, and our continuing business operations will be those of Lyneer.

Lyneer, through its operating subsidiaries, primarily Lyneer Staffing Solutions, is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. The firm was formed under the principles of honesty and integrity, and with the view of becoming the preferred outside employer of choice. Since its formation in 1995, Lyneer has grown from a regional operation to a national staffing firm with offices and geographic reach across the United States.

Lyneer’s management believes, based on their knowledge of the industry, that Lyneer is one of the prominent and leading staffing firms in the ever-evolving staffing industry. Lyneer, headquartered in Lawrenceville, New Jersey, has over 100 total locations and approximately 300 internal employees. Its management also believes that Lyneer is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields. Its deep expertise and extensive experience have helped world class companies revolutionize their operations, resulting in greater efficiency and streamlined processes. Its comprehensive suite of solutions covers all aspects of workforce management, from recruitment and hiring to time and attendance tracking, scheduling, performance management, and predictive analytics. Lyneer takes a personalized approach to each client, working closely with them to understand their unique needs and develop a tailored roadmap for success. In addition, Lyneer offers a comprehensive range of recruiting services, including temporary and permanent staffing, within the light industrial, administrative, and financial sectors. Its services are designed to meet each client’s needs, including payroll services and vendor management services/managed service provider solutions. Its extensive network of offices and onsite operations provide local support for its clients, while its national presence gives Lyneer the resources to tackle even the most complex staffing needs. With a focus on integrity, transparency and customer service and a commitment to results, we believe Lyneer has earned a reputation as one of the premier workforce solutions partners in the United States.

Business Model and Acquisition Strategy

Atlantic Acquisition Corp. (“Atlantic”) was formed in Delaware on October 6, 2022 as a special purpose vehicle to acquire control of a public company such as our company. The management team of Atlantic, which will become the management of our company upon consummation of this offering and the Merger, has over 150 combined years of specific corporate management and investment banking experience.

Atlantic’s business strategy for our company is based upon Lyneer being a high-growth U.S.-based outsourced services and workforce solutions company with management who have a more than 25-year operating record. Based on their knowledge of the industry, Atlantic’s management believes that through their mergers and acquisitions strategy, they can build our company into a global staffing organization that redefines the way companies grow professional teams. Its mission is to leverage new technologies and business partnerships to create streamlined hiring processes that resolve the challenges of modern day employment economics. Accordingly, Atlantic’s management is actively engaged in discussions and negotiations with multiple acquisition targets that complement Atlantic’s core business strategy. In addition, following the Merger and the closing of this offering, our strategic direction will be enhanced by a program that will extend Lyneer’s breadth of services to its broad national reach in a number of complementary areas. Atlantic has identified and is focusing on a number of high-demand fields, in particular, the medical, legal and financial services fields. Atlantic is in the process of investigating a number of opportunities for acquisitions by us of staffing companies that operate in these identified sectors.

Atlantic’s corporate acquisition strategy is premised on the seamless consolidation and integration of technology and back-office infrastructure, coupled with performance improvements and value creation. Its core thesis is designed to allow us to assist our client companies in the transformation of stagnation into growth to achieve sustainable results through their most important asset: people. Atlantic’s goal is to create for us a business designed to deliver to our clients targeted industry talent at speed and scale while also growing the pool of in-demand talent for this same constituency. Lyneer’s recruiters will provide specific and data-driven guidance, development, training, and access to jobs. Atlantic believes this approach is particularly applicable in several growth sectors, including legal and financial services, technology, and healthcare. The current climate of industry fragmentation and overall economic uncertainty create a moment that Atlantic believes is ripe for strategic consolidation. After the closing of the Merger, we intend to aggressively engage in this “M&A” strategy and to take advantage of the synergies and opportunities created by this congruence of events. By advantageously augmenting Lyneer’s existing significant capabilities through acquisition, Atlantic believes we will be able to create material margin improvement.

Atlantic currently has a robust pipeline of potential acquisition targets for our company and is in negotiations and discussions with outsourced services and workforce solutions acquisition targets in key service verticals. Management of Atlantic believes that multiple targets in the $100 million revenue range are readily available for acquisition by us within a short period of time. However, Atlantic does not currently have any binding agreements, arrangements or understandings concerning any potential acquisition.

By implementing Atlantic’s detailed acquisition strategy, management believes we will be able to rapidly accelerate the growth of our company, thus increasing and maximizing shareholder value. Management plans to pursue “cornerstone acquisitions” focusing on targets with robust profits, diverse client bases, large national/large regional coverage in contract/permanent staffing, executive search, recruitment process, and outsourcing. In order to meet management’s “cornerstone acquisition” criterion, a company should have over $50 million in revenue and EBITDA margins of no less than 10%. In addition, management plans to pursue “tuck-in” acquisitions with a focus on acquiring high-margin niche staffing companies that can benefit from the synergies of a larger organization with increased penetration. Under its “tuck-in” program, management intends to acquire smaller profitable companies in business segments consistent with its larger anchor organizations.

Post-Merger, management plans to integrate companies and maximize synergies and economics to improve sales and lower operating costs, while, at the same time, continuing to focus and expand on its acquisition strategy of high-margin profitable outsourced services and workforce solution providers.

The Merger

On May 29, 2023, we, SeqLL Merger Sub, Atlantic, Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer, IDC Technologies, Inc., a California corporation (“IDC”), and Lyneer Management Holdings LLC, a Delaware limited liability company (“Lyneer Management”), entered into an Agreement and Plan of Reorganization (as amended, the “Merger Agreement”), pursuant to which (i) Atlantic Merger Sub will be merged with and into Lyneer, with Lyneer continuing as the surviving entity and as an approximately 58%-owned subsidiary of Atlantic, an approximately 37%-owned subsidiary of IDC, and an approximately 5%-owned subsidiary of Lyneer Management

(the “Lyneer Merger”), and (ii) SeqLL Merger Sub will subsequently be merged with and into Lyneer, with Lyneer continuing as the surviving entity and as our wholly-owned subsidiary (the “SeqLL Merger”). Lyneer, IDC and Atlantic are collectively referred to herein as the “Sellers.”

At the effective time of the Merger, which will occur concurrently with the closing of this offering, in consideration of 100% of the membership interests of Lyneer, we will (i) pay to IDC and Lyneer Management an aggregate of $60,000,000 in cash (the “Cash Consideration”) and (ii) issue to (a) IDC and Lyneer Management an aggregate of [•] shares of our common stock, assuming a public offering price of $[•] per share and accompanying warrant in this offering (the “Lyneer Stock Consideration”), and (b) issue to Atlantic [•] shares of our common stock (the “Atlantic Stock Consideration,” and collectively with the Cash Consideration and the Lyneer Stock Consideration, the “Merger Consideration”), assuming a public offering price of $[•] per share and accompanying warrant in this offering.

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants applicable to such party, including, among others, covenants relating to (i) the conduct of their respective businesses in the ordinary course prior to the effective time of the Merger and (ii) the requirement of each party to maintain and preserve intact their respective business organizations, assets, properties and material business relations. The Merger Agreement also requires that, prior to the closing of the Merger and this offering, we will declare a cash dividend payable to our stockholders of record as of the close of business on a date to be determined, but prior to the date of pricing of this offering, in an amount equal our cash and cash equivalents as of the closing date of the Merger and this offering (exclusive of any proceeds of this offering), less any amounts withheld for taxes and certain other obligations as of such date. Concurrently with the declaration of such cash dividend, we will also declare a stock dividend issuable to such stockholders of an aggregate of [•] shares of our common stock, assuming a public offering price of $[•] per share and accompanying warrant in this offering.

In connection with the execution and delivery of the Merger Agreement, we entered into the Asset Purchase Agreement with SeqLL Omics. SeqLL Omics was recently formed by Daniel Jones, our current Chairman of the Board and Chief Executive Officer, and certain other SeqLL employees, for the purpose of carrying on our pre-Merger business after the Merger. Subject to the terms and conditions of the Asset Purchase Agreement, SeqLL Omics has agreed to purchase from us, and we have agreed to sell to SeqLL Omics, for a purchase price of $1,000, all of our rights and interest in our assets and properties as they exist immediately prior to consummation of the Merger and this offering, excluding cash and cash equivalents. In negotiating the Merger Agreement with Atlantic, it was a requirement of Atlantic that at the closing of the Merger, we will have disposed of our pre-Merger business operations, including all or substantially all of our assets, and will have transferred or satisfied all of our pre-Merger liabilities, other than those pre-Merger liabilities that we have expressly agreed to retain pursuant to the Merger Agreement.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These significant risks include, but are not limited to, the following:

•        our history of losses may harm our ability to obtain additional financing;

•        Lyneer’s ability to retain its largest clients;

•        Lyneer’s ability to integrate the combined operations of our previously acquired companies;

•        our ability to make future acquisitions, and effectively integrate any future combined operations;

•        general economic conditions in the United States;

•        our ability to achieve and maintain profitability;

•        our ability to sustain or grow our customer base for our current services and provide superior customer service;

•        our liquidity and working capital requirements, including our cash requirements over the next 12 months;

•        our ability to satisfy and maintain the ongoing listing requirements for the Nasdaq Capital Market;

•        compliance with the U.S. regulations applicable to our business;

•        our ability to implement Atlantic’s roll-up strategy and future plans of operations;

•        expectations regarding the size of our market;

•        our expectations regarding the future market demand for our services;

•        compliance with applicable laws and regulatory changes;

•        our ability to identify, attract and retain qualified personnel and the loss of key personnel;

•        the limitation of liability and indemnification of our officers and directors;

•        economic conditions affecting the staffing industry in which we operate;

•        maintaining our intellectual property rights and any potential litigation involving intellectual property rights;

•        our ability to anticipate and adapt to a developing market(s) and to technological changes;

•        acceptance by customers of any new services;

•        a competitive environment characterized by numerous, well-established and well-capitalized competitors;

•        the ability to develop and upgrade our technology and information systems and keep up with rapidly evolving industry standards;

•        any interruption in the supply of services;

•        discontinuance of support for our information systems from third party vendors;

•        significant fluctuations in our quarterly operating results;

•        the extent, liquidity, volatility and duration of any public trading market for our securities;

•        the resale of our securities could adversely affect the market price of our common stock and our Warrants and our ability to raise additional equity capital;

•        we may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares;

•        investors who purchase securities in this offering will experience immediate dilution as a result of this offering and may experience dilution as a result of future issuances by us;

•        the warrants in this offering are speculative in nature and holders of the warrants will not have rights of holders of our shares of common stock until such warrants are exercised;

•        management has broad discretion as to the use of proceeds from this offering; and

•        insiders, including significant stockholders, will continue to have substantial control over our company.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

•        being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•        an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•        reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

•        exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) December 31, 2026, (ii) the first fiscal year after our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

We were incorporated in Delaware under the name SeqLL Inc. on April 1, 2014. We have historically operated as a commercial-stage life science instrumentation and research services company engaged in development of scientific assets and novel intellectual property across multiple “Omics” fields. Pursuant to the Merger Agreement and the Asset Purchase Agreement, all of our current business operations will be sold to SeqLL Omics upon the completion of the Merger and this offering. Upon completion of the Merger and this offering, our business will be that of Atlantic and Lyneer, we will change our corporate name to “Atlantic International Corp.” and our corporate headquarters will be relocated to 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Our main telephone number at that address will be (201) 899-4470, and our website address will be changed to www.atlanticinternational.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING

Shares of common stock offered by us	[•] shares (or [•] shares if the underwriters’ over-allotment option is exercised in full), at an assumed public offering price of $[•] per share.
Pre-Funded Warrants offered by us

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase Pre-Funded Warrants to purchase up to [•] shares of our common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of common stock and accompanying warrants to purchase common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share of common stock. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such Pre-Funded Warrants. See “Description of the Securities We are Offering — Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants.

Each Pre-Funded Warrant is exercisable for one share of our common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its Pre-Funded Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Warrants offered by us

Warrants to purchase up to [•] shares of our common stock (or [•] shares if the underwriters’ option to purchase additional shares and accompanying warrants is exercised in full). Each share of our common stock, or Pre-Funded Warrant in lieu thereof, is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an exercise price of $[•] per share (120% of the public offering price per share of common stock and accompanying warrant sold in this offering), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such warrants.

Over-allotment option to purchase additional shares and accompanying warrants

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional [•]shares of common stock and accompanying warrants to purchase up to [•] shares of common stock at the public offering price, less the underwriting discounts and commissions

Shares of common stock outstanding prior to the Merger and this offering	[•] shares.
Shares of common stock outstanding after the Merger and this offering

[•] shares (assuming no sale of any Pre-Funded Warrants), or [•] shares if the underwriters’ option to purchase additional shares and accompanying warrants is exercised in full, assuming none of the warrants to purchase common stock issued in this offering are exercised.

Use of proceeds

We estimate that our net proceeds from the sale of shares of our common stock in this offering will be approximately $[•], based on assumed gross proceeds of approximately $75,000,000 (or approximately $86,250,000 if the underwriters’ option to purchase additional shares of our common stock from us is exercised in full) and an assumed public offering price of $[•] per share and accompanying warrant, which is the median of the range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $[•] payable by us. We plan to use $60,000,000 of the net proceeds to fund the Cash Consideration payable to IDC and Lyneer Management in the Merger. The balance of the net proceeds will be used for potential acquisitions of businesses and/or products that complement and augment our business and for working capital to finance our future operations, including general corporate purposes, general and administrative expenses, capital expenditures and compensation, including bonuses, deferred compensation and payment of consultants and professionals. See “Use of Proceeds.”

Risk factors

The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 11 and the other information included in this prospectus.

Market symbols and trading

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SQL.” In connection with the proposed Merger, we have applied to list our common stock and the warrants offered hereby under the symbols “ATL” and “ATLW,” respectively, upon consummation of the Merger and this offering. There is no established trading market for the warrants or Pre-Funded Warrants and an active trading market for our common stock and warrants may not develop or be sustained. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Lock-ups

We, our directors and executive officers, and the holder of 5% or more of the outstanding shares of our common stock will enter into customary “lock-up” agreements pursuant to which such persons and entities will agree, for a period of 180 days after the closing of this offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any shares of common stock or any securities convertible into or exchangeable for our common stock. See “Underwriting — Lock-Up Agreements.”

The number of shares of our common stock outstanding after the Merger and this offering is based on 408,423 shares of our common stock outstanding as of June 30, 2023 and (i) gives effect to the issuance of [•] shares of common stock subsequent to June 30, 2023, including [•] shares in connection with the consummation of the Merger concurrently with the closing of this offering, assuming a public offering price of $[•] per share and accompanying warrant in this offering, and 16,265 shares of common stock issued upon the vesting of restricted stock units upon consummation of the Merger, (ii) assumes no issuance of Pre-Funded Warrants in this offering and (iii) excludes as of such date:

•        74,881 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $28.22 per share;

•        129,065 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $136.34 per share; and

•        a number of shares of our common stock equal to up to 20% of the number of shares of our common stock issued and outstanding upon the completion of the Merger and this offering, to be reserved for issuance under our 2023 Equity Incentive Plan, under which we will issue to certain of our new executive officers, directors and consultants a number of restricted stock units equal to approximately 12.5% of the number of shares of our common stock issued and outstanding upon the completion of the Merger and this offering.

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND
OPERATING DATA OF LYNEER

Concurrently with the closing of this offering we will complete the Merger in a transaction with a total purchase price of approximately $[•] based on an assumed public offering price of $[•] per share of common stock and accompanying warrant in this offering. The Merger will be treated as a reverse merger for accounting purposes under U.S. GAAP with Lyneer as the accounting acquirer and our company as the accounting acquiree. As a result, our consolidated financial statements included in this prospectus include those of Lyneer. In connection with the closing of this offering and the Merger, we will sell our existing assets, other than cash and cash equivalents, which will be distributed to our pre-Merger stockholders in connection with the Merger, to SeqLL Omics for nominal consideration. As a result, the operations of our pre-Merger business are not reflected in such financial statements.

The selected financial data presented below should be read in conjunction with the financial statements of Lyneer, the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lyneer” and the other information contained in this prospectus.

The summary of historical financial data for the year ended December 31, 2022, the Successor Period ended December 31, 2021 and the Predecessor Period ended August 30, 2021 and the balance sheet data as of December 31, 2022 and 2021, are derived from audited financial statements of Lyneer included elsewhere in this prospectus. The summary historical financial data for the six months ended June 30, 2023 and 2022 and the balance sheet data as of June 30, 2023 are derived from Lyneer’s unaudited financial statements included elsewhere in this prospectus.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year, nor future periods.

	Year ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 1, 2020 to August 30, 2021	Six Months Ended June 30,
				2023	2022
				(unaudited)
Statement of Operations Data
Service revenue, net	$441,544,117	$163,115,903	$261,915,198	$187,392,724	$211,989,519
Total cost of revenue	387,338,567	143,261,242	227,361,772	164,708,406	185,681,114
Gross profit	54,205,550	19,854,661	34,553,426	22,684,318	26,308,405
Total operating expenses	48,226,142	60,880,439	29,257,962	23,350,078	23,823,619
Income (loss) from operations	5,979,408	(41,025,778)	5,295,464	(665,760)	2,484,786
Interest expense	10,008,896	1,974,868	1,758,959	7,723,033	3,924,911
Net (loss) income before taxes	(4,029,488)	(43,000,646)	3,536,505	(8,388,793)	(1,440,125)
Income Tax (benefit) expense	(808,430)	330,392	1,003,765	(2,444,418)	(273,091)
Net (loss) income	$(3,221,058)	$(43,331,038)	$2,532,740	$(5,944,375)	$(1,167,034)
	December 31, 2022	December 31, 2021	June 30, 2023
			(unaudited)
Balance Sheet Data
Cash and cash equivalents	$1,716,161	$353,894	$592,054
Working capital(1)	48,923,418	64,908,634	29,236,989
Total assets	126,307,512	138,822,709	110,549,128
Total liabilities	153,610,009	160,682,426	141,445,997
Mezzanine capital	10,165,000	9,900,000	10,414,375
Members (deficit)	(37,467,497)	(31,759,717)	(41,311,244)

____________

(1)      Working capital represents total current assets less total current liabilities.

ADJUSTED EARNINGS BEFORE INTEREST, TAX,
DEPRECIATION, AND AMORTIZATION (“ADJUSTED EBITDA”) OF LYNEER

Adjusted EBITDA is measured by taking net income as reported in accordance with GAAP, excluding interest expense, taxes, depreciation and intangible amortization, goodwill impairment charges, change in fair value of contingent consideration liabilities, severance and salary reductions for staff positions eliminated and not replaced and transaction costs booked through Lyneer’s consolidated statements of operations. The following is a reconciliation of Lyneer’s net income in accordance with GAAP to EBITDA and adjusted EBITDA for the year ended December 31, 2022 and the six-month periods ended June 30, 2023 and 2022:

	Year ended December 31, 2022	Six Months Ended June 30,
		2023	2022	Change
Net (loss) income	$(3,221,058)	$(5,944,375)	$(1,167,034)	$(4,777,341)
Interest expense	10,008,896	7,723,033	3,924,911	3,798,122
Income tax expense (benefit)	(808,430)	(2,444,418)	(273,091)	(2,171,327)
Depreciation and amortization	5,065,511	2,520,804	2,519,873	931
Earnings before interest, taxes, depreciation and amortization	$11,044,919	$1,855,044	$5,004,659	$(3,149,615)
Non-recurring adjustments from operations
Change in fair value of contingent consideration liabilities(1)	894,133	(500,000)	447,067	(947,067)
Salary reductions & severance for staff not replaced(2)	2,755,943	625,200	—	625,200
Transaction costs(3)	—	2,222,876	—	2,221,722
Total non-recurring adjustments from operations	3,650,076	2,348,076	447,067	1,901,009
Adjusted EBITDA	$14,694,995	$4,203,120	$5,451,726	$(1,248,606)

____________

(1)      The fair value of contingent consideration is determined by gross profit projections which fluctuate based on market conditions.

(2)      Adjustment to account for reductions in force and associated severance costs for non-revenue generating employee positions during the year ended December 31, 2022 and the six months ended June 30, 2023. These actions were taken as a response to the COVID-19 pandemic and Lyneer believes the costs to be non-recurring.

(3)      Legal, accounting and advisory costs incurred in relation to the Merger transaction.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lyneer” beginning on page 40 for additional discussion of Lyneer’s EBITDA and adjusted EBITDA.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including Lyneer’s financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. The risk factors related to the Merger are the risks directly related to the Merger and the integration of Lyneer with our company to the extent presently known. The risks below also include forward-looking statements, and actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Concerning Forward-Looking Statements” beginning on page 31. The risks and uncertainties described in this prospectus are not the only risks that we will encounter. Additional risks and uncertainties not presently known to us Atlantic or Lyneer or that we, Atlantic or Lyneer currently consider immaterial may also impair Atlantic’s or Lyneer’s business operations or our business operations after the Merger. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to the Merger

Neither Atlantic nor Lyneer is a publicly-traded company, making it difficult to determine the fair market value of those companies.

The outstanding capital stock of Atlantic and equity interests of Lyneer are privately held and are not currently traded on any public market, which makes it difficult to determine the fair market value of Atlantic and Lyneer. There can be no assurance that the Merger Consideration we will pay to the Sellers will not be more than the aggregate value of Atlantic and Lyneer.

The fairness opinion obtained by our board of directors from its independent financial advisor will not reflect subsequent changes.

In connection with the Merger, McKim & Company LLC, the independent financial advisor to our board of directors, delivered to the board of directors an opinion dated May 22, 2023 to the effect that as of that date, and based upon and subject to the various considerations set forth in the opinion, the Merger Consideration to be paid by us pursuant to the Merger Agreement was fair, from a financial point of view, to our stockholders. The opinion does not reflect changes that may occur or that have occurred after the date of the opinion, including changes to the operations and prospects of our company, Atlantic or Lyneer, changes in the market prices of our common stock, changes in general market or economic conditions, or regulatory or other factors. Any such changes, or changes of other factors on which the opinion is based, may materially alter or affect the relative values of our company, Atlantic and Lyneer and the value of the Merger Consideration payable to the Sellers.

We, Atlantic and Lyneer have incurred and expect to continue to incur substantial transaction-related costs in connection with the Merger.

We, Atlantic and Lyneer have incurred, and expect to continue to incur, a number of non-recurring transaction-related costs associated with completing the Merger. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs. Additional unanticipated costs may be incurred, which may be higher than expected and could have a material adverse effect on our business, financial condition and operating results after consummation of this offering and the Merger.

Our ability to use our federal net operating loss carryforwards and certain other tax attributes following the Merger may be limited.

As of June 30, 2023, we had federal net operating loss carryforwards of approximately $19.0 million. The available net operating loss carryforwards, if not utilized by us to offset taxable income in subsequent taxable periods, will begin to expire in 2034, except for certain net operating losses that can be carried forward indefinitely. Under the Internal Revenue Code and the Treasury Regulations promulgated thereunder, certain ownership changes could limit a corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset its federal taxable income in subsequent taxable periods.

An “ownership change” (generally a 50% change in equity ownership over a three-year period) under Section 382 of the Code could limit our ability to utilize our net operating loss carryforwards to offset, post-change, our U.S. federal taxable income. Section 382 of the Code imposes an annual limitation on the amount of post-ownership change federal taxable income a corporation may offset with pre-ownership change net operating loss carryforwards. We believe the Merger may cause an ownership change of our company that could limit our ability to utilize our pre-Merger net operating loss carryforwards, and as a result, increase our federal income tax liability in subsequent taxable periods.

We may not realize the expected benefits of the Merger.

While our existing business is expected to be sold concurrently with the Merger, to be successful after the Merger, we will need to combine and integrate the assets of Atlantic and the operations of Lyneer. Integration will require substantial management attention and resources and could detract attention and resources from the day-to-day business of our company. We could encounter difficulties in the integration process, such as:

•        the inability to successfully combine Lyneer’s business and Atlantic’s assets in a manner that permits us to achieve, on a timely basis, if at all, the anticipated benefits of the Merger;

•        complexities associated with managing the combined businesses, including difficulty addressing possible differences in corporate cultures and management philosophies in a seamless manner that minimizes any adverse impact on customers, clients, employees, lenders, and other constituencies;

•        the loss of key employees, customers, suppliers, vendors and partners;

•        insufficient capital and liquidity to achieve our business plan;

•        the inability of the combined company to meet its cost expectations

•        performance shortfalls as a result of the diversion of management’s attention caused by completing the Merger; and

•        potential unknown liabilities and unforeseen increased expenses or delays associated with the Merger.

If we cannot integrate Lyneer’s business successfully with the management and assets of Atlantic, we may fail to realize the expected benefits of the Merger. In addition, there is no assurance that all of the goals and anticipated benefits of the Merger will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that neither we nor Atlantic or Lyneer controls. These factors include such things as the reactions of third parties with whom contracts are entered into and with which business is undertaken and the reactions of investors and analysts.

In addition, we, Atlantic and Lyneer have operated and, until the completion of the Merger, will continue to operate independently. It is possible that the integration process could result in diversion of the attention of each company’s management that could adversely affect each company’s ability to maintain any outside business relationships and our ability to achieve the anticipated benefits of the Merger, or could reduce each company’s operating results or otherwise adversely affect our business and financial results following the Merger.

Future results following the Merger may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma financial information contained in this prospectus is presented for purposes of replacing our historical consolidated financial statements with the historical financial statements of Lyneer, as adjusted to give effect to the Merger, and is not necessarily indicative of the financial condition or results of operations of the business following the Merger. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition and results of operations following the Merger. Any change in our financial condition or results of operations may cause significant variations in the price of our common stock. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We may not realize anticipated growth opportunities.

We expect that we will realize growth opportunities and other financial and operating benefits as a result of the Merger; however, we cannot predict with certainty if or when these growth opportunities and benefits will occur, or the extent to which they actually will be achieved.

Following the completion of this offering, Atlantic’s and Lyneer’s existing stockholders will control our company, and their interests may conflict with yours in the future.

Immediately following the closing of this offering, Atlantic’s and Lyneer’s existing stockholders will own more than a majority of the outstanding shares of our common stock. Each share of our common stock initially entitles its holder to one vote on all matters presented to stockholders generally. Accordingly, those owners, if voting in the same manner, will be able to control the election and removal of the majority of our directors and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of the articles and by-laws and other significant corporate transactions of our company for so long as they retain significant ownership. This concentration of ownership may delay or deter possible changes in control of our company, which may reduce the value of an investment in our common stock. So long as Atlantic’s and Lyneer’s existing stockholders continue to own a significant amount of the combined voting power, even if such amount is less than 50%, they will continue to be able to strongly influence or effectively control decisions of our company.

We have failed to maintain a minimum bid price for our Nasdaq listing and we may be unable to satisfy Nasdaq listing requirements in the future, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

On June 21, 2022, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq informing us that our common stock was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) based on the closing bid price of our common stock for the 30 consecutive business days prior to the date of notice from Nasdaq.

On December 20, 2022, we received notice from Nasdaq indicating that, while we had not regained compliance with the Bid Price Requirement, Nasdaq had determined that we were eligible for an additional 180-day period, or until June 19, 2023, to regain compliance. According to the notification from Nasdaq, the Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly held securities and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement, and (ii) our written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

On June 20, 2023, we received a determination letter from the Staff stating that we had not regained compliance with the Bid Price Requirement and that, accordingly, our securities will be delisted from the Nasdaq Capital Market. In that regard, unless we request an appeal of this determination, trading of our securities will be suspended at the opening of business on June 29, 2023, and a Form 25-NSE will be filed with the SEC that would remove our securities from listing and registration on The Nasdaq Stock Market. On June 26, 2023, we appealed the Staff’s determination, and on July 17, 2023, we received notice from Nasdaq that we were granted an additional extension to September 15, 2023 to regain compliance with the minimum bid price requirement.

In connection with the proposed Merger, on June 14, 2023, we also re-applied for listing of our shares and warrants on the Nasdaq Capital Market. While it is a condition to the Merger for us to have our shares and warrants listed on Nasdaq upon consummation of the Merger and of this offering, we must meet Nasdaq’s initial listing requirements to do so. There can be no assurance that we will regain compliance with the Nasdaq minimum bid price requirement in a timely manner or that our re-listing application will be approved. Even if our securities are listed on Nasdaq following the Merger and this offering, we may be unable to maintain the listing of our securities in the future.

If we fail to maintain the listing requirements of Nasdaq and our securities are delisted, or if our re-listing application is not approved, there could be significant material adverse consequences to us, including:

•        the possibility that Atlantic or Lyneer will terminate the Merger Agreement due to our failure to meet a material condition to the consummation of the Merger, which condition may, but is unlikely to, be waived by Atlantic or Lyneer;

•        a limited availability of market quotations for our securities;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

The Merger will result in changes to our board of directors and management that may affect the strategy and operations of the combined company as compared to that of Atlantic and Lyneer as they currently exist.

Upon completion of the Merger, the composition of our board of directors and management team will change. Upon completion of the Merger, our board of directors will be comprised of six members with a seventh director who is expected to have industry experience to be appointed by the board of directors following the closing of the Merger and this offering. Our board of directors currently consists of four members, and effective on closing of the Merger, all but one of the members of our board of directors, David Pfeffer, are anticipated to resign and additional board members designated by Atlantic and Lyneer will be appointed to our board of directors.

There is no assurance that our newly-constituted board of directors and new management will function effectively as a team or be able to execute our new business plan and operations to maximize profitability, and that there will not be any adverse effect on our business as a result.

Uncertainties associated with the Merger may cause a loss of Atlantic and Lyneer management personnel and other key employees that could adversely affect our future business and operations following the Merger.

Upon consummation of the Merger, the combined company will be dependent on the experience and industry knowledge of Atlantic’s and Lyneer’s current officers and other key employees to execute our business plans. Our success after the Merger will depend in part upon our ability to retain key management personnel and other key employees of both Atlantic and Lyneer as well as upon the ability of our new management to execute operationally after the Merger. Lyneer’s and, to a lesser extent, Atlantic’s current and prospective employees may experience uncertainty about their roles within our company following the Merger or other concerns regarding our operations following the Merger, any of which may have an adverse effect on our ability to attract or retain key management and other key personnel. Accordingly, no assurance can be given that each of Lyneer and Atlantic will be able to attract or retain key management personnel and other key employees until the Merger is consummated or following the Merger to the same extent that Lyneer and Atlantic have previously been able to attract or retain such employees.

We will continue to incur substantial costs and obligations as a result of being a public company.

As a publicly-traded company, we will continue to incur significant legal, accounting and other expenses that neither Atlantic nor Lyneer was required to incur in the recent past. In addition, laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect that the amount of time and requirements to comply with these rules and regulations will continue to increase and that the legal and financial costs that the combined company will incur will increase compared to the costs that we previously incurred and could lead to a diversion of management time and attention from revenue-generating activities.

Following the Merger, we may issue additional shares or other equity securities without your approval, which would dilute your ownership interest in our company and may depress the market price of our common stock.

We may issue additional shares or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants without stockholder approval in a number of circumstances.

The issuance of additional shares or other equity securities could have one or more of the following effects:

•        Our existing stockholders’ proportionate ownership interest will decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding share may be diminished; and

•        the market price of our shares may decline.

If our performance following the Merger does not meet market expectations, the price of our securities may decline.

If our performance following the Merger does not meet market expectations, the price of our common stock may decline. The market value of our common stock at the time of the Merger may vary significantly from the price of our common stock on the date the Merger Agreement was executed, the date of this prospectus, or the date on which our stockholders vote on the Merger. Because the number of shares of our common stock issued as consideration in the Merger will not be adjusted to reflect any changes in the market price of our common stock, the value of our common stock issued in the Merger may be higher or lower than the values of our shares on earlier dates.

In addition, following the Merger, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. Prior to the Merger, there has not been a public market for the equity interests of Atlantic or Lyneer, and there has been no trading in the equity securities of either company. Accordingly, the valuation ascribed to the equity securities of our company, Atlantic and Lyneer in the Merger may not be indicative of the price that will prevail in the trading market following the Merger. If an active market for the shares of our common stock continues, the trading price of our shares following the Merger could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of our common stock following this offering may include:

•        actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        the success of competitors;

•        our operating results failing to meet market expectations in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning us or the staffing industry and market in general;

•        operating and share price performance of other companies that investors deem comparable to us;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving our company;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of our shares available for public sale;

•        any significant change in our board or management;

•        sales of substantial amounts of shares by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of our common stock irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for technology, bitcoin mining or sustainability-related stocks or the stocks of other companies that investors perceive to be similar to our company could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The market price of our common stock may be affected by factors different from those affecting Atlantic’s common stock or Lyneer’s equity securities prior to consummation of the Merger.

Our historical business differs from that of Atlantic’s and Lyneer’s business. Accordingly, the results of operations of the combined company and the market price of our common stock may be affected by factors different from those that previously affected the independent results of operations of Lyneer.

While we expect that we will sell substantially all of our current operations, including all of our operating assets and most of our liabilities, to SeqLL Omics pursuant to the Asset Purchase Agreement upon the closing of the Merger, there may be certain liabilities that cannot be transferred.

Pursuant to the Asset Purchase Agreement, we will transfer all of our current operating assets and liabilities, other than our liabilities under an outstanding promissory note in the principal amount of $1,375,000 and our office lease payment obligations for one year, to SeqLL Omics upon the closing of the Merger. However, if we are unable to transfer certain liabilities, such as certain tax liabilities, we will remain obligated for such liabilities. Depending on the timing of any such claim and the amount of such claim, the Asset Purchase Agreement may not provide adequate remedies for such claims and we may remain obligated for such liabilities.

Our ability and the ability of Atlantic and Lyneer to successfully effect the Merger and successfully operate the business thereafter will depend largely upon the efforts of certain key personnel, including the key personnel of Atlantic and Lyneer, all of whom we expect to stay with us following the Merger. The loss of such key personnel following the Merger could adversely affect the operations and profitability of our business.

The ability of Atlantic, Lyneer and our company to recognize certain benefits of the Merger and successfully operate our business following the Merger will depend upon the efforts of certain key personnel of Atlantic and Lyneer. Although we, Atlantic and Lyneer expect all of such key personnel to remain with us following the Merger, the unexpected loss of key personnel may adversely affect our operations and profitability and would require us to recruit a new leadership team. In addition, our future success depends, in part, on our ability to identify and retain key personnel to succeed senior management in an expedient matter. Furthermore, while we have closely scrutinized the skills, abilities and qualifications of the key Atlantic and Lyneer personnel that will be employed by us, our assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities we expect or those necessary to manage a public company, the operations and profitability of our business may be negatively impacted.

Following this offering, our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of our company, our share price would likely be less than that which would be obtained if we had such coverage and the liquidity, or trading volume of our shares may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover our company, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on our company downgrades our shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

Subsequent to the consummation of the Merger, we may be required to take write-downs or write-offs, restructuring and impairment or other charges, including goodwill, that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although we conducted a due diligence examination of Atlantic and Lyneer and their respective subsidiaries, we cannot assure you that this examination revealed all material issues that may be present in the business of those companies, or that factors outside of our, Atlantic’s and Lyneer’s control will not later arise. As a result, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we may report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

We may be subject to securities litigation, which is expensive and could divert management attention.

Following this offering, our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

Risks Related to Lyneer’s Business

Lyneer operates in an intensely competitive and rapidly changing business environment, and there is a substantial risk that its services could become obsolete or uncompetitive.

The markets for Lyneer’s services are highly competitive. Lyneer’s markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, Lyneer faces competition from a number of sources, including other executive search firms and professional search, staffing and consulting firms. Several of Lyneer competitors have greater financial and marketing resources than Lyneer does. New and current competitors are aided by technology, and the market has low barriers to entry and similarly such technologies have allowed employers to find workers without the help of traditional agencies. Specifically, the increased use of the internet may attract technology-oriented companies to the professional staffing industry. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company.

Lyneer’s future success will depend largely upon its ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than Lyneer’s services. In addition, Lyneer believes that, with continuing development and increased availability of information technology, the industries in which Lyneer competes may attract new competitors. If Lyneer’s capabilities and technologies become obsolete or uncompetitive, its related sales and revenue would decrease. Due to competition, Lyneer may experience reduced margins on its services, loss of market share, and loss of customers. If Lyneer is not able to compete effectively with current or future competitors as a result of these and other factors, Lyneer’s business, financial condition and results of operations could be materially adversely affected.

Lyneer faces risks associated with litigation and claims.

Lyneer and certain of its subsidiaries may be named as defendants in lawsuits from time to time that could cause them to incur substantial liabilities. Lyneer and certain of its subsidiaries are currently defendants in several actual or asserted class and representative action lawsuits brought by or on behalf of their current and former employees alleging violations of federal and state law with respect to certain wage and hour related matters, among other claims. The various claims made in one or more of such lawsuits include, among other things, the misclassification of certain employees as exempt employees under applicable law, failure to comply with wage statement requirements, failure to compensate certain employees for time spent performing activities related to the interviewing process, and other related wage and hour violations. Such suits seek, as applicable, unspecified amounts for unpaid overtime compensation, penalties, and other damages, as well as attorneys’ fees. While all of Lyneer’s existing material litigation are subject to pending settlement approvals by the applicable courts, there can be no assurance that such settlements will be approved by the courts. As a result, it is not possible to predict the outcome of these lawsuits. Notwithstanding the proposed settlements, these lawsuits, and future lawsuits that may be brought against Lyneer or its subsidiaries, may consume substantial amounts of Lyneer’s financial and managerial resources and might result in adverse publicity, regardless of the ultimate outcome of the lawsuits. An unfavorable outcome with respect to these lawsuits and any future lawsuits or regulatory proceedings could, individually or in the aggregate, cause Lyneer to incur substantial liabilities or impact its operations in such a way that may have a material adverse effect upon Lyneer’s business, financial condition or results of operations. In addition, an unfavorable outcome in one or more of these cases could cause Lyneer to change its compensation plans for its employees, which could have a material adverse effect upon Lyneer’s business. See “Information About Lyneer — Legal Proceedings.”

Lyneer’s revenue can vary because its customers can terminate their relationship with them at any time with limited or no penalty.

Lyneer focuses on providing mid-level professional and light industrial personnel on a temporary assignment-by-assignment basis, which customers can generally terminate at any time or reduce their level of use when compared with prior periods. To avoid large placement agency fees, large companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Lyneer’s business is also significantly affected by its customers’ hiring needs and their views of their future prospects. Lyneer’s customers may, on very short notice, terminate, reduce or postpone their recruiting assignments with Lyneer and, therefore, affect demand for its services. As a result, a significant number of Lyneer’s customers can terminate their agreements at any time, making Lyneer particularly vulnerable to a significant decrease in revenue within a short period of time that could be difficult to quickly replace. This could have a material adverse effect on Lyneer’s business, financial condition and results of operations.

Most of Lyneer’s contracts do not obligate its customers to utilize a significant amount of Lyneer’s staffing services and may be cancelled on limited notice, so Lyneer’s revenue is not guaranteed. Substantially all of Lyneer’s revenue is derived from multi-year contracts that are terminable for convenience. Under Lyneer’s multi-year agreements, Lyneer contracts to provide customers with staffing services through work or service orders at the customers’ request. Under these agreements, Lyneer’s customers often have little or no obligation to request Lyneer’s staffing services. In addition, most of Lyneer’s contracts are cancellable on limited notice, even if Lyneer is not in default under the contract. Lyneer may hire employees permanently to meet anticipated demand for services under these agreements that may ultimately be delayed or cancelled. Lyneer could face a significant decline in revenues and its business, financial condition or results of operations could be materially adversely affected if:

•        Lyneer sees a significant decline in the staffing services requested under its service agreements; or

•        Lyneer’s customers cancel or defer a significant number of staffing requests; or Lyneer’s existing customer agreements expire or lapse and it cannot replace them with similar agreements.

Lyneer has client concentration and the loss of a significant client could adversely affect Lyneer’s business operations and operating results.

Lyneer has one client that represented approximately 17% of Lyneer’s 2022 revenues. For the six-month periods ended June 30, 2023 and 2022, this same client accounted for approximately 16% and 19% of Lyneer’s revenues, respectively. No other customer accounted for more than 10% of Lyneer’s revenues in either period. The client’s contract with Lyneer consists of a master service agreement (“MSA”) for temporary employee services with various customer locations entering into separate service annexes. None of the revenues from a specific location exceeded 5% of the aggregate revenue associated with the client. The current term of the MSA expires in January 2025 and automatically renews for one-year subsequent terms. However, the client may terminate the agreement for convenience at any time, subject to any accrued payment obligations. If this client were to terminate its relationship with Lyneer, Lyneer would face a material decrease in revenues if it is unable to replace the client’s lost revenues. This, in turn, would be expected to have a material adverse effect on Lyneer’s business and financial condition.

Lyneer could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of its business, Lyneer stores, processes and transmits a large amount of data, including personnel and payment information, about its employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. In doing so, Lyneer relies on its own technology and systems, and those of third-party vendors it uses for a variety of processes. Lyneer and its third-party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by Lyneer’s employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

While Lyneer maintains cyber insurance with respect to many such claims and has provisions of agreements with third-parties that detail security obligations and typically have indemnification obligations related to the same, any such unauthorized disclosure, loss or breach could harm Lyneer’s reputation and subject Lyneer to government sanctions and liability under its contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices that Lyneer and its third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which Lyneer provides services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to Lyneer’s reputation in the marketplace. Following consummation of the Merger, our board of directors and its audit committee will consult with Lyneer’s management and will be briefed by, and receive appropriate recommendations from, management on matters associated with regulatory compliance and security.

Lyneer has been and may be exposed to employment-related claims and losses, including class action lawsuits that could have a material adverse effect on its business.

Lyneer employs people internally and in the workplaces of other businesses. Many of these individuals have access to customer information systems and confidential information. The risks of these activities include possible claims relating to:

•        discrimination and harassment;

•        wrongful termination or denial of employment;

•        violations of employment rights related to employment screening or privacy issues;

•        classification of temporary workers;

•        assignment of illegal aliens;

•        violations of wage and hour requirements;

•        retroactive entitlement to temporary worker benefits;

•        errors and omissions by Lyneer’s temporary workers;

•        misuse of customer proprietary information;

•        misappropriation of funds;

•        damage to customer facilities due to negligence of temporary workers; and

•        criminal activity.

Lyneer may incur fines and other losses or negative publicity with respect to these problems. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There can be no assurance that the corporate policies Lyneer has in place to help reduce its exposure to these risks will be effective or that Lyneer will not experience losses as a result of these risks. There can also be no assurance that the insurance policies Lyneer has purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in amount or scope of coverage.

Long-term contracts do not comprise a significant portion of Lyneer’s revenue.

Because long-term contracts are not a significant part of Lyneer’s staffing services business, future results cannot be reliably predicted by considering past trends or extrapolating past results. Additionally, Lyneer’s clients will frequently enter nonexclusive arrangements with several firms, which the client is generally able to terminate on short notice and without penalty. The nature of these arrangements further exacerbates the difficulty in predicting Lyneer’s future results.

Lyneer may be unable to find sufficient candidates for its talent solutions business.

Lyneer’s talent solutions services business consists of the placement of individuals seeking employment. There can be no assurance that candidates for employment will continue to seek employment through Lyneer. Candidates generally seek contract or permanent positions through multiple sources, including Lyneer and its competitors. Before the COVID-19 pandemic, unemployment in the U.S. was at historic lows and during the second half of 2021, as the economy recovered, competition for workers in a number of industries became intense. When unemployment levels are low, finding sufficient eligible candidates to meet employers’ demands is more challenging. Although unemployment has risen in some areas in which Lyneer operates, talent shortages have persisted in a number of disciplines and jurisdictions. Any shortage of candidates could materially adversely affect Lyneer’s business or financial condition.

Lyneer’s growth of operations could strain its resources and cause its business to suffer.

While Lyneer plans to continue growing its business organically through expansion, sales efforts, and strategic acquisitions, while maintaining tight controls on its expenses and overhead, lean overhead functions combined with focused growth may place a strain on its management systems, infrastructure and resources, resulting in internal control failures, missed opportunities, and staff attrition that could have a negative impact on its business and results of operations.

Lyneer is dependent on its management personnel and employees, and a failure to attract and retain such personnel could harm its business.

Lyneer is engaged in the services business. As such, its success or failure is highly dependent upon the performance of its management personnel and employees, rather than upon tangible assets (of which Lyneer has few). There can be no assurance that Lyneer will be able to attract and retain the personnel that are essential to its success.

Lyneer’s debt instruments contain covenants that could limit its financing options and liquidity position, which would limit its ability to grow its business.

Covenants in Lyneer’s debt instruments impose operating and financial restrictions on Lyneer. These restrictions prohibit or limit its ability to, among other things:

•        pay cash dividends to its stockholders, subject to certain limited exceptions;

•        redeem or repurchase its common stock or other equity;

•        incur additional indebtedness;

•        permit liens on assets;

•        make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution);

•        sell, lease, license, lend or otherwise convey an interest in a material portion of our assets; and

•        sell or otherwise issue shares of its common stock or other capital stock subject to certain limited exceptions.

Lyneer’s failure to comply with the restrictions in its debt instruments could result in events of default, which, if not cured or waived, could result in Lyneer being required to repay these borrowings before their due date. The holders of Lyneer’s debt may require fees and expenses to be paid or other changes to terms in connection with waivers or amendments. If Lyneer is forced to refinance these borrowings on less favorable terms, Lyneer’s results of operations and financial condition could be adversely affected by increased costs and rates. In addition, these restrictions may limit its ability to obtain additional financing, withstand downturns in its business or take advantage of business opportunities.

While Lyneer’s historical financial statements report net losses primarily as a result of its accounting for its acquisition by IDC in August 2021, there can be no assurance of profitability post-Merger.

Lyneer has reported net losses of $5,944,375 and $1,167,034 for the six-month periods ended June 30, 2023 and 2022, respectively, and $3,221,058 for the year ended December 31, 2022. The consolidated financial statements of Lyneer since August 31, 2021 reflect the post-acquisition activity of Lyneer since its acquisition by IDC, including pushdown accounting that reflects the combined lender liability and certain other indebtedness with IDC, which will be assumed by IDC as part of the Merger.

As described in the following risk factor, it is contemplated that upon completion of the Merger, there will be a split of the loan arrangements of IDC and Lyneer and that Lyneer will be responsible for only approximately $35 million of its current revolving credit facility after consummation of the Merger. As a result, we have included Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) of Lyneer starting at page 46, which reflects Adjusted EBITDA of $4,203,120 and $5,451,726 of Lyneer for the six-month periods ended June 30, 2023 and June 30, 2022, respectively, and $14,694,998 for the year ended December 31, 2022. While Lyneer will have substantially reduced interest payments and will report separately from IDC, there can be no assurance that Lyneer will operate profitably in the future.

Lyneer has a significant amount of debt obligations and its failure to pay such obligations when due could have a material adverse impact on Lyneer’s financial condition and long-term viability.

Lyneer’s existing debt obligations currently include all of the debt obligations of IDC as a co-borrower as all of the loan arrangements entered into by Lyneer and IDC provide that such parties are jointly and severally liable for the full amount of the indebtedness. At June 30, 2023, such indebtedness totaled $120,002,143. The joint indebtedness of Lyneer and IDC is made up of a revolving credit facility, a term loan and notes that are payable to the two prior owners of Lyneer. If IDC cannot, or does not, repay any portion of the debt owed by IDC, Lyneer could be responsible for repaying all of the outstanding obligations and Lyneer’s current operations may not be sufficient to be able to make all of the necessary payments. However, in connection with the closing of the Merger, it is contemplated that the term loan and the notes payable to the two prior owners of Lyneer, which amounted to approximately $53,941,000 in the aggregate at June 30, 2023, will either be paid in full or assumed by IDC and that Lyneer will have no further responsibility for such indebtedness. It is further expected that with respect to the revolving credit facility, IDC will assume sole responsibility for approximately $31 million principal amount of that facility and Lyneer will be remain solely responsible for the remaining approximately $35 million of that facility. The revolving credit facility has a balloon payment due at maturity in August 2025 and Lyneer will have to seek additional financing or to complete the sale of additional equity in order to pay or refinance its obligations under such facility at maturity if those obligations were to mature without having been refinanced prior to such time. Lyneer’s failure to obtain the necessary funds to repay the revolving credit facility or to refinance such facility could have a material adverse impact on Lyneer’s financial condition and long-term viability.

Lyneer is in default under its principal credit facilities and outstanding promissory notes and the failure to repay or cure such defaults could have a material adverse impact on Lyneer’s financial condition and long-term viability.

As described in the previous risk factor and elsewhere in this prospectus, Lyneer has entered into several debt facilities under which it is jointly and severally liable for repayment with its current parent, IDC. Lyneer was not in compliance with all covenants under its revolving credit facility as of June 30, 2023. On July 14, 2023, Lyneer received notice from the lender that it was in default under such facility due to Lyneer’s failure to repay a $14,919,145 over-advance on such facility. Further, on July 21, 2023, Lyneer received notice from the lender informing it that Lyneer may not make payments on its term loan with the lender until the over-advance payment default has been cured or waived.

As a result of such notification, Lyneer did not make subsequent payments due on the term loan. Furthermore, Lyneer did not make the principal and interest payments due on July 31, 2023 on its notes payable to the sellers of Lyneer to IDC as payments to any other debt holders was prohibited by the administrative agent of the lender. Lyneer is in discussions and negotiations to amend the borrowing base terms, as well as other acceptable remedies within a forbearance agreement from the lender of under its revolving credit facility. As set forth in the previous risk factor, it is contemplated that upon the closing of the Merger and this offering, the Lyneer notes payable to the sellers of Lyneer will be either paid in full or assumed by IDC and that Lyneer’s revolving credit facility will be amended so that Lyneer will be in compliance with the terms of such facility. However, there can be no assurance that such debt payments and modifications will be accomplished and any failure on the part of Lyneer to do so could have a material adverse impact on Lyneer’s financial condition and long-term viability. See “Management’s Discussion and Analysis of Financial Condition and Results of Operators of Lyneer.”

Lyneer’s results of operations can be negatively impacted by variable costs.

Lyneer’s results of operations can be negatively impacted by, among other things, changes in unemployment tax rates, changes in workers’ compensation insurance rates and claims relating to audits, and write-offs of uncollectible customer receivables.

Lyneer’s expansion and acquisition strategy may not be executed effectively.

Lyneer’s plan for strategic growth is dependent upon finding suitable acquisition targets and executing upon the transactions in a viable manner. Lyneer has not reached any definitive agreement with any acquisition targets, and Lyneer cannot assure you that it will consummate any acquisition on favorable terms or at all.

Risks Related to Atlantic’s Business

Atlantic’s lack of operating history.

Atlantic was formed in Delaware on October 6, 2022 as a special purpose vehicle (SPV) to acquire control of one or more reporting public companies. Atlantic has had no commercial operations other than raising funds in a private placement, organizational activities and negotiating with several entities for the acquisition of control of a public company and funding the transaction.

Therefore, Atlantic’s operations are subject to all of the risks inherent in the establishment of a new business, including the absence of an operating history.

Development stage company and lack of financial information.

Atlantic was recently formed and has been engaged in organization activities, a private financing, the negotiations for its merger with Lyneer and us and negotiations for this offering. As a result, there are no financial statements of Atlantic. The risks involving Atlantic’s business include the problems, expenses, difficulties and delays that could not be anticipated when Atlantic was formed.

Atlantic must avoid any conflicts of interest post-merger.

Following the Merger, the management of Atlantic will become our management. They will be required under corporate law to direct substantially all of their business time to that of our company, exclusive of any transaction that may not be a corporate opportunity for us. Therefore, the current management of Atlantic will be required, under their employment agreements with us, to direct substantially all of their business time to our affairs, and Atlantic is not expected to have significant revenues, if any, in the near future.

Risks of Atlantic’s roll-up strategy.

Atlantic’s proposed roll-up strategy, which, following the Merger will become our roll-up strategy and a growth strategy of our company, assumes, in part, that following the Merger, we will be able to convince smaller firms that they can increase their profitability and market share through an affiliation with us and the use of our infrastructure, systems and programs The strategy will be to purchase, or merge with, smaller businesses in the staffing industry, thus decreasing certain operating inefficiencies and increasing economics of sale. Should these assumptions be incorrect, Atlantic’s strategy is unlikely to succeed. We will depend upon the abilities of people who own the businesses we acquire, or on the managers they employ. In addition, we must be able to attract and retain qualified personnel at all levels of operations and maintain the same levels of quality control over our services as Lyneer currently offers its clients. Unless we are able to manage such expanded operations in a manner consistent with Lyneer’s present practice, Lyneer’s operations may be adversely affected. Although Atlantic’s senior management has extensive experience in managing acquired operations, there can be no assurance that any acquired operations will be profitable. Thus, there can be no assurance that we will be successful in Atlantic’s roll-up strategy, that such strategy will result in increased profits, or that following the Merger, we can obtain, on affordable terms, any additional financing that might be necessary to affect our growth strategy.

Atlantic’s strategy of growing our company through acquisitions may impact our business in unexpected ways.

Atlantic’s growth strategy for our company following the Merger involves acquisitions that will help us expand our service offerings and diversify our geographic footprint. It is expected that, following the Merger, we will continuously evaluate acquisition opportunities. However, there can be no assurance that we will be able to identify acquisition targets that complement our strategy and are available at valuation levels accretive to our business. Even if we are successful in acquiring additional entities, our acquisitions may subject our business to risks that may impact our results of operations, including:

•        our inability to integrate acquired companies effectively and realize anticipated synergies and benefits from the acquisitions;

•        the diversion of management’s attention to the integration of the acquired businesses at the expense of delivering results for the legacy business;

•        our inability to appropriately scale critical resources to support the business of the expanded enterprise and other unforeseen challenges of operating the acquired business as part of Lyneer’s operations;

•        our inability to retain key employees of the acquired businesses and/or inability of such key employees to be effective as part of Lyneer’s operations;

•        the impact of liabilities of the acquired businesses undiscovered or underestimated as part of the acquisition due diligence;

•        our failure to realize anticipated growth opportunities from a combined business, because existing and potential customers may be unwilling to consolidate their business with a single supplier or to stay with the acquirer post acquisition;

•        the impacts of cash on hand and debt incurred to finance acquisitions, thus reducing liquidity for other significant strategic objectives;

•        the internal controls over financial reporting, disclosure controls and procedures, corruption prevention policies, human resources and other key policies and practices of the acquired companies may be inadequate or ineffective;

•        as a public company, we are required to continue to comply with the rules and regulations of the SEC and Nasdaq in order to maintain our Nasdaq listing and, as a substantially larger company, we will require increased marketing, compliance, accounting and legal costs; and

•        notwithstanding the fact that any future acquisitions may or may not continue to operate as independent entities in their particular markets, keeping their own brand identity and management teams, we will, in all likelihood, require our lender’s approval under existing loan covenants.

General Risks Affecting Our Business

Our expansion and acquisition strategy may not be executed effectively.

Our plan for strategic growth is dependent upon finding suitable acquisition targets and executing upon the transactions in a viable manner. We have not reached any definitive agreement with any acquisition targets, and we cannot assure you that we will consummate any acquisition on favorable terms or at all.

Our future capital needs are uncertain and we may need to raise additional funds to support those needs.

We believe the net proceeds from this offering, together with our cash on hand and cash generated from operations, will enable us to fund our operations for at least 12 months. However, we expect to seek significant future financing, namely to:

•        financing our current operating expenses;

•        pursuing growth opportunities;

•        making capital improvements to improve our infrastructure;

•        hiring and retaining qualified management and key employees;

•        responding to competitive pressures;

•        complying with regulatory requirements; and

•        maintaining compliance with applicable laws.

We cannot assure you that we will be able to obtain additional funds on acceptable terms, or at all. Our ability to obtain additional financing will be subject to market conditions, our operating performance and investor sentiment, among other factors. If we raise additional funds by issuing equity or equity-linked securities, our stockholders may experience dilution. Future debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or equity financing may contain terms that are not favorable to us or our stockholders. Any of these factors could have a material adverse effect on growth strategy including any acquisition.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in substantial dilution for our current stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline further and existing stockholders may not agree with our financing plans or the terms of such financings.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and we ultimately could be forced to discontinue our operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares. Further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

The requirements of complying with the Exchange Act and the Sarbanes-Oxley Act may strain our resources and distract management.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, we have maintained a small accounting staff and use supplemental resources such as contractors and consultants to provide additional accounting and finance support. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight may be required. This effort may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge. Failure to properly hire, train and supervise the work of our accounting staff could lead to a material weakness in our control environment and our internal controls, including internal controls over financial reporting.

Disruption of critical information technology systems or material breaches in the security of our systems could harm our business, customer relations and financial condition.

Information technology (“IT”) helps us to operate efficiently, interface with customers, maintain financial accuracy and efficiently and accurately produce our financial statements. IT systems are used extensively in virtually all aspects of our business, including sales forecast, order fulfilment and billing, customer service, logistics, and management of data from running samples on our products. Our success depends, in part, on the continued and uninterrupted performance of our IT systems. IT systems may be vulnerable to damage from a variety of sources, including telecommunications or network failures, power loss, natural disasters, human acts, computer viruses, computer denial-of-service attacks, unauthorized access to customer or employee data or company trade secrets, and other attempts to harm our systems. Certain of our systems are not redundant, and our disaster recovery planning is not sufficient for every eventuality. Despite any precautions we may take, such problems could result in, among other consequences, disruption of our operations, which could harm our reputation and financial results.

If we do not allocate and effectively manage the resources necessary to build and sustain the proper IT infrastructure, we could be subject to transaction errors, processing inefficiencies, loss of customers, business disruptions or loss of or damage to intellectual property through security breach. If our data management systems do not effectively collect, store, process and report relevant data for the operation of our business, whether due to equipment malfunction or constraints, software deficiencies or human error, our ability to effectively plan, forecast and execute our business plan and comply with applicable laws and regulations will be impaired, perhaps materially. Any such impairment could materially and adversely affect our reputation, financial condition, results of operations, cash flows and the timeliness with which we report our internal and external operating results.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our employees, on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our IT infrastructure may be vulnerable to attacks by hackers, computer viruses, malicious codes, unauthorized access attempts, and cyber- or phishing-attacks, or breached due to employee error, malfeasance, faulty password management or other disruptions. Third parties may attempt to fraudulently induce employees or other persons into disclosing usernames, passwords or other sensitive information, which may in turn be used to access our IT systems, commit identity theft or carry out other unauthorized or illegal activities. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disruption of our operations and damage to our reputation, which could divert our management’s attention from the operation of our business and materially and adversely affect our business, revenues and competitive position. Moreover, we may need to increase our efforts to train our personnel to detect and defend against cyber- or phishing-attacks, which are becoming more sophisticated and frequent, and we may need to implement additional protective measures to reduce the risk of potential security breaches, which could cause us to incur significant additional expenses.

We are subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations.

Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations.

Risks Related to this Offering and Ownership of Our Common Stock and Warrants

The market price of our common stock and the warrants offered hereby may be highly volatile, and you could lose all or part of your investment.

The market price of our common stock and the accompanying warrants offered hereby may be highly volatile. You may be unable to sell your shares of common stock or warrants at or above the offering price. The market prices of our common stock and warrants could be subject to wide fluctuations in response to a variety of factors, which include:

•        actual or anticipated fluctuations in our financial condition and operating results;

•        announcements of technological innovations by us or our competitors;

•        announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;

•        overall conditions in our industry and market;

•        addition or loss of significant customers;

•        changes in laws or regulations applicable to our products;

•        actual or anticipated changes in our growth rate relative to our competitors;

•        announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or achievement of significant milestones;

•        additions or departures of key personnel;

•        competition from existing products or new products that may emerge;

•        fluctuations in the valuation of companies perceived by investors to be comparable to us;

•        disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;

•        announcement or expectation of additional financing efforts;

•        sales of our common stock or warrants by us or our stockholders;

•        stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•        reports, guidance and ratings issued by securities or industry analysts; and

•        general economic and market conditions.

If any of the forgoing occurs, it could cause our common stock and warrant prices or trading volumes to decline. Stock markets in general and the market for companies in our industry in particular have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market prices of our common stock and warrants. You may not realize any return on your investment in us and may lose some or all of your investment.

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a smaller-capitalization company with a small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than larger-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and asked prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our common stock will be sustained. If an active market is not sustained, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We have broad discretion in the use of a portion of the net proceeds from this offering and may invest or spend the proceeds in ways with which you disagree or that may not yield a return.

While $60 million of the net proceeds of this offering have been allocated to pay the Lyneer Members the Cash Consideration for the Merger, our management will have broad discretion on how to use and spend the remaining net proceeds that we receive from this offering. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds for working capital purposes. If we fail to utilize the net proceeds we receive from this offering effectively, our business and financial condition could be harmed, and we may need to seek additional financing sooner than expected. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our directors, executive officers and principal stockholders will continue to have substantial control over our company after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

Upon completion of the Merger and this offering, our executive officers, directors, senior management and consultants, and their affiliates will own approximately [•] shares of our common stock, or approximately [•]% of the [•] outstanding shares of our common stock, based on the number of shares outstanding as of the date of this prospectus, assuming the sale of [•] shares in this offering at an assumed public offering price of $[•] per share, and assuming the underwriters’ over-allotment option is not exercised. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

The warrants offered by this prospectus may not have any value.

The warrants offered by this prospectus will be exercisable for five years from the date of initial issuance at an initial exercise price equal to $[•] (120% of the public offering price per share of common stock and accompanying warrant sold in this offering). There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants offered by this prospectus. In the event that our common stock price does not exceed the exercise price of such warrants during the period when such warrants are exercisable, such warrants may not have any value.

A warrant or Pre-Funded Warrant does not entitle the holder to any rights as common stockholders until the holder exercises the warrant or Pre-Funded Warrant for a share of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants or Pre-Funded Warrants, your warrants or Pre-Funded Warrants will not provide you any rights as a common stockholder. Upon exercise of your warrants or Pre-Funded Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the warrants or Pre-Funded Warrants being offered in this offering, and an active trading market for such warrants may not develop or be sustained. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly and could decline below the public offering price of the shares sold in this offering. After giving effect to the consummation of the Merger and this offering, we will have [•] outstanding shares of common stock based upon an assumed public offering price of $[•] per share and assuming no exercise of outstanding options and warrants, including the warrants offered hereby. Of these shares, approximately [•] shares will be held by our non-affiliated stockholders and, together with [•] shares of common stock included in the shares offered hereby, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market. If our non-affiliated stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business. We also have registered all shares of common stock that we may issue under our equity compensation plans. As a result, such shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus. Our non-affiliated stockholders are not subject to any lock-up agreements.

After the expiration of the lock-up agreements pertaining to this offering with our directors, executive officers and stockholders owning in excess of 5% of our outstanding shares of common stock up to [•] additional shares will be eligible for sale in the public market. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

If you purchase shares in this offering, you will suffer immediate dilution of your investment in the shares of common stock comprising such Units.

The public offering price of the shares of common stock offered hereby will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares in this offering, you will pay a price per share of the common stock that substantially exceeds our net tangible book value per share after consummation of the Merger and this offering. Based on an assumed public offering price of $[•] per share and accompanying warrants in this offering, you will experience immediate dilution of $[•] per share, representing the difference between our pro forma net tangible book value per share, after giving effect to the consummation of the Merger and this offering, and the assumed public offering price.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 2026 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.235 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock and Warrants.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock and Warrants.

Provisions in our certificate of incorporation and bylaws, as amended and restated as of the closing of this offering, may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

•        provide for a staggered board of directors;

•        authorize our board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock and up to 300,000,000 shares of authorized but unissued shares of common stock;

•        require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•        specify that special meetings of our stockholders can be called only by our board of directors, the Chairman of the Board, the Chief Executive Officer or the President;

•        establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•        provide that our directors may be removed only for cause; and

•        provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory law or Delaware common law, subject to certain exceptions: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to provisions of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. By agreeing to the exclusive forum provisions, investors will not be deemed to have waived our compliance obligations with any federal securities laws or the rules and regulations thereunder.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future following the Merger and, as such, capital appreciation, if any, of our common stock and warrants will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. Except for the cash dividend that we will pay to our pre-Merger stockholders in connection with, and as a condition to, the consummation of the Merger, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, any future loan arrangements we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock and warrants offered hereby will be your sole source of gain for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•        our expectations regarding the market size and growth potential for our business;

•        the implementation of our strategic plans, including strategy for our business, acquisitions and related financing;

•        our ability to maintain and establish future collaborations and strategic clients;

•        the rate and degree of market acceptance of our services;

•        our ability to generate sustained revenue or achieve profitability;

•        the pricing and expected gross margin for our services;

•        our expectations related to the use of proceeds from this offering;

•        the expected benefits and synergies of the Merger;

•        the expected financial condition, results of operations, earnings outlook and prospects of our company, Atlantic, Lyneer and the combined company, including any projections of sales, earnings, revenue, margins or other financial items;

•        the ability of the new management team after the Merger to execute our business plan;

•        our, Atlantic’s and Lyneer’s business strategies and goals;

•        any statements regarding the plans, strategies and objectives of management for future operations;

•        any statements regarding future economic conditions or performance;

•        all assumptions, expectations, predictions, intentions or beliefs about future events;

•        changes in applicable laws, regulations or permits affecting our, Atlantic’s or Lyneer’s operations or the industries in which each appears;

•        general economic and geopolitical conditions;

•        our competitive position; and

•        our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing as necessary.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $[•] million from the sale of the [•] shares of common stock and accompanying warrants offered in this offering, or approximately $[•] million if the underwriters exercise their option to purchase additional shares and warrants in full, based on an assumed public offering price of $[•] per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use $60,000,000 of the net proceeds from this offering to fund the Cash Consideration payable to IDC and Lyneer Management in the Merger. The balance of the net proceeds will be used for potential acquisitions of businesses and/or products that complement and augment our business and for working capital to finance our future operations, including general corporate purposes, general and administrative expenses, capital expenditures and compensation, including bonuses, deferred compensation and payment of consultants and professionals. In the event the over-allotment option is exercised in full, we will receive additional gross proceeds of up to $[•], which will be used for potential acquisitions and/or working capital purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our services, acquisition opportunities concluding on a satisfactory basis, our operating costs and the other factors described under “Risk Factors” in this prospectus. As of the date of this prospectus, we do not have any binding agreements, understandings or arrangements for any potential acquisitions of businesses. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how we use the net proceeds.

Until we use the net proceeds of this offering in our business, such funds will be managed through a treasury management program under the supervision of our Acting Chief Financial Officer and may be invested in short-term, interest-bearing investments, which may include interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities at the sole option of our company.

DIVIDEND POLICY

Except for the cash dividend that we will pay to our pre-Merger stockholders in connection with, and as a condition to, the consummation of the Merger, we do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

CAPITALIZATION

Concurrently with the closing of this offering we will complete the Merger, which will be treated as a reverse merger and recapitalization for accounting purposes under GAAP with Lyneer as the accounting acquirer and our company as the accounting acquiree. As a result, our consolidated financial statements included in this prospectus include those of Lyneer.

The following table sets forth our actual cash and cash equivalents and our capitalization as of June 30, 2023:

•        on an actual basis, without giving any effect to the consummation of the Merger;

•        on a pro forma basis to give effect to the consummation of the Merger and the transactions contemplated by the Asset Purchase Agreement, including (i) the issuance of an aggregate of [•] shares of our common stock in connection with the consummation of the Merger, assuming a public offering price of $[•] per share of common stock and accompanying warrant in this offering, (ii) the sale of all of our pre-Merger assets and liabilities, other than a note payable in the principal amount of $1,375,000 that will be retained by us, as if the Merger and such transactions had occurred on June 30, 2023; and

•        on a pro forma as adjusted basis to give further effect to our issuance and sale of [•] shares of common stock and accompanying warrants in this offering at an assumed public offering price of $[•] per share of common stock and accompanying warrant, which is the median of the range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and giving effect to the use of net proceeds of this offering, as described under “Use of Proceeds” above.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lyneer,” “Pro Forma Condensed Combined Financial Information” and Lyneer’s financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2023
		Pro Forma
	Actual	As Adjusted Pre Capital Raise	As Adjusted Post Capital Raise
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$4,789,870	$592,054	$8,092,054
Total liabilities	3,761,861	110,831,591	50,831,591
Stockholder’s equity:
Preferred stock, $0.00001 par value per share: 20,000,000 shares authorized; [•] shares issued and outstanding actual, pro forma and pro forma as adjusted	—	—	—
Common stock, $0.00001 par value per share; 300,000,000 shares authorized; [•] shares issued and outstanding actual, [•] shares pro forma and [•] shares pro forma as adjusted	139	[•]	[•]
Additional paid-in capital	24,541,257	112,867,899	180,367,899
Accumulated deficit	(21,627,164)	(84,079,735)	(84,079,735)
Total stockholders’ equity	2,914,232	28,788,164	96,288,164
Total liabilities and stockholders’ equity	$6,676,093	$139,619,755	$147,119,755

The foregoing table excludes as of such date:

•        74,881 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $28.22 per share;

•        129,065 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $136.34 per share; and

•        a number of shares of our common stock equal to up to 20% of the number of shares of our common stock issued and outstanding upon the completion of the Merger and this offering, to be reserved for issuance under our 2023 Equity Incentive Plan, under which we will issue to certain of our new executive officers, directors and consultants a number of restricted stock units equal to approximately 12.5% of the number of shares of our common stock issued and outstanding upon the completion of the Merger and this offering.

MARKET FOR COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SQL.” In connection with the proposed Merger, we have applied to have our common stock and the accompanying warrants offered hereby approved for listing on the Nasdaq Capital Market under the symbols “ATL” and “ATLW,” respectively, to be effective upon the consummation of the Merger and this offering.

As of August 14, 2023, 462,879 shares of common stock were issued and outstanding, which were held of record by 16 record stockholders and CEDE & Co.

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and accompanying warrants in this offering, and the pro forma as adjusted net tangible book value per share of our common stock immediately after consummation of the Merger and this offering, assuming no value is attributed to the warrants.

Our historical net tangible book value (deficit) is the amount of Lyneer’s total tangible assets less total liabilities. Our historical net tangible book value (deficit) per share is Lyneer’s historical net tangible book value (deficit) divided by the number of shares of our common stock outstanding as of June 30, 2023. Our historical net tangible book value as of June 30, 2023, was $7,355,687 or $[•] per share of common stock. Our historical net tangible book value gives effect to the consummation of the Merger as if the Merger had occurred on January 1, 2023 and reflects the historical book value of Lyneer, as adjusted, and [•] shares of our common stock outstanding on a pro forma basis, assuming a public offering price of $[•] per share of common stock and accompanying warrant in this offering, which is the median of the range set forth on the cover page of this prospectus.

Pro forma net tangible book value is our net tangible book value (deficit), after giving effect to the sale of [•] shares of common stock (assuming no Pre-Funded Warrants in lieu of common stock are issued) and warrants to purchase [•] shares of common stock in this offering at an assumed public offering price of $[•] per share of common stock, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, but assuming no exercise of the warrants offered hereby or the warrants granted to the Representative of the underwriters, would have been approximately $[•] or approximately $[•] per share. This represents an immediate increase in net tangible book value of $[•] per share to existing stockholders and an immediate dilution of $[•] per share to new investors purchasing shares of our common stock and accompanying warrants in this offering, attributing none of the assumed combined public offering price to the warrants offered hereby.

The following table illustrates this dilution on a per share basis to new investors:

Assumed combined public offering price per share		$	[•]
Historical net tangible book value as adjusted per share as of June 30, 2023	$
Increase in pro forma net tangible book value per share after this offering
Pro forma as adjusted net tangible book value per share after this offering
Dilution in per share to new investors		$

A $1.00 increase or decrease in the assumed combined public offering price of $[•] per share and accompanying warrant would increase or decrease, as applicable, the pro forma net tangible book value (deficit) per share after this offering by approximately $[•] per share and decrease or increase, as appropriate, the dilution in pro forma net tangible book value (deficit) per share to investors participating in this offering by approximately $[•] per share, assuming that the number of shares and accompanying warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a 100,000 share increase or decrease in the number of shares and accompanying warrants offered by us, as set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the pro forma net tangible book value (deficit) after this offering by approximately $[•] or $[•] per share and increase or decrease, as appropriate, the dilution in pro forma net tangible book value (deficit) per share to investors participating in this offering by approximately $[•] or $[•] per share, assuming the assumed public offering price of $[•] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only and will change based on the actual public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase additional shares of our common stock and accompanying warrants in this offering, the pro forma net tangible book value will increase to [•] per share, representing an increase in pro forma net tangible book value to existing stockholders of $[•] per share and a dilution of [•] per share to new investors participating in this offering.

The discussion and table above assume no exercise of the accompanying warrants to purchase up to [•] shares of common stock and no sale of Pre-Funded Warrants in this offering.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants, none of which have a per share exercise price less than the combined public offering price per share of common stock and accompanying warrant sold in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LYNEER

You should read the following discussion of Lyneer’s financial condition and results of operations in conjunction with “Selected Financial Data” and Lyneer’s financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Lyneer’s actual results, and our actual results following the Merger, and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Overview

This overview and outlook provide a high-level discussion of Lyneer’s operating results and significant known trends that affect its business and will affect our business following the Merger. We believe that an understanding of these trends is important to understanding Lyneer’s financial results for the periods being reported herein as well as our future financial performance. This summary is not intended to be exhaustive, nor is it intended to be a substitute for the detailed discussion and analysis provided elsewhere in this prospectus.

Lyneer Overview

Lyneer, through its subsidiaries, specializes in the placement of temporary and temporary-to-permanent labor across various industries within the United States of America (“USA”). Lyneer primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. Lyneer is also a leading provider of productivity consulting and workforce management solutions. Lyneer is headquartered in Lawrenceville, New Jersey and has more than one hundred locations in the USA.

On August 31, 2021 (the “Acquisition Date”), IDC obtained a controlling financial interest in Lyneer by acquiring 90% of Lyneer’s outstanding equity (the “Transaction”) pursuant to a membership interest purchase agreement. The Transaction represented a change of control with respect to Lyneer. Lyneer applied pushdown accounting as of the Acquisition Date. As a result of the application of pushdown accounting, the separately issued financial statements of Lyneer reflect IDC’s basis in the assets and liabilities of Lyneer as of the Acquisition Date.

The consolidated statement of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period from January 1, 2021 through August 30, 2021 (the “2021 Predecessor Period”) reflect the pre-Transaction activity of Lyneer. The consolidated statement of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period August 31, 2021 through December 31, 2021 (the “2021 Successor Period”) and January 1, 2022 through December 31, 2022 (the “2022 Successor Period”) reflect the post-Transaction activity of Lyneer. Collectively, the 2022 Successor Period and the 2021 Successor Period are referred to as the “Successor Periods.”

Results of Operations

The following discussion summarizes the key factors Lyneer’s management team believes are necessary for an understanding of Lyneer’s financial statements.

Comparison of the Six Months Ended June 30, 2023 and 2022:

Certain related party and non-related party financial statement line-item amounts have been aggregated for purposes of analysis below, which is consistent with management’s evaluation of Lyneer’s business results.

Service Revenue, Net

Service revenue, net of discounts, for the six months ended June 30, 2023 and 2022 consisted of the following:

	Six Months Ended June 30,
	2023	2022
Temporary placement services	$185,361,351	$207,884,107
Permanent placement and other services	2,031,373	4,105,412
Total service revenue, net	$187,392,724	$211,989,519

Lyneer’s service revenue, net for the six months ended June 30, 2023 and 2022 were $187,392,724 and $211,989,519, respectively, a decrease of $24,596,795, or 11.6%. This decrease was predominately due to the lower revenues from Lyneer’s temporary placement services business, which decreased $22,522,756 or 10.8% in the six months ended June 30, 2023 as compared to the same period in 2022 due primarily to general economic pressures and lower temporary job demand. Permanent placement and other services decreased $2,074,039 or 50.5% due to lower permanent job demand and a lack of qualified workers who were seeking permanent placement employment.

Cost of Revenue and Gross Profit

Gross profit reflects the difference between realized service revenue, net and cost of revenues for providing temporary and permanent placement solutions. Cost of revenue consists primarily of fixed and variable directs costs, including payroll, payroll taxes and employee benefit costs. Cost of revenue and gross profit for the six months ended June 30, 2023 and 2022 consisted of the following:

	Six Months Ended June 30,
	2023	2022
Service revenue, net	$187,392,724	$211,989,519
Cost of revenue	164,708,406	185,681,114
Gross profit	$22,684,318	$26,308,405

Cost of revenue for the six months ended June 30, 2023 and 2022 was $164,708,406 and $185,681,114, respectively, a decrease of $20,972,708 or 11.3%. The decrease in cost of revenue was due primarily to lower service revenue, net driven primarily by lower temporary placement services revenue, which decreased $22,522,756 or 10.8%.

Gross profit for the six months ended June 30, 2023 and 2022 was $22,684,318 and $26,308,405, respectively, a decrease of $3,624,087 or 13.8%. As a percentage of service revenue, net, gross profit was 12.1% and 12.4% for the six months ended June 30, 2023 and 2022, respectively, which was relatively consistent on a year-over-year basis.

Total Operating Expenses

Total operating expenses for the six months ended June 30, 2023 and 2022 consisted of the following:

	Six Months Ended June 30,
	2023	2022

Selling, general and administrative	$21,329,274	$20,856,679
Change in fair value of contingent consideration liabilities	(500,000)	447,067
Depreciation and amortization	2,520,804	2,519,873
Total operating expenses	$23,350,078	$23,823,619

The changes in each financial statement line item for the respective periods are described below.

Selling, General and Administrative Costs

Selling, general and administrative expenses for the six months ended June 30, 2023 and 2022 were $21,329,274 and $20,856,679, respectively, an increase of $472,595, or 2.3%, with higher transaction costs offset partially by cost cutting measures, including personnel layoffs. As a percentage of service revenue, net, selling, general and administrative costs were 11.4% in the six months ended June 30, 2023 as compared to 9.8% in the six months ended June 30, 2022. The increase in selling, general and administrative costs as a percentage of service revenue, net was due primarily to higher transactions costs and lower service revenue, net in the six months ended June 30, 2023 compared to the six months ended June 30, 2022.

Changes in Fair Value of Contingent Consideration Liabilities

Changes in the fair value of Lyneer’s contingent consideration liabilities for the six months ended June 30, 2023 and 2022 were $(500,000) and $447,067, respectively. The change of $(947,067) reflects the change in fair value of the liability balance, which is required to be remeasured at the end of each reporting period.

Depreciation and Amortization

Depreciation and amortization expense for the six months ended June 30, 2023 and 2022 was $2,520,804 and $2,519,873, respectively, an increase of $931 or 0.0%, which was essentially the same on a year-over year basis.

Interest Expense and Income Tax

Interest expense and the provision for income taxes for the six months ended June 30, 2023 and 2022 consisted of the following:

	Six Months Ended June 30,
	2023	2022
(Loss) income from operations	$(665,760)	$2,484,786
Interest expense	7,723,033	3,924,911
Net loss before taxes	(8,388,793)	(1,440,125)
Income tax benefit	2,444,418	273,091
Net loss	$(5,944,375)	$(1,167,034)

Interest Expense

Interest expense for the six months ended June 30, 2023 was $7,723,033 compared to $3,924,911 in the six months ended June 30, 2022. The increase of $3,798,122, or 96.8%, in the six months ended June 30, 2023 compared to the six months ended June 30, 2022 was attributed primarily to significantly higher interest rates on the revolving credit facility on a year-over-year basis and an increase in the rates on the term, seller and earnout notes due to amendments in May 2023.

Income Tax Benefit

Income tax benefit for the six months ended June 30, 2023 and 2022 was $2,444,418 and $273,091, respectively, an increase of $2,171,327, which was driven primarily by the increase in net loss before taxes of $8,388,793 for the six months ended June 2023 compared to $1,440,125 for the six months ended June 30, 2022, or an increase in the net loss before taxes of $6,948,668.

Comparison of the Years Ended December 31, 2022 and 2021:

The results of operations discussion below is presented based on the year ended December 31, 2022 compared to the Successor Period of August 31, 2021 through December 31, 2021 (“Successor” or “Successor Period”) and the Predecessor Period of January 1, 2021 through August 30, 2021 (“Predecessor” or “Predecessor Period”) (individually, the “2021 Periods”), as disclosed in the table below. Lyneer’s results of operations as reported in its consolidated financial statements were prepared in accordance with GAAP. Certain related party and non-related party financial statement line-item amounts have been aggregated for purposes of analysis below, which is consistent with management’s evaluation of Lyneer’s business results.

	Year ended December 31, 2022	(Successor) August 31, 2021 through December 31, 2021	(Predecessor) January 1, 2020 to August 30, 2021
Service Revenue, Net	$441,544,117	$163,115,903	$261,915,198
Total Cost of Revenue	387,338,567	143,261,242	227,361,772
Gross Profit	54,205,550	19,854,661	34,553,426
Operating Expenses:
Selling, General and Administrative	42,266,498	15,393,225	26,786,935
Goodwill Impairment	—	38,799,883	—
Change in Fair Value of Contingent Consideration Liabilities	894,133	5,000,000	—
Depreciation and amortization	5,065,511	1,687,331	2,471,027
Total Operating Expenses	48,226,142	60,880,439	29,257,962
Income (Loss) from Operations	5,979,408	(41,025,778)	5,295,464
Other Expenses
Interest Expense	10,008,896	1,974,868	1,758,959
Total Other Expenses	10,008,896	1,974,868	1,758,959
Net Income (Loss) before Taxes	(4,029,488)	(43,000,646)	3,536,505
Income Tax Expense (Benefit)	(808,430)	330,392	1,003,765
Net (Loss) Income	$(3,221,058)	$(43,331,038)	$2,532,740

Service Revenue, Net

Service revenue, net of discounts, for the year ended December 31, 2022 and the Successor and Predecessor Periods consisted of the following:

	Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 1, 2021 to August 30, 2021
Temporary placement services	$434,301,937	$161,507,915	$258,385,599
Permanent placement and other services	7,242,180	1,607,988	3,529,599
Total service revenue, net	$441,544,117	$163,115,903	$261,915,198

Lyneer’s service revenue, net for the fiscal year ended December 31, 2022 and the Successor and Predecessor Periods were $441,544,117, $163,115,903 and $261,915,198, respectively. Increases in temporary placement services during the fiscal year ended December 31, 2022 were primarily driven by price rate increases. Due to the continuing labor shortage of workers in the career fields that Lyneer supports, permanent placement and other services revenue grew organically by 41.0%.

Total Cost of Revenue and Gross Profit

Gross profit reflects the difference between realized service revenues and cost of revenues for providing temporary and permanent placement solutions. Cost of revenues primarily consists of fixed and variable directs costs, including payroll, payroll taxes and employee benefit costs. Cost of revenue and gross profit for the year ended December 31, 2022 and the Successor and Predecessor Periods consisted of the following:

	Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 1, 2021 to August 30, 2021
Service revenue, net	$441,544,117	$163,115,903	$261,915,198
Cost of revenue	387,338,567	143,261,242	227,361,772
Gross profit	$54,205,550	$19,854,661	$34,553,426

Cost of revenue for the year ended December 31, 2022 and the Successor and Predecessor Periods were $387,338,567, $143,261,242 and $227,361,722, respectively. The increase in cost of revenue for the year ended December 31, 2022 compared to the other periods presented was due primarily to higher service revenue, net driven primarily by higher temporary placement services revenue. It also reflects higher costs for direct wages and related payroll costs for the year ended December 31, 2022 compared to the other periods presented.

Gross profit for the year ended December 31, 2022 and the Successor and Predecessor Periods were $54,205,550, $19,854,661 and $34,553,426, respectively, and as a percentage of service revenue, net, gross profit was 12.3%, 12.2% and 13.2% for each period, respectively. The decrease in gross profit in the Successor Period compared to the Predecessor Period was in part driven by increases in direct employee wages.

Total Operating Expenses

Total operating expenses for the year ended December 31, 2022 and the Successor and Predecessor Periods consisted of the following:

	Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 1, 2021 to August 30, 2021
Operating Expenses:
Selling, general and administrative	$42,266,498	$15,393,225	$26,786,935
Goodwill impairment	—	38,799,883	—
Change in fair value of contingent consideration liabilities	894,133	5,000,000	—
Depreciation and amortization	5,065,511	1,687,331	2,471,027
Total operating expenses	$48,226,142	$60,880,439	$29,257,962

The changes in each financial statement line item for the respective periods are described below.

Total Selling, General and Administrative Expenses

Total selling, general and administrative expenses for the year ended December 31, 2022 and the Successor and Predecessor Periods were $42,266,498, $15,393,225 and $26,786,935, respectively. As a percentage of service revenue, net, selling, general and administrative expenses were 9.6% in the year ended December 31, 2022, 9.4% in the Successor Period and 10.2% in the Predecessor Period, which were relatively comparable for each period.

Goodwill impairment

On December 31, 2021, Lyneer completed its goodwill impairment testing and recognized a full impairment charge of $38,799,883 in the Successor Period as the test determined that the carrying value of Lyneer’s reporting unit was in excess of its fair value. The impairment was primarily due to a change in Lyneer’s forecasted financial projections and market conditions.

As part of its goodwill impairment testing, which was completed in the quarter subsequent to the Transaction, Lyneer reconsidered the impact of COVID-19 in its financial projections based on actual financial results of Lyneer through December 31, 2021. COVID-19 caused Lyneer to experience growth in both service revenue and gross margin, as market conditions shifted while companies were sheltered and looking for expanded temporary employees during 2020 and 2021. At the time of the Transaction with IDC, the COVID-19 pandemic was still ongoing, and Lyneer was unable to determine if the growth in its service revenue and increase in gross margin were temporary or permanent in nature.

Based on the additional financial and market information available to Lyneer subsequent to the Transaction and incorporated into Lyneer’s December 31, 2021 goodwill impairment analysis, Lyneer determined that while the growth in service revenue was deemed to be permanent, the growth in gross margin was temporary and expected to normalize to levels experienced prior to the COVID-19 pandemic. As such, future anticipated cash flows were adjusted to reflect the change in market dynamics. Additionally, the increase in debt service due to the joint and several obligations were added as additional cash outflows.

Change in Fair Value of Contingent Consideration Liabilities

Changes in the fair value of Lyneer’s contingent consideration liabilities for the years ended December 31, 2022 and the Successor Period were $894,133 and $5,000,000, respectively, a decrease of $4,105,867, or 82.1%. The change period over period was attributed to the change in fair value of the liability balance, which is required to be remeasured each reporting period.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2022 and the Successor and Predecessor Periods were $5,065,511, $1,687,331 and $2,471,027, respectively. The increase in depreciation and amortization expense in the year ended December, 2022 and the Successor Period compared to the Predecessor Period were driven by higher amortization expense of the acquired intangible assets of customer relationships and trade name acquired in the Transaction.

Interest Expense and Income Tax Expense (Benefit)

Interest expense and the provision for income taxes for the year ended December 31, 2022, and the Successor and Predecessor Periods consisted of the following:

	Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 1, 2021 to August 30, 2021
Income (loss) from operations	$5,979,408	$(41,025,778)	$5,295,464
Interest expense	10,008,896	1,974,868	1,758,959
Net income (loss) before taxes	(4,029,488)	(43,000,646)	3,536,505
Income tax expense (benefit)	(808,430)	330,392	1,003,765
Net (loss) income	$(3,221,058)	$(43,331,038)	$2,532,740

Interest Expense

Interest expense for the year ended December 31, 2022 and the Successor and Predecessor Periods were $10,008,896, $1,974,868 and $1,758,959, respectively. The increase in interest expense in the year ended December 31, 2022 and the Successor Period compared to the Predecessor Period was attributed to the recognition of interest on debt facilities assumed by Lyneer as of August 31, 2021.

Income Tax Expense (Benefit)

Income tax expense (benefit) for the year ended December 31, 2022 and the Successor and Predecessor Periods were $(808,430), $330,392 and $1,003,765, respectively. Changes in income tax expense (benefit) was primarily driven by changes in taxable income in each respective period.

Adjusted Earnings Before Interest, Tax, Depreciation, and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income (loss) or net income (loss) as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP.

Adjusted EBITDA is defined as net income (loss) as reported in accordance with GAAP, adjusted to add back interest expense, income tax expense, depreciation and amortization, impairments of goodwill, contingent consideration fair value adjustments, restructuring costs, acquisition and integration costs, and other non-recurring costs, as these charges and expenses are not considered a part of Lyneer’s core business operations and are not necessarily an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of Lyneer’s business. Lyneer presents Adjusted EBITDA because it believes it is frequently used by analysts, investors and other interested parties to evaluate companies in Lyneer’s industry. Further, Lyneer believes it is helpful in highlighting trends in Lyneer’s operating results, because Adjusted EBITDA excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Adjusted EBITDA should be viewed as a supplement to and not a substitute for net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar titles used by other companies. Lyneer has presented the components that reconcile net loss, the most directly comparable GAAP financial measure, to adjusting operating income (loss).

Adjusted EBITDA is measured by taking net income as reported in accordance with GAAP, excluding interest expense, taxes, depreciation and intangible amortization, goodwill impairment charges, change in fair value of contingent consideration liabilities, severance and salary reductions for staff positions eliminated and not replaced and transaction costs booked through Lyneer’s consolidated statements of operations. The following table presents reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial measures on a historical basis for the year ended December 31, 2022 and the six-month periods ended June 30, 2023 and 2022. Lyneer is not required and has not presented the comparable Successor and Predecessor periods for 2021.

	Year ended December 31, 2022	Six Months Ended June 30,
		2023	2022	Change
Net (loss) income	$(3,221,058)	$(5,944,375)	$(1,167.034)	$(4,777,341)
Interest expense	10,008,896	7,723,033	3,924,911	3,798,122
Income tax expense (benefit)	(808,430)	(2,444,418)	(273,091)	(2,171,327)
Depreciation and amortization	5,065,511	2,520,804	2,519,873	931
Earnings before interest, taxes, depreciation and amortization	$11,044,919	$1,855,044	$5,004,659	$(3,149,615)
Non-recurring adjustments from operations
Change in fair value of contingent consideration liabilities(1)	894,133	(500,000)	447,067	(947,067)
Salary reductions & severance for staff not replaced(2)	2,755,943	625,200	—	625,200
Transaction costs(3)	—	2,222,876	—	2,222,876
Total non-recurring adjustments from operations	3,650,076	2,348,076	447,067	1,901,009
Adjusted EBITDA	$14,694,995	$4,203,120	$5,451,726	$(1,248,606)

__________

(1)      The fair value of contingent consideration is determined by gross profit projections, which fluctuate based on market conditions.

(2)      Adjustment to account for reductions in force and associated severance costs for non-revenue generating employee positions during the year ended December 31, 2022 and the six months ended June 30, 2023. These actions were taken as a response to the COVID-19 pandemic and Lyneer believes the costs to be non-recurring.

(3)      Legal, accounting and advisory costs incurred in relation to the Merger transaction.

Lyneer has determined that all of the above non-recurring adjustments from operations are infrequent. Payroll reduction and severance-related costs will only be contemplated in the future as additional cost saving measures are required. Future transaction costs will depend on Lyneer executing additional transactions, which cannot be anticipated or estimated. The other costs identified are eliminated upon the consummation of the Merger.

Adjusted EBITDA was $14,694,995 for the year ended December 31, 2022. Adjusted EBITDA was $4,203,120 for the six months ending June 30, 2023 compared to Adjusted EBITDA for the six months ending June 2022 of $5,451,726. The decrease of $1,248,606, or 22.9%, was attributed primarily to the elimination of one-time transaction costs and salary and severance costs for employees who were terminated and not replaced in the first six months of 2023, which was offset partially by the decrease in service revenue, net and related gross profit, which decreased 11.6% and 14.0%, respectively, and a lower favorable impact from the change in contingent consideration liabilities for the six months ended June 30, 2023 versus the six months ended June 30, 2022.

Liquidity & Capital Resources

Lyneer’s working capital requirements are primarily driven by personnel payments and client accounts receivable receipts. As receipts from client partners lag behind payments to personnel, working capital requirements increase substantially in periods of growth.

Lyneer’s primary sources of liquidity have historically been cash generated from operations and borrowings under its revolving credit agreement (the “Revolver” ). Lyneer’s primary uses of cash are payments to engagement personnel, corporate personnel, related payroll costs and liabilities, operating expenses, capital expenditures, cash interest, cash taxes, and contingent consideration and debt payments. Lyneer believes that the cash generated from operations, together with the borrowing availability under the Revolver, will be sufficient to meet its normal working capital needs for at least the next 12 months, including investments made, and expenses incurred, in connection with opening new markets throughout the next year. Lyneer’s ability to continue to fund these items may be affected by general economic, competitive and other factors, many of which are outside of Lyneer’s control. If Lyneer’s future cash flow from operations and other capital resources are insufficient to fund its liquidity needs, Lyneer may be forced to obtain additional debt or equity capital or refinance all or a portion of its debt.

While Lyneer believes it has sufficient liquidity and capital resources to meet its current operating requirements and expansion plans, Lyneer may elect to pursue additional growth opportunities within the next year that could require additional debt or equity financing. If Lyneer is unable to secure additional financing at favorable terms in order to pursue such additional growth opportunities, its ability to pursue such opportunities could be materially adversely affected.

On June 6, 2023, Lyneer was informed by a letter from the administrative agent of the lender the borrowing base calculation on the Revolver was required to be changed from how it was historically calculated. This change caused Lyneer and IDC as co-borrowers to be over-advanced. The agent required the co-borrowers to cure the over-advance. On June 30, 2023, the total over-advance was $14,919,145. At such date, Lyneer was not in compliance with the covenants with the Revolver due to non-payment of the over-advance and was provided a grace period to July 5, 2023. Lyneer is in discussions and negotiations to amend the borrowing base terms as well as other acceptable remedies within a forbearance agreement from the lender.

Lyneer believes the funding that it will receive from this offering and the consummation of the Merger will be sufficient to reduce its outstanding debt obligations, including the over-advance, in such amount as will allow Lyneer to cure any outstanding defaults under the Revolver. Furthermore, an outside consultant has been engaged to refinance the outstanding debt of Lyneer with another lending institution. Lyneer believes it has a strong relationship with the lender under the Revolver and that the lender will continue to work with Lyneer to resolve this matter in a timely fashion and in a manner that will not impact Lyneer’s operations in any material manner. Lyneer continues to borrow under this facility in its normal course of business. Total available borrowing capacity on the Revolver as of June 30, 2023 was over-advanced by $14,919,145.

Lyneer had the following cash flows for the six months ended June 30, 2023 and 2022 and the periods ended December 31, 2022, December 31, 2021 and August 30, 2021:

	Year Ended December 31, 2022	(Successor) August 31, 2021 Through December 31, 2021	(Predecessor) January 1, 2021 Through August 30, 2021	Six Months Ended June 30,
				2023	2022
Net cash provided by (used in) operating activities	$10,933,264	$(12,119,925)	$17,411,075	$9,170,110	$13,999,359
Net cash used in investing activities	(121,821)	(37,849)	(1,067,798)	(55,540)	(60,610)
Net cash provided by (used in) financing activities	(9,449,176)	9,150,742	(15,154,233)	(10,238,677)	(13,929,848)
Net increase (decrease) in cash and cash equivalents	$1,362,267	$(3,007,032)	$1,189,044	$(1,124,107)	$8,901

Operating Activities

Cash flows provided by operating activities for the six months ended June 30, 2023 compared to the six months ended June 30, 2022 was lower due to a decrease in right of use assets partially offset by an increase in prepaid expenses and other and accrued expenses and other current liabilities.

Cash provided by operating activities for the year ended December 31, 2022 increased compared to the Successor Period and were driven by collections made on customer accounts receivables. Cash provided by operating activities for the year ended December 31, 2022 decreased compared to the Predecessor Period and were driven by greater margins generated in the Predecessor Period.

Investing Activities

Cash used in investing activities for the six months ended June 30, 2023 increased compared to June 30, 2022 and consisted entirely of purchases of property and equipment.

Cash used in investing activities for the year ended December 31, 2022 was comparable to the Successor Period and greater than the Predecessor Period due to the closing of the acquisition on August 30, 2021.

Financing Activities

Cash used in financing activities decreased for the six months ended June 30, 2023 compared to June 30, 2022 and consisted primarily of borrowings and payments under Lyneer’s debt arrangements of the Revolver and Seller Notes (as described below).

Cash used in financing activities for the year ended December 31, 2022 compared to the Successor Period increased primarily driven by payments made on Lyneer’s revolving line of credit and seller notes. Cash used in financing activities for the year ended December 31, 2022 compared to the Predecessor Period decreased primarily due to greater net payments made on the Revolver.

Revolver

Lyneer maintains the Revolver as a co-borrower with its parent company, IDC, with an available borrowing capacity of up to $125,000,000. The facility was partially used to finance the acquisition of Lyneer by IDC in August 2021, with additional borrowing capacity available under the Revolver to finance Lyneer’s working capital. All of Lyneer’s cash collections and disbursements are currently linked with bank accounts associated with the lender and funded using the Revolver. These borrowings are determined by Lyneer’s availability based on a formula of billed and unbilled accounts receivable as defined in the loan agreement. The Revolver matures on August 31, 2025, at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Revolver prior to its maturity date. Lyneer may prepay amounts owed under the Revolver at any time prior to its maturity date without penalty. It is expected that IDC will use a portion of the Merger Consideration to pay down its share of the Revolver at the closing of the Merger leaving Lyneer with approximately $35 million of outstanding debt under the Revolver. Lyneer intends to refinance the portion of the Revolver for which it will remain liable after the Merger with the current lender or a new lender at or before the maturity of the Revolver. However, until such time as the Company is able to refinance its portion of the Revolver, it will remain jointly and severally liable with Lyneer on the entire facility.

As of June 30, 2023 and December 31, 2022, Lyneer had recognized liability balances on the Revolver of $66,060,944 and $76,259,621, respectively.

As of June 30, 2023 and December 31, 2022, the total balance on the Revolver was $85,060,362 and $102,933,863, respectively. As of June 30, 2023 and December 31, 2022, Lyneer recorded a liability of $66,060,944 and $76,259,621, respectively, and IDC owed the remaining $18,999,418 and $26,674,242, respectively. Total available borrowing capacity on the Revolver as of June 30, 2023 was ($14,919,145), net of the $6,000,000 allocated for a letter of credit issued to one of Lyneer’s vendors and a $5,000,000 reserve required on the Revolver. The borrowing base calculation is based on Lyneer’s eligible assets and did not qualify Lyneer to borrow the remaining $39,939,638 under the credit facility.

Borrowings under the Revolver are classified as SOFR Revolving Credit Loans, SOFR FILO Loans, Base Rate Revolving Credit Loans, Base Rate FILO Loans or Swing-Line Loans (each as defined in the Revolver). Applicable margins for each loan type are as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	1.75%	0.75%	2.75%	1.75%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.00%	1.00%	3.00%	2.00%
Less than $41,666,666.66	2.25%	1.25%	3.25%	2.25%

Swing Line Loans on the Revolver bear interest at a rate equal to the Base Rate (as defined) plus the applicable margin.

On May 5, 2023, Lyneer entered into the Third Amendment to the Revolver. The Third Amendment to the Revolver was treated as a modification based upon Lyneer’s analysis according to ASC 470 — Debt. As such, Lyneer is deferring the recognition of the amendment fee and will amortize such fee as an adjustment to interest expense over the remaining term of the Revolver, along with any existing unamortized costs, using the effective interest method. The amendment fee was $750,000 (paid by IDC), split evenly between IDC and Lyneer. Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

The Third Amendment increased the applicable margin thresholds for various products as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	2.25%	1.25%	3.25%	2.25%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.50%	1.50%	3.50%	2.50%
Less than $41,666,666.66	2.75%	1.75%	3.75%	2.75%

After Lyneer and IDC deliver financial statements and a compliance certificate for the trailing four consecutive fiscal quarters ( a “Measurement period”) ending March 31, 2024 or the first Measurement Period after March 31, 2024, the applicable margin thresholds will revert back to the original thresholds.

On July 14, 2023, Lyneer received notice from the administrative agent of the lender that Lyneer was in default under the Revolver due to its failure to repay the over-advance on the Revolver. Further, on July 21, 2023, Lyneer received notice from the lender advising Lyneer that it may not make payments on its Term Loan until the over-advance payment default has been cured or waived.

The Revolver contains certain customary financial and non-financial covenants that Lyneer is required to comply with. Lyneer was not in compliance with the covenants of the Revolver as of June 30, 2023. See Liquidity and Capital Resources above.

Term Note

On August 31, 2021, Lyneer and IDC as co-borrowers entered into a Term Note in the amount of $30,300,000. The proceeds of this loan were primarily used to finance the acquisition of Lyneer by IDC in August 2021. The Term Note matures on February 28, 2026, at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Term Note prior to its maturity date. The Term Note is subordinated to the Revolver and initially bore interest at the stated interest rate of 14% per annum. As per the loan documents, the borrowers may elect to pay a portion of the interest either in cash or in kind (“PIK Interest”).

As of June 30, 2023 and December 31, 2022, Lyneer had recognized liability balances on the Term Note of $32,572,066, and $31,875,297, respectively.

On May 5, 2023, the Third Amendment to the Term Note revised the stated interest rate, which may vary between 14% and 16% per annum, with the cash portion of the stated rate varying from 10% to 11% per annum and the PIK portion varying from 4% to 5% per annum, based on specified financial ratios and similar metrics.

The Third Amendment to the Term Loan was treated as a modification after Lyneer’s analysis according to ASC 470 — Debt. As such, Lyneer is deferring recognition of the $100,000 amendment fee and will amortize such fee as an adjustment to interest expense over the remaining term of the Term Loan, along with any existing unamortized costs, using the effective interest method. IDC paid the $100,000 amendment fee, which is included in “capital contribution” on Lyneer’s condensed consolidated statements of mezzanine capital and members’ capital (deficit) for the six months ended June 30, 2023 included elsewhere in this prospectus. Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

The Term Note was further amended on June 30, 2023 (the “Fourth Amendment”) to defer the July 1, 2023 cash interest payment until August 1, 2023. Lyneer did not make this payment when due based upon the notice received from the administrative agent of the lender under the Revolver, which restricted payment on the Term Loan as discussed above.

On August 4, 2023, Lyneer received a notice from the administrative agent of the Term Loan advisingLyneer that it was in default under the loan agreement relating to the Term Loan due to non-payment of the August 1, 2023 interest payment and that interest under the Term Loan would accrue at the default rate of the stated rate plus 2% per annum. The Term Note contains certain customary financial and non-financial covenants with which Lyneer is required to comply. Lyneer was in compliance with the financial ratio covenants of the Term Note as of June 30, 2023.

Seller Notes

As part of the purchase price consideration for the Transaction, Lyneer and IDC as co-borrowers issued various Seller Notes to former owners in the aggregate principal amount of $15,750,000. Principal payments on the Seller Notes are due in quarterly instalments of $1,575,000, and $3,150,000 is due at their amended maturity dates of April 30, 2024. The Seller Notes bear interest at an amended fixed rate of 11.25% per annum. The Seller Notes represent unsecured borrowings and are subordinated to the Revolver and to the Term Note.

Lyneer had recognized Seller Note liability balances of $7,875,000 as of June 30, 2023 and December 31, 2022.

Lyneer did not make the Seller Note principal and interest payments due July 31, 2023 as payments to any other debt holders was prohibited by the administrative agent of the lender under the Revolver.

Earnout Notes

As contingent consideration milestones are met in connection with the Transaction Agreement, Lyneer can elect to pay the obligation in cash or issue notes payable. To date, Lyneer and IDC as co-borrowers have issued nine notes in the aggregate principal amount of $13,494,133. Payments on each of the Earnout Notes are due in quarterly instalments through their amended maturity date of January 31, 2025 and each note bears an amended stated interest rate of 11.25% per annum. The Earnout Notes are subordinated to the Revolver and the Term Note and represent unsecured borrowings.

The Earnout Note liability was $13,494,133 as of June 30, 2023 and December 31, 2022.

Lyneer did not make the Earnout Note principal and interest payments due July 31, 2023 as payments to any other debt holders was prohibited by the administrative agent of the lender under the Revolver.

2023 Amendment to Seller and Earnout Notes

Lyneer did not make the Seller Note and Earnout Note principal and interest payments due during the first half of 2023 and on July 31, 2023. On May 14, 2023, Lyneer signed an amendment, dated as of May 11, 2023 (the “Omnibus Amendment”), to defer the missed Seller Note and Earnout Note payments until the amended maturity dates of such notes of April 30, 2024 and January 31, 2025, respectively. The Omnibus Amendment changed the interest rate of the Seller Note and the Earnout Notes to 11.25% per annum from 6.25% per annum for all remaining payments.

The Omnibus Amendment was treated as a modification based upon Lyneer’s analysis according to ASC 470 — Debt. As such, Lyneer is deferring its recognition of the $40,000 amendment fee and will amortize such fee as an adjustment to interest expense over the remaining terms of such notes, along with any existing unamortized costs, using the effective interest method. Lyneer paid the $40,000 amendment fee and will be reimbursed from IDC. These fees were included in “capital contribution” on Lyneer’s condensed consolidated statements of mezzanine capital and members’ capital (deficit) for the six months ended June 30, 2023 included elsewhere in this prospectus. Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

Interest Expense

Total interest expense is comprised of a cash and non-cash component as described in the debt arrangements described above.

For the six month periods ended June 30, 2023 and June 30, 2022, total interest expense totalled $7,723,033 and $3,924,911, respectively. Total cash paid for interest for the six month periods ended June 30, 2023 and 2022 totalled $5,139,944 and $2,046,531, respectively, with the remaining portion of the interest expense as non-cash due to the PIK interest and change in values of the accrued interest liability and amortization of deferred financing costs.

For the year ended December 31, 2022 and the Successor and Predecessor Periods, total interest expense totalled $10,008,896, $1,974,868 and $1,758,959, respectively.

Assessment of Liquidity Position

Lyneer has assessed its liquidity position as of June 30, 2023 and December 31, 2022. As of June 30, 2023 and December 31, 2022, the total committed resources available to Lyneer were as follows:

	June 30, 2023	December 31, 2022
Cash and Cash Equivalents	$592,054	$1,716,161
Committed Liquidity Resources Available:
Short-term Revolving Credit Facility	(14,919,145)	12,002,753
Total Committed Resources Available	$(14,327,091)	$13,718,914

As noted above under the caption Liquidity and Capital Resources, Lyneer is in discussions and negotiations to amend the borrowing base terms of the Revolver, as well as other acceptable remedies, within a Forbearance Agreement from the lender and believes its strong relationship with the lender will enable it to resolve this matter in a timely fashion. Lyneer continues to borrow under this facility in its normal course of business. Lyneer believes cash from operations and available net proceeds from this offering will provide sufficient liquidity and capital resources following consummation of the Merger to conduct planned operations for one year.

Related Party Transactions

Transactions with Lyneer Management Holdings LLC (“LMH”)

LMH is owned by Lyneer’s Chief Financial Officer, James Radvany, and its Chief Executive Officer, Todd McNulty, each of whom owns 44.5% of LMH. As part of the purchase price consideration for the Transaction, Lyneer and IDC as co-borrowers entered into Seller Notes payable to LMH. Additionally, on November 15, 2022, Lyneer issued Earnout Notes in the aggregate principal amount of $5,127,218.

Interest incurred on the Seller Notes totalled $0 and $59,369 for the six month periods ended June 30, 2023 and 2022, respectively, and was included in “interest expense” on Lyneer’s condensed consolidated statement of operations for the six month periods ended June 30, 2023 and 2022 included elsewhere in this prospectus.

The principal balance of the Earnout Notes due to LMH was $5,127,218 (of which $1,922,706 was classified as current) as of June 30, 2023 and December 31, 2022, respectively.

Transactions with IDC

Lyneer and IDC are co-borrowers and are jointly and severally liable for principal and interest payments under the Revolver, the Term Note, the Seller Notes and the Earnout Notes. In the case of certain of those obligations, IDC generally makes certain interest and principal payments to the lenders and collects reimbursement from Lyneer. When interest or principal payments of that nature are made by IDC, Lyneer recognizes interest expense and a payable to IDC, which is removed from Lyneer’s balance sheet upon remittance of the funds to IDC.

Lyneer and IDC file consolidated income tax returns in certain states. In connection with this arrangement, Lyneer has recorded a liability payable to IDC for taxes payable by IDC, which represent taxes attributable to Lyneer’s operations included on consolidated state and local income tax returns filed by IDC. These amounts are determined by determining Lyneer’s taxable income multiplied by the applicable tax rate. This amount totalled $402,814 for each of the six month period ended June 30, 2023 and the year ended December 31, 2022, respectively.

Total amounts payable to IDC amounted to $2,008,013 and $6,651,064 on June 30, 2023 and December 31, 2022, respectively, and are included in “due to related parties” on Lyneer’s consolidated balance sheets. There are no formalized repayment terms.

Advance to Officer

Lyneer advanced $400,000 to its Chief Executive Officer in 2022. The advance is repayable only upon receipt by such officer of funds that will be owed to him by LMH upon LMH’s receipt of payment under the Earnout Notes. The advance does not bear interest. This advance is recorded in “other assets” on Lyneer’s consolidated balance sheets as of June 30, 2023 and December 31, 2022.

Off Balance Sheet Arrangements

Lyneer has not entered into any off-balance sheet arrangements and does not have any holdings in variable interest entities.

Critical Accounting Policies and Estimates

The preparation of Lyneer’s consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts and property and equipment valuation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition

Lyneer derives its revenues from two service lines: temporary placement services and permanent placement and other services. Revenues are recognized when promised goods or services are delivered to customers in an amount that reflects the consideration with which Lyneer expects to be entitled in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC Topic 606 — “Revenue From Contracts with Customers” (“ASC 606”), Lyneer performs the following five steps: (i) it identifies the contracts with a customer; (ii) it identifies the performance obligations in the contract; (iii) it determines the transaction price; (iv) it allocates the transaction price to the performance obligations in the contract; and (v) it recognizes revenue when (or as) Lyneer satisfies a performance obligation.

Temporary Placement Services Revenue.

Temporary placement services revenue from contracts with customers are recognized in the amount which Lyneer has a right to invoice when the services are rendered by Lyneer’s engagement professionals. Lyneer invoices its customers for temporary placement services concurrently with each periodic payroll which coincides with the services provided. While all customers are invoiced weekly and payment terms vary, the majority of Lyneer’s customers have payments terms of 30 days or less. Customers are assessed for credit worthiness upfront through a credit review, which is considered in establishing credit terms for individual customers. Revenues that have been recognized but not invoiced for temporary staffing customers are included in “unbilled accounts receivable” on Lyneer’s consolidated balance sheets and represent a contract asset under ASC 606. Terms of collection vary based on the customer; however payment generally is due within 30 days.

Most engagement professionals placed on assignment by Lyneer are legally Lyneer’s employees while they are working on assignments. Lyneer pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits. Lyneer assumes the risk of acceptability of its employees to its customers.

Lyneer records temporary placement services revenue on a gross basis as a principal, rather than on a net basis as an agent in the presentation of revenues and expenses. Lyneer has concluded that gross reporting is appropriate because Lyneer (i) has the risk of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by customers.

Permanent Placement and Other Services Revenue

Permanent placement and other services revenue from contracts with customers are primarily recognized when employment candidates accept offers of permanent employment and begin work for Lyneer’s customers. Certain of Lyneer’s permanent placement contracts contain a 30-day guarantee period. Lyneer has a substantial history of estimating the financial impact of permanent placement candidates who do not remain with its clients through the 30-day guarantee period. In the event that a candidate voluntarily leaves or is terminated for cause prior to the completion of 30 days of employment, Lyneer will provide a replacement candidate at no additional cost, as long as the placement fee is paid within 30 days of the candidate’s start date. When required, Lyneer defers the recognition of revenue until a replacement candidate is found and hired, and any associated collected amount is recorded as a contract liability. Fees to clients are generally calculated as a percentage of the new employee’s annual compensation. No fees for permanent placement talent solutions services are charged to employment candidates, regardless of whether the candidate is placed.

Contract liabilities are recorded when cash payments are received or due in advance of performance and are reflected in accounts payable and accrued expenses on the accompanying consolidated balance sheets.

Business Combinations

Total consideration transferred for acquisitions is allocated to the tangible and intangible assets acquired and liabilities assumed, if any, based on their fair values at the dates of acquisition. This purchase price allocation process requires management to make significant estimates and assumptions with respect to intangible assets and other fair value adjustments with respect to certain assets acquired and liabilities assumed. The fair value of identifiable intangible assets is based on detailed valuations that use information and assumptions determined by management.

Any excess of purchase price over the fair value of the net tangible and intangible assets acquired is allocated to goodwill. While Lyneer use its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, as well as any contingent consideration, where applicable, Lyneer’s estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, Lyneer records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to Lyneer’s consolidated statements of comprehensive income.

For business combinations that require additional assets or equity securities to be transferred to the selling parties in the event certain future events occur or conditions are met (contingent consideration), Lyneer recognizes the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the business combination. Contingent consideration meeting the criteria to be classified as equity in the consolidated balance sheets is not remeasured, and its subsequent settlement is recorded within equity. Contingent consideration classified as a liability is remeasured to fair value at each reporting date until the contingency is resolved, with any changes in fair value recognized in Lyneer’s consolidated statements of operations. All contingent consideration issued in connection with the Transaction was liability-classified.

Goodwill

Goodwill represents the difference between the purchase price, fair value non-controlling interest retained, and fair value of any previously-held equity interest in the target over fair value of the identifiable net assets acquired in a business combination. Goodwill is not amortized but reviewed for impairment. In accordance with ASC Topic 350 — Intangibles-Goodwill and Other (“ASC 350”), goodwill is tested for impairment annually, at the reporting unit level and between annual tests if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. Lyneer’s annual impairment test date is December 31 or whenever events or changes in circumstances indicate that an impairment may exist. Events that could indicate impairment include, but are not limited to, current economic and market conditions, including a significant adverse change in legal factors, business climate, operational performance of the business or key personnel, and an adverse action or assessment by a regulator.

In performing the quantitative impairment test, Lyneer utilizes the single step approach prescribed under ASC 350. This requires a comparison of the carrying value of the reporting unit to its estimated fair value and to the extent the carrying value exceeds the fair value, a charge is recorded up to the amount of goodwill in the reporting unit. Lyneer has one reporting unit, as defined in GAAP for segment reporting and goodwill testing.

Fair value estimates used in the quantitative impairment test are calculated using a combination of the income, market and cost approaches. The income approach is based on the present value of future cash flows of each reporting unit, while the market approach is based on certain multiples of selected guideline public companies or selected guideline transactions. The approaches incorporate a number of market participant assumptions including future growth rates, discount rates, income tax rates and market activity in assessing fair value and are reporting unit specific. If the carrying amount exceeds the reporting unit’s fair value, Lyneer recognizes an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Lyneer recognizes any impairment loss in operating income.

At December 31, 2021, Lyneer completed its goodwill impairment testing and recorded an impairment charge of $38,799,883 as the test determined that the carrying value of Lyneer’s reporting unit was in excess of the fair value. The recognized impairment reduced the goodwill balance to $0 as of December 31, 2021. The impairment was primarily due to a change in Lyneer’s forecasted financial projections and market conditions. As part of its goodwill impairment testing that was completed in the quarter subsequent to the Transaction, Lyneer reconsidered the impact of COVID-19 in its financial projections based on actual financial results of Lyneer through December 31, 2021 and also incorporating revised financial projections from Lyneer’s annual budgeting process. Subsequent to the Transaction, Lyneer experienced a change in customer mix that resulted in less favorable long term gross margin forecasts. This was attributed to a decline in high gross marring customers in the supply chain and package delivery businesses.

Intangible Assets

Lyneer’s identifiable intangible assets as of December 31, 2022 and 2021 consisted of Lyneer’s customer relationships and tradenames and were initially recognized as a result of the Transaction and represent definite lived intangible assets. Lyneer does not currently have any indefinite lived intangible assets. Lyneer’s intangible assets are amortized using the straight-line method over their estimated useful lives.

In accordance with the accounting standard for the impairment or disposal of long-lived assets under ASC 360, Lyneer’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable (i.e., information indicates that an impairment might exist).

For long-lived assets to be held and used, Lyneer recognizes an impairment loss only if the carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. For the year ended December 31, 2022 and the Successor and Predecessor Periods, no impairments were recognized on Lyneer’s intangible assets.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Lyneer assesses the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC Topic 740 — “Income Taxes” (“ASC 740”). ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. The assessment considers all available positive or negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Contingent Consideration Liability

Contingent consideration liability represents the change in fair value of the contingent consideration obligation included in current and noncurrent contingent consideration on the consolidated balance sheet, which is remeasured as of the end of each reporting period with changes recognized in earnings.

The contingent consideration earn-outs each include a base earn-out of $6,125,000 ($12,250,000 in total) if a certain level of revenues less gross wages is achieved by Lyneer. Additional payments are due subject to a formula for performance beyond that level, with no maximum. The contingent consideration valuation was determined using a Monte Carlo simulation, with key inputs being the standard deviation applied to Lyneer’s revenues, revenue multiple and discount rate.

Adjustments to the fair value of the contingent consideration obligation for the year ended December 31, 2022 and the Successor Period were charges of $894,133 and $5,000,000, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the six-month period ended June 30, 2023, give effect to the proposed Merger of SeqLL Merger Sub, Atlantic Merger Sub and Lyneer, representing a reverse recapitalization with Lyneer being the continuing entity for accounting purposes. The unaudited pro forma condensed combined financial information give effect to the Merger and related transactions, including (i) the divestiture of our pre-existing assets and liabilities, (ii) the consummation of this offering with gross proceeds of approximately $75 million, (iii) the settlement of certain Lyneer debt obligations in connection with the consummation of the Merger, (iv) the effect of the reverse stock split of our common stock that was effected on             , 2023, and (iv) the effect of recording incremental transaction costs, including distribution of shares of our common stock to Atlantic for advisory services rendered. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma combined financial information set forth below has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives effect to the Merger as if it took place on December 31, 2022. The unaudited pro forma condensed combined statements of operations for the periods presented give effect to the Merger as if it took place on January 1, 2022.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of Lyneer and our company for the applicable periods.

Accounting Analysis of the Transaction

On May 29, 2023 and subsequently amended on June 23, 2023, we entered into the Merger Agreement with Atlantic, Atlantic Merger Sub, SeqLL Merger Sub, Lyneer and the Sellers subject to the approval of our stockholders. Pursuant to the Merger Agreement, as amended, and subject to the terms and conditions set forth therein, Atlantic Merger Sub will initially be merged into Lyneer, and SeqLL Merger Sub will then be merged into Lyneer, with Lyneer continuing as the surviving entity and as our wholly-owned subsidiary. In connection with the consummation of the Merger, we will be renamed “Atlantic International Corp.”

It is important to understand the substance of the transaction in determining the appropriate accounting for the Merger. The following transactions have occurred or will occur in connection with effecting the transactions contemplated by the Merger Agreement:

On             , 2023, we held a special meeting of stockholders at which our stockholders authorized an increase in the size of our board of directors to seven individuals and approved amendments to our amended and restated certificate of incorporation to (i) increase our authorized shares of common stock from 80,000,000 shares to 300,000,000 shares, (iii) effect a reverse stock split of our outstanding common stock on an up to one-for-40 basis, as determined by our board of directors, which subsequently approved the reverse stock split of our common stock on a one-for-34 basis that was effected on            , 2023, and (iv) change our corporate name upon the consummation of the Merger from “SeqLL Inc.” to “Atlantic International Corp.”

In connection with the closing of the Merger and this offering:

•        Our cash assets will be distributed to our stockholders of record as of a date prior to the consummation of the Merger and this offering in the form of a cash dividend to be distributed promptly following the Merger;

•        Our remaining assets will be sold to, and the majority of our liabilities will be assumed by, a newly-formed affiliated entity (SeqLL Omics Inc.). Following such divesture, we will have no or nominal assets and no or nominal operations, and we will be deemed a shell company for accounting purposes.

•        Atlantic Merger Sub will initially be merged into Lyneer, and SeqLL Merger Sub will then be merged into Lyneer, with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of our company. Lyneer will be the continuing operating company.

•        IDC will receive cash consideration of $60,000,000 and shares of our common stock valued at $60,000,000 based upon the price at which our common stock and accompanying warrants are sold in this offering. A portion of the cash consideration received by IDC will be used to settle certain Lyneer debt obligations.

•        The value of the shares of our common stock retained by our pre-Merger stockholders, including shares that may be issued to such stockholders in a stock dividend in connection with the Merger, and the value of the shares of our common stock that will be issued to IDC in the Merger and to investors in connection with this offering will total approximately $147,000,000, based upon the price at which the shares of our common stock and the accompanying warrants are sold in this offering.

•        Atlantic will receive shares of our common stock in connection with the Merger, valued at the price at which the shares of our common stock and the accompanying warrants are sold in this offering, equal to $225,000,000 less (i) the value of the shares of our common stock to be retained or received as a dividend by our pre-Merger stockholders ($12 million), (ii) the value of the stock consideration to be issued to IDC and Lyneer Management in the Merger ($60 million) and (iii) the value of the common stock to be issued to investors in this offering ($75 million), which is anticipated to result in shares to be issued to Atlantic with a value of approximately $78,000,000, which shares will be deemed issued for advisory services rendered.

Determination of Accounting Acquirer

The Merger represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although we will acquire all of the outstanding equity interests of Lyneer in the Merger, we will be treated as the “acquiree” and Lyneer will be treated as the “acquirer” for financial reporting purposes. Accordingly, the Merger will be reflected as the equivalent of Lyneer issuing shares for our net assets, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Merger will be those of Lyneer. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the Merger. The Merger does not represent a business combination accounted for accounting purposes under ASC 805 Business Combinations, because neither Atlantic Merger Sub nor we will meet the definition of a business.

Having considered Topic 12 of the SEC Financial Reporting Manual, Lyneer has been determined to be the continuing entity for accounting purposes and the Merger represents a reverse recapitalization with regard to Atlantic. We considered the following factors in completing the accounting analysis, with greater weight being given to (a), (d) and (e):

a.      Lyneer is the largest entity, in terms of substantive operations;

b.      Subsequent to our sale of assets to SeqLL Omics and immediately prior to consummation of the Merger, we will have no or nominal assets and no or nominal operations, and will not meet the definition of a business;

c.      Atlantic Merger Sub has no operations and does not meet the definition of a business;

d.       Lyneer will comprise the ongoing operations of the combined entity as the only company with historical operations;

e.       All of the Lyneer employees will continue with the combined entity;

f.       No affiliate entities or individual stockholders of Lyneer, Atlantic or our company will have voting control on our board of directors following the Merger; and

g.       Individuals affiliated with Atlantic will be appointed as the Chief Executive Officer and the Chief Operating Officer and Acting Chief Financial Officer of our company following the Merger.

The unaudited pro forma condensed combined financial information have been prepared based on preliminary estimates, and the final amounts recorded for the Merger may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of the assets acquired and the liabilities assumed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2023

	Lyneer (Historical)	SeqLL, Inc. (Historical)	SeqLL, Inc Asset Sale (Note 1)	Adjusted SeqLL, Inc.	Note	(2) Recapitalization	Note	(3) Offering	Note	(4) Debt Settlement	Total Adjustments	Pro Forma As Adjusted
Assets
Current assets
Cash and cash equivalents	$592,054	$4,789,870	$(4,789,870)	$—		$—	3a	$67,500,000	4	$(60,000,000)	$7,500,000	$8,092,054
Marketable securities	—	—	—	—		—		—		—	—	—
Accounts receivable, net	41,236,687	2,723	(2,723)	—		—		—		—	—	41,236,687
Unbilled accounts receivable	6,722,159	—	—	—		—		—		—	—	6,722,159
Deposits, current	8,000,000		—									8,000,000
Prepaid expenses and other current assets	3,575,414	32,329	(32,329)	—		—		—		—	—	3,575,414
Total current assets	60,126,314	4,824,922	(4,824,922)	—		—		67,500,000		(60,000,000)	7,500,000	67,626,314
Noncurrent assets
Property and equipment, net	535,271	708,017	(708,017)	—		—		—		—	—	535,271
Intangible assets, net	38,585,556	—	—	—		—		—		—	—	38,585,556
Right-of-use assets	3,603,247	1,064,768	(1,064,768)	—		—		—		—	—	3,603,247
Other assets	7,698,740	78,386	(78,386)	—	5	31,200,000		—		(2,129,374)	29,070,626	36,769,366
Total noncurrent assets	50,422,814	1,851,171	(1,851,171)	—		31,200,000		—		(2,129,374)	29,070,626	79,493,440
Total assets	$110,549,128	$6,676,093	$(6,676,093)	$—		$31,200,000		$67,500,000		$(62,129,374)	$36,570,626	$147,119,754
Liabilities, mezzanine capital, stockholders equity and members’ defecit
Current liabilities
Accounts payable	$575,567	$381,842	$(381,842)	$—		$—		$—		$—	$—	$575,567
Accrued expenses and other current liabilities	11,884,911	354,571	(354,571)	—		—		—	4	(1,650,000)	(1,650,000)	10,234,911
Due to related parties	2,008,013	—	—	—		—		—	4	(2,008,013)	(2,008,013)	—
Current operating lease liability	1,798,768	220,292	(220,292)	—		—		—		—	—	1,798,768
Notes payable, current portion	14,622,066	—	—	—		—		—	4	(14,622,066)	(14,622,066)	—
Total current liabilities	30,889,325	956,705	(956,705)	—		—		—		(18,280,079)	(18,280,079)	12,609,246
Total noncurrent liabilities
Notes payable, net of current portion	103,759,327	1,375,000	—	1,375,000		—		—	4	(68,759,327)	(68,759,327)	36,375,000
Noncurrent operating lease liability	1,847,345	1,430,156	(1,430,156)	—		—		—		—	—	1,847,345
Other liabilities	4,950,000	—	—	—		—		—	4	(4,950,000)	(4,950,000)	—
Total noncurrent liabilities	110,556,672	2,805,156	(1,430,156)	1,375,000		—		—		(73,709,327)	(73,709,327)	38,222,345
Total liabilities	141,445,997	3,761,861	(2,386,861)	1,375,000		—		—		(91,989,406)	(91,989,406)	50,831,591

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2023 — (Continued)

	Lyneer (Historical)	SeqLL, Inc. (Historical)	SeqLL, Inc Asset Sale (Note 1)	Adjusted SeqLL, Inc.	Note	(2) Recapitalization	Note	(3) Offering	Note	(4) Debt Settlement	Total Adjustments	Pro Forma As Adjusted
Commitments and contingencies
Mezzanine Capital
Redeemable Units	10,414,375	—	—	—	2a	(10,414,375)		—		—	(10,414,375)	—
Stockholders equity (defecit)
Members’ Deficit	(41,311,244)	—	—	—	2a	41,311,244		—		—	41,311,244	—
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—	—	—		—		—		—	—	—
Common stock, $0.00001 par value; 80,000,000 shares authorized; 8,400,000 shares issued and outstanding	—	139	—	139	2b	(129)	3a	63		50	49	188
			—				3a	65
Additional paid-in capital	—	24,541,257	(4,289,232)	20,252,025	2a	(30,896,869)	3a	67,500,000		(50)	160,115,686	180,367,711
			—		2b	(21,627,035)	3b	78,000,000		—
			—		2d	7,139,767	3a	(128)	4	60,000,000
Accumulated deficit	—	(21,627,164)	—	(21,627,164)	2b	21,627,164	3b	(78,000,000)	4	(30,139,968)	(62,452,571)	(84,079,735)
			—		5	31,200,000
					2d	(7,139,767)
Accumulated other comprehensive income	—	—	—	—	2c	—		—		—	—	—
Total stockholders equity (defecit)	(41,311,244)	2,914,232	(4,289,232)	(1,375,000)		41,614,375		67,500,000		29,860,032	138,974,407	96,288,163
Total Liabilities, mezzanine capital and stockholders equity	110,549,128	6,676,093	(6,676,093)	—		31,200,000		67,500,000		(62,129,374)	36,570,626	147,119,754

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the period ended December 31, 2022

	Year Ended December 31, 2022
	Lyneer (Historical)	SeqLL, Inc. (Historical)	Note	Pro Forma Adjustments	Pro Forma As Adjusted
Revenue
Service revenue, net	$441,544,117	$—		$—	$441,544,117
Sales	—	1,177	6	(1,177)	—
Grant revenue	—	77,482	6	(77,482)	—
Total revenue	441,544,117	78,659		(78,659)	441,544,117
Cost of revenues/sales	387,338,567	690	6	(690)	387,338,567
Research and development	—	1,568,266	6	(1,568,266)	—
Selling, general and administrative	42,266,498	2,506,851	6	(2,506,851)	42,266,498
Estimated executive compensation			7	4,425,000	4,425,000
Estimated audit, legal, insurance and management fees			8	1,650,000	1,650,000
Change in fair value of contingent consideration liability	894,133	—	9	(894,133)	—
Depreciation and amortization	5,065,511	—		—	5,065,511
Total operating expenses	48,226,142	4,075,117		1,105,750	53,407,009
Interest expense	10,008,896	90,748	6,10	(10,099,644)	3,162,500
			11	3,162,500
Interest and dividend income	—	(44,879)	6	44,879	—
Unrealized (gain)/loss on marketable equity securities	—	(54,508)	6	54,508	—
Realized loss on marketable equity securities	—	106,324	6	(106,324)	—
Stock based compensation for Advisors			12	78,000,000	78,000,000
Loss on extinguishment of long term debt	—	—	13	30,139,968	30,139,968
Total other expenses	10,008,896	97,685		101,195,887	111,302,468
Net loss before provision for income taxes	$(4,029,488)	$(4,094,833)		$(102,379,606)	$(110,503,927)
Income tax benefit	(808,430)	—	14	(25,810,268)	(26,618,698)
Deferred tax benefit	—	—	15	(31,200,000)	(31,200,000)
Amortization of deferred tax benefit			16	2,080,000	2,080,000
Net loss	$(3,221,058)	$(4,094,833)		$(45,369,338)	$(52,685,229)
Other comprehensive income
Unrealized gain on marketable debt securities	—	22,451	6	(22,451)	—
Weighted average number of common shares – basic and diluted	—	11,886,379			18,750,000
Net income (loss) per share – basic and diluted	—	(0.34)			(2.81)

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the six months ended June 30, 2023

	Six months ended as of June 30, 2023
	Lyneer (Historical)	SeqLL, Inc. (Historical)	Note	Pro Forma Adjustments	Pro Forma as Adjusted
Revenue
Service revenue, net	$187,392,724	$—		$—	$187,392,724
Total revenue	187,392,724	—		—	187,392,724
Cost of revenue	164,708,406	—		—	164,708,406
Operating expenses
Research and development	—	1,358,438	6	(1,358,438)	—
Selling, general and administrative	21,329,274	1,843,793	6	(1,843,793)	21,329,274
Estimated executive compensation	—	—	7	2,425,000	2,425,000
Estimated audit, legal, insurance and management fees	—	—	8	825,000	825,000
Change in fair value of contingent consideration liability	(500,000)	—	9	500,000	—
Depreciation and amortization	2,520,804	—		—	2,520,804
Total operating expenses	23,350,078	3,202,231		547,769	27,100,078
Interest expense	7,723,033	39,654	10	(7,723,033)	—
			11	815,625	815,625
			6	(39,654)
Other income (loss)	—	(123,405)	6	123,405	—
Stock based compensation for Advisors					—
Loss on extinguishment of convertible notes	—	—			—
Total other expenses	7,723,033	(83,751)		(6,823,657)	815,625
Net (loss) income before provision for income taxes	$(8,388,793)	$(3,118,480)		$6,275,888	$(5,231,385)
Provision (benefit) for income taxes	(2,444,418)	—	14	1,084,258	(1,360,160)
Amortization of deferred tax benefit	—	—	16	1,040,000	1,040,000
Net (loss) income	$(5,944,375)	$(3,118,480)		$4,151,630	$(4,911,225)
Other comprehensive income
Unrealized gain on marketable debt securities	—	(22,451)	6	22,451	—
Weighted average number of common shares – basic and diluted	—	13,389,141			18,750,000
Net income (loss) per share – basic and diluted	—	(0.23)			(0.26)

See accompanying notes to unaudited pro forma condensed combined financial statements

Note 1.  Basis of Pro Forma Presentation

The Merger will be accounted for as a capital transaction in substance and not as a business combination under ASC 805 for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Lyneer, and the net assets of Lyneer will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial statements were prepared in accordance with GAAP and pursuant to Article 11 of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the Merger and the adjustments described in these footnotes.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on June 30, 2023 and the pro forma condensed combined statement of operations is presented as if the Merger had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information has been prepared using the following assumptions with respect to the Merger and related transactions:

•        The proceeds of this offering will be approximately $75 million, net of issuance costs;

•        The one-for-34 reverse stock split of the our common stock has occurred; and

•        Employment agreements detailing stock awards to be granted to employees post-Merger have not been finalized at this time. We have excluded any post-Merger compensation associated with any potential awards to be granted.

If actual facts differ from these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Merger are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger.

Note 2.  Accounting Policies

Upon consummation of the Merger, management will perform a comprehensive review of the combined entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities that, when conformed, could have a material impact on the financial statements of SeqLL following the Merger. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3.  Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed:

1.      Reflects the sale of our tangible and intangible assets, properties and rights pursuant to the Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, we will sell all of our pre-Merger assets and assign all of our liabilities, excluding (i) a 12-month rent liability and (ii) a $1.375 million note payable, both of which will be retained by us following the consummation of the Merger.

2.      Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related to the reverse merger and recapitalization:

(a)     Represents the redemption of the Lyneer redeemable units and adjustment to eliminate members’ deficit.

(b)    Adjustment to eliminate our accumulated deficit, additional paid in capital, common stock and preferred stock.

(c)     Adjustment to remove our accumulated other comprehensive income due to distribution of all marketable securities associated with the cash dividend we will make to our pre-Merger stockholders in connection with the Merger.

(d)    Adjustment for the stock dividend to be issued to our pre-Merger stockholders.

3.      Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related this offering:

(a)     Represents the adjustment for selling $75 million of our common stock in this offering, offset by transaction-related costs payable to the underwriters and advisors and for associated legal and accounting expenses.

(b)    Transfer of $78 million of our common stock to certain individuals associated with Atlantic Merger Sub as advisory fees for overseeing and structuring of the Merger.

4.      Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related to the settlement (or assumption) of the Lyneer’s debt instruments outstanding at June 30, 2023:

At June 30, 2023, Lyneer had outstanding debt owed to third-party lenders and IDC and other selling parties (related parties) in the aggregate amount of approximately $126,602,143. In connection with the Merger, the debt to a third-party lender for a revolving line of credit will be amended and restructured with an outstanding balance of approximately $35 million to be assumed by Lyneer. An additional $10 million will be available to draw down for a total limit of $45 million. This line of credit is collateralized with the outstanding billed and unbilled accounts receivable of Lyneer. All other remaining Lyneer debt outstanding will be assumed, settled or paid off by IDC and the selling parties and Lyneer will not be liable for any other amounts.

In exchange, the IDC and the selling parties will receive $60 million in cash and will be issued shares of our common stock valued at $60 million for the complete settlement of all outstanding debt (except the amount assumed). As a result, we will recognize a loss on extinguishment of debt of approximately $30,139,967, representing the difference of $120,000,000 of consideration paid to consummate the Merger less $91,602,143 of debt extinguished adjusted for the elimination of unamortized issuance cost and change in due to/from related parties.

The following table represents the amounts owed at June 30, 2023:

Owed to third party lenders	$98,633,010
Owed to IDC and other sellers	27,969,133
Total owed	126,602,143
Amount assumed	(35,000,000)
Total debt to be settled	91,602,143
Elimination of unamortized issuance costs	1,620,749
Change in due to/from related parties	121,361
Loss on settlement of debt	30,139,967
Total consideration transferred	$120,000,000

5.      Reflects the effect of the IRC Section 754 election taken to adjust the partnership basis for the consideration transferred in the transaction. An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of SeqLL following the Merger.

Note 4.  Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of new shares of our common stock outstanding, assuming the Merger occurred on January 1, 2022.

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed.

The pro forma transaction adjustments included in the unaudited pro forma combined statement of operations are as follows:

6.      Reflects the elimination of our historical operations.

7.      Reflects estimated base salary and annual bonus and transaction bonus amounts to be incurred for the executive management team.

8.      Reflects incremental costs attributed to public company filing status, including but not limited to audit, legal and insurance fees.

9.      Reflects elimination of contingent consideration expense for which amounts will be settled prior to completion of the Merger.

10.    Reflects elimination of interest expense incurred on various debt obligations that are being extinguished at the closing of the Merger.

11.    Reflects interest expense to be incurred on outstanding debt post-Merger.

12.    Represents expense recognized for shares issued to Atlantic for advisory services performed associated with the Merger and related transactions. Shares issued to Atlantic consist of our common stock with no vesting provisions.

13.    Represents the loss on the extinguishment of debt, calculated as the difference between the consideration received by Lyneer less the carrying value of the debt extinguished.

14.    An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of our company following the consummation of the Merger.

15.    Reflects the effect of the IRC Section 754 election taken to adjust the partnership basis for the consideration transferred in the transaction. An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of our company following the consummation of the Merger. An IRC Section 382 analysis has not yet been performed with respect to the potential limitation of tax attributes of the Merger for Lyneer and our company. This will be performed with the closing of the Merger.

16.    Reflects the straight-line amortization of the adjustment in partnership basis over 15 years for the consideration transferred in the transaction.

Note 5. Net Loss per Share

Net loss per share included on the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 and six months ended June 30, 2023 were calculated using the number of shares of our common stock outstanding at such dates and the issuance of additional shares in connection with the Merger assuming the shares were outstanding since January 1, 2022.

The number of shares issued in connection with the Merger is an estimate based on the following factors:

i.       We will raise net proceeds of $75,000,000 in this offering at an assumed price of $12.00 per share;

ii.      The stock consideration to be issued to Atlantic in the amount of $78,000,000 is valued at $12.00 per share;

iii.     The stock consideration to be retained by or distributed to our pre-Merger stockholders in the amount of $12,000,000 is valued at $12.00 per share; and

iv.      The stock consideration to be issued to Lyneer in the amount of $60,000,000 is valued at $12.00 per share.

It is estimated that 18,750,000 shares of our common stock will be outstanding upon consummation of the Merger.

This estimate is presented for informational purposes only and is subject to change based on the final terms of the Merger and this offering and does not take into consideration any shares issued as part of any employee equity incentive plan.

EQUIVALENT AND COMPARATIVE PER SHARE INFORMATION

The following table sets forth certain historical and pro forma per share financial information for our common stock. The pro forma per share information gives effect to the Merger as if the Merger had occurred on January 1, 2022. The information in the table below has been derived from and should be read in conjunction with the historical consolidated financial statements of Lyneer included elsewhere in this prospectus.

The pro forma earnings per share was calculated using the methodology described under the heading “Unaudited Pro Forma Condensed Combined Financial Statements” included in this prospectus, and is subject to all the assumptions, adjustments and limitations described thereunder. The pro forma information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the possible impact on the combined company that may result as a consequence of the Merger and, accordingly, does not attempt to predict or suggest future results.

	SeqLL Historical	Lyneer Historical	Pro Forma (unaudited)
Net loss per share for the year ended December 31, 2022
Basic and diluted	$0.34	$—	$(2.81)
Book value per share as of December 31, 2022(1)	$0.0001	—	$0.0001
Net loss per share for the six months ended June 30, 2023
Basic and diluted	$(0.13)	$—	$(0.26)
Book value per share as of June 30, 2023(1)	$0.0001	$—	$0.0001

____________

(1)      Calculated as total stockholders’ equity (deficit) divided by total common stock outstanding.

BUSINESS

In connection with the consummation of the Merger and the concurrent closing of this offering, we will divest our current business operations pursuant to the terms of the Asset Purchase Agreement and will effect a dividend to our pre-Merger stockholders all of our cash and cash equivalents (other than the net proceeds of this offering), less amounts retained for taxes and certain other obligations. In connection with the consummation of the Merger, we will also acquire Lyneer and its business operations, which will become the principal business operations of our company after this offering. The following is a summary of our business operations following the Merger and the closing of this offering. As we will not be engaged in our current, pre-Merger business operations following the closing of this offering, no information has been provided below with respect thereto.

General

Lyneer, through its operating subsidiaries, primarily Lyneer Staffing Solutions, is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. The firm was formed under the principles of honesty and integrity, and with the view of becoming the preferred outside employer of choice. Since its formation in Lyneer has grown from a regional operation to a national staffing firm with offices and geographic reach across the United States.

Lyneer’s management believes, based on their knowledge of the industry, that Lyneer is one of the prominent and leading staffing firms in the ever-evolving staffing industry. Lyneer, headquartered in Lawrenceville, New Jersey, has over 100 total locations and approximately 300 internal employees. Its management also believes that Lyneer is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields. Its deep expertise and extensive experience have helped world class companies revolutionize their operations, resulting in greater efficiency and streamlined processes. Its comprehensive suite of solutions covers all aspects of workforce management, from recruitment and hiring to time and attendance tracking, scheduling, performance management, and predictive analytics. Lyneer takes a personalized approach to each client, working closely with them to understand their unique needs and develop a tailored roadmap for success. In addition, Lyneer offers a comprehensive range of recruiting services, including temporary and permanent staffing, within the light industrial, administrative, and financial sectors. Its services are designed to meet each client’s needs, including payroll services and vendor management services/managed service provider solutions. Its extensive network of offices and onsite operations provide local support for its clients, while its national presence gives Lyneer the resources to tackle even the most complex staffing needs. With a focus on integrity, transparency and customer service and a commitment to results over a 25-year period, management believes Lyneer has earned a reputation as one of the premier workforce solutions partners in the United States.

National Presence
Nation-wide Support

Lyneer By the Numbers:

Employees Annually	Clients	Experience
60,000+	1,200+ (and growing)	25+ years of industry experience

At Lyneer, management understands that finding the perfect candidate starts before the job requisition even comes in. Lyneer employs the strategy of proactive recruitment to build a pipeline of pre-vetted candidates for order fulfilment. Lyneer’s client mix consists of both small- and medium-size businesses, and large national and multinational client relationships. Client relationships with small- and medium-size businesses are based on a local or regional relationship, and tend to rely less on longer-term contracts, and the competitors for this business are primarily locally-owned businesses. Comprising over 60% of Lyneer’s revenue base, the large national and multinational clients, on the other hand, will frequently enter into non-exclusive arrangements with several firms, with the ultimate choice among them being left to local managers. As a result, employment services firms with a large network of offices compete most effectively for this business, which generally has agreed-upon pricing or mark-up on services performed.

Lyneer is a privately-held corporation and its securities do not trade on any marketplace. Lyneer Staffing Solutions, LLC is a wholly-owned subsidiary of Lyneer Holdings, Inc., which, in turn, is a wholly-owned subsidiary of Lyneer.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Lyneer” for important business and financial information regarding Lyneer.

Lyneer Service Offerings

Lyneer’s client contracts can be highly customized and generally provide for hiring, administration and benefit services. The contracts are typically for a term of years and are automatically renewable, subject to termination in accordance with their respective terms. The contracts also typically provide the candidate attributes necessary for a successful candidate. Lyneer’s client contracts generally include standard payment terms that are acceptable in each of the countries and territories in which Lyneer operates. The payment terms vary by the type and location of Lyneer’s clients and the services offered. Clients are typically invoiced on a monthly basis and payments are typically due approximately 30-90 days after invoicing, but may be a shorter or longer term depending on the contract. For certain services and client types, Lyneer may require payment prior to delivery of services to the client, for which deferred revenue is recorded.

Temporary Placement

This model offers staffing services in its most basic form while providing Lyneer’s clients with the in-depth knowledge Lyneer beings to the process and its deep breath of candidates. These engagements are usually definitive in time and generally do not exceed a year in engagement.

Lyneer invoices its clients for temporary placement services concurrently with each periodic payroll that coincides with the services provided. Most engagement professionals placed on assignment by Lyneer are actually Lyneer’s employees while they are working on assignments. Lyneer pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits that are part of the costs model billed to the clients.

Direct Hire & Permanent Placement

Direct hire and permanent placement services are traditional workplace placement services through which Lyneer seeks qualified candidates to help a client grow its permanent staff. Permanent placement contracts with customers are primarily recognized when employment candidates accept offers of permanent employment and begin work for Lyneer’s customers. Certain of Lyneer’s permanent placement contracts contain a 30-day guarantee period in which the client can “test drive” the candidate in order to insure a “good fit.” In the event a candidate voluntarily leaves or is terminated for cause prior to the completion of 30 days of employment, Lyneer will provide a replacement candidate at no additional cost, as long as the placement fee is paid within 30 days of the candidate’s start date. Fees to clients are generally calculated as a percentage of the new employee’s annual compensation. No fees for permanent placement talent solutions services are charged to employment candidates, regardless of whether the candidate is placed.

Vendor Management Services and Managed Service Provider Support

Lyneer’s managed service programs have a track record of success supporting large-scale vendor management services programs.

Lyneer’s managed services programs combine advanced technology, deep functional and sector expertise, and operational excellence for knowledge-intensive processes across the client’s enterprise. Lyneer offers the services in various packages — with predictable costs, any-shore delivery, and the option to flex up or down to meet fast-changing needs.

Verticals That Lyneer Services

Lyneer’s team represents a broad range of skilled professional candidates that Lyneer can call upon to fill the needs of its clients. Lyneer’s recruiters use their years of experience, instinct and industry expertise to make sure the correct candidate is selected for the right position. Lyneer acts as a trusted consultant assisting with recruiting, screening and placing candidates and then monitoring their progress and the client’s satisfaction to ensure that the candidates perform at the highest level. In particular, Lyneer’s expertise extends in the following verticals:

Accounting & Finance:    Accountants, controllers, accounts receivables, accounts payables, accounting clerks, audit

Customer Service:    Call centers, customer service representatives, retail, marketing, product development

Hospitality:    Room attendants, bartenders, housekeepers, front end services, food attendants, service

Professional & Medical:    Legal professionals, attorneys, paralegals, lab technicians, phlebotomists

Light Industrial:    Warehouse, pick/pack, distribution, manufacturing, packaging, retail setup, retail support services, mail sort and distribution

With an expansive database that is revitalized by its clients daily, Lyneer effectively evaluates its candidates’ skills to make the right match for the client and the candidate. Lyneer acts as a consultant; Lyneer’s experienced recruiters provide resume editing, career counselling and interview preparation to make a candidate stand out.

Lyneer knows its clients’ needs and its candidates’ capabilities and therefore attempts to find solutions that work.

Lyneer’s Competitive Advantages

Lyneer’s management believes that Lyneer has the following competitive advantages (see “Atlantic Business Model and Acquisitions Strategy”):

•        Industry Leading Management — Assembled management expertise across all company disciplines and offerings consisting of established industry leaders, as well as business founders.

•        Integrated Services — An integrated business model allows our business systems enables a holistic view of our client, its data, and the organizational health. It creates a better customer experience and improves internal workflow.

•        Category Experience — Accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields.

•        Results Driven — Each of Lyneer’s staffing experts is specially trained to unite the right talent with the right position creating a mutually beneficial relationship between client and employee.

•        One Stop Comprehensive Outsourced Services and Workforce Solution Support Model — Lyneer’s extensive network of offices and onsite operations provide local support for its clients, while its national presence gives us the resources to tackle even the most complex staffing needs.

•        Client Base — Blue-chip clients with long-term relationships with Lyneer.

Market Conditions and Opportunity

Start-up costs for an outsourced services and workforce solutions company are very low. Individual offices can be profitable, but consolidation is driven mainly by the opportunity for large agencies to develop national relationships with big customers. Some agencies expand by starting new offices in promising markets, but most prefer to buy existing independent offices with proven staff and an existing customer roster.

Temporary workers have become such a large part of the workforce that staffing company employees often work at the customer’s site to recruit, train, and manage temporary employees. Lyneer has a number of onsite relationships with its customers. Staffing companies try to match the best qualified employees for the customer’s needs, but often provide additional training specific to that company, such as instruction in the use of proprietary software.

Some personnel consulting firms and human resource departments are increasingly using psychological tests to evaluate potential job candidates. Psychological or liability testing has gained popularity, in part, due to recent fraud scandals. In addition to stiffer background checks, headhunters often check the credit history of prospective employees.

Lyneer’s management believes the trends of outsourcing entire departments and dependence on temporary and leased workers will expand opportunities for outsourced services companies. Taking advantage of their expertise in assessing worker capabilities, some companies manage their clients’ entire human resource functions. Human resources outsourcing may include management of payroll, tax filings, and benefit administration services. Human resources outsourcing may also include recruitment process outsourcing, whereby an agency manages all recruitment activities for a client.

New online technology is improving staffing efficiency. For example, some online applications coordinate workflow for staffing agencies, their clients and temporary workers, and allow agencies and customers to share work order requests, submit and track candidates, approve timesheets and expenses, and run reports. Interaction between candidates and potential employers is increasingly being handled online.

Initially viewed as rivals, some Internet job-search companies and traditional employment agencies are now collaborating. While some Internet sites do not allow agencies to use their services to post jobs or look through resumes, others find that agencies are their biggest customers, earning the sites a large percentage of their revenue. Some staffing companies contract to help client employers find workers online. Additionally, data supports the growing need for services in the key verticals Lyneer has identified:

•        The U.S. Bureau of Labor Statistics anticipates approximately 6% growth yearly and about 9,600 open positions annually through 2031 as is the demand for licensed and vocational nurses.

•        The Association of American Medical Colleges estimates that the country’s rapidly-increasing demand for physicians over the next 15 years will outpace its supply, leading to a shortage of between 37,800 and 124,000 physicians by 2034, according to the report, The Complexities of Physician Supply and Demand: Projections from 2019-2034. That shortage includes shortfalls of 17,800 to 48,000 primary care physicians and 21,000 to 77,100 specialists.

•        According to the Massachusetts Medical Society, there are renewing concerns about the stability of the state’s health care workforce. More than half of the almost 600 doctors surveyed said they had already cut back on time with patients — or were likely to do so. Other jurisdictions face similar dilemmas.

•        In a 2021 report by Thomson Reuters, the use of Alternative Legal Service Providers (ALSPs) in the United States showed a high market penetration with E-Discovery being the dominant service sought by law firms. According to the report, the alternative legal service providers market is currently valued at $14 billion.

•        According to a 2022 survey from Deloitte, 82.4% of hiring managers for accounting and financial roles at public companies admit to struggling with talent retention, and 68.9% of hiring managers at private companies say the same, thus creating a need to work hard to attract and retain top talent.

Scalable Model to Fit Business Needs

Lyneer’s services can be scaled up or down to meet the needs of medium and large clients or clients with disparate locations.

Staffing & Recruitment:    A consistent team effort to support the forecasts of Lyneer’s clients and meet their staffing needs.

Program Management:    Lyneer manages its program with individual clients to meet the client’s business needs and manages and maintains such a detailed program on an ongoing basis with the client and closely monitored by staff throughout the entirety of the business relationship.

Data Management:    Lyneer implements custom database solutions for each client, which helps it track usage throughout the entirety of the business platform and other critical variables.

Continuous Improvement:    Lyneer maintains consistent lanes of open communication with clients and stakeholders. Lyneer’s continual maintenance of client relationships allows Lyneer to better understand the needs of its client partners and also increases workplace productivity.

Technology Leveraging:    Lyneer utilizes the latest technology to leverage its services, including artificial intelligence (“AI”), which is providing companies with an efficient way to reduce the time they spend on the recruitment process while still ensuring that they hire quality candidates. AI and other technologies help reduce recruitment times by leveraging automation for certain aspects of the job search process.

Customers

Lyneer has one client that represented approximately 17% of Lyneer’s 2022 revenues. For the six-month periods ended June 30, 2023 and 2022, this same client accounted for approximately 16% and 19% of Lyneer’s revenues, respectively. The client’s contract with Lyneer consists of a master service agreement (“MSA”) for temporary employee services with various customer locations entering into separate service annexes. None of these locations has exceeded 5% of the revenue associated with the client. The current term of the MSA expires in January 2025 and automatically renews for one-year subsequent terms. However, the client may terminate the agreement for convenience at any time, subject to any accrued payment obligations.

Lyneer’s workforce solutions business is generally more active in the first and fourth quarters of a calendar year when certain professional services are in greater demand. Lyneer conducts business under various federal, state, and local government contracts, and no one such contract represented more than 5.0% percent of its total service revenues in 2022.

Competition

Lyneer competes in the employment services industry by offering a broad range of services, including permanent, temporary and contract recruitment, project-based workforce solutions, assessment and selection, training, career and talent management, managed service solutions, outsourcing, consulting and professional services. Lyneer’s industry is large and fragmented, comprised of tens of thousands of firms employing millions of people and generating billions of dollars in annual revenues. In most areas, no single company has a dominant share of the employment services market. The largest publicly owned companies specializing in recruitment services are The Adecco Group and Randstad. Lyneer also competes against a variety of regional or specialized companies such as Recruit Holdings, Allegis Group, Kelly Services, Manpower, Robert Half, Kforce, PageGroup, Korn/Ferry International and Alexander Mann. It is a highly competitive industry, reflecting several trends in the global marketplace such as the increasing demand for skilled people, employers’ desire for more flexible working models and consolidation among clients and in the employment services industry itself.

Government Regulations

Lyneer’s operations are subject to regulations by various federal, state, local and independent governing bodies, including, but not limited to, (a) licensing and registration requirements and (b) regulation of the employer/employee relationship, such as worker classification regulations (e.g., exempt/non-exempt classifications), wage and hour regulations, tax withholding and reporting, immigration regulations, social security and other retirement, anti-discrimination, and employee benefits and workers’ compensation regulations. Lyneer’s operations could be impacted by legislative changes by these bodies, particularly with respect to provisions relating to payroll and benefits, tax and accounting, employment, worker classification and data privacy. Due to the complex regulatory environment that Lyneer operates in, Lyneer remains focused on compliance with governmental and professional organizations’ regulations. For more discussion of the potential impact that the regulatory environment could have on its financial results, refer to the ““Risk Factors — Risks Related to Lyneer’s Business” for further information.

Trademarks

Lyneer maintains a number of registered trademarks, trade names and service marks in the United States. Lyneer believes that many of these marks and trade names, including Lyneer Staffing Solutions, Lyneer and Lyneer International have significant value and are materially important to its business. In addition, Lyneer maintains other intangible property rights.

Employees

Lyneer had approximately 300 full-time internal staff as of August 1, 2023. In addition, Lyneer placed over 60,000 engagement professionals and workers (which includes full time engagement professionals) on assignments with clients during 2022. The substantial majority of engagement professionals placed on assignment by Lyneer are Lyneer’s temporary employees while they are working on assignments. With respect to engagement professionals, Lyneer pays the related costs of employment, such as workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits. None of Lyneer’s employees is subject to a collective bargaining agreement or an employment agreement other than senior management or as required by applicable law. As described under “Executive Compensation — Employment and Consulting Agreements,” certain executives and key employees have executed employment and consulting agreements with Lyneer.

Properties

The principal offices of Lyneer are located at 133 Franklin Corner Road, Lawrenceville, New Jersey 08648; telephone number (609) 503-4400. Lyneer occupies approximately 1,825 square feet of office space under a three-year lease ending September 30, 2025 with an unaffiliated landlord. The monthly rental is $3,650 increasing to $3,870.

Legal Proceedings

From time to time, Lyneer may be involved in various disputes and litigation matters that arise in the ordinary course of business. Lyneer is currently not a party to any material legal proceedings, except as follows.

Meybell Perez v. Blower-Dempsay Corporation, Case No. 30-2020-01140589-CLI-OE0CXC

On May 26, 2020, Plaintiff Meybell Perez, on her own behalf and on behalf of a putative class of allegedly similarly situated individuals, filed a complaint against Lyneer and its client, Blower Dempsey, in the Superior Court of California, Orange County, that was subsequently amended on June 30, 2020. The complaint alleges that a putative class of current and former employees of Lyneer and of its client, Blower Dempsey (via Lyneer’s client), while working in California since February 28, 2018, were not paid lawful wages, were not given lawful meal periods or compensation in lieu thereof, were not provided lawful rest periods or compensation in lieu thereof, were not reimbursed for employee expenses, were not paid timely wages, were knowingly and intentionally deprived of itemized employee wage statements, and were the subject of violations of the unfair competition law in California. Lyneer and its client have entered into a settlement agreement providing for payments to the class of approximately $750,000. The payment for the settlement is being shared equally by Lyneer and its client. The settlement is pending approval by the court and Lyneer expects to pay no more than $375,000 of the settlement cost, less any applicable insurance.

Michael Smith v. Infinity Staffing Solutions, LLC, et. al., Case No. BC692644

On February 2, 2018, Michael Smith on his own behalf and on behalf of a putative class of allegedly similarly situated individuals, filed a complaint against various defendants in the Superior Court of California, Los Angeles County, that was subsequently amended to add Lyneer as a defendant on April 28, 2022. The complaint alleges wage and hour claims, and inaccurate wage statement claims on behalf of the class and plaintiff. The parties have agreed to a $300,000 settlement which is pending court approval.

Mirna Reyes and Teresa Alvarez v. Liquid Graphic, Inc., Case No. 30-2022-01251702-CU-OE-CXC

Mirna Reyes and Teresa Alvarez, on their own behalf and on behalf of a putative class of allegedly similarly situated individuals, filed a complaint against Lyneer and its client in the Superior Court of California, Orange County. The complaint alleges that a putative class of current and former employees of Lyneer (via Lyneer’s client) working in California since March 27, 2018 were paid in violation of the state’s wage requirements, Lyneer failed to provide required meal periods and rest periods, violation of the state’s final paycheck requirements, failure to provide accurate wage statements, failure to provide required rest days, as well as unfair business practice claims. The matter was referred to mediation and the parties accepted the mediator’s settlement proposal of $750,000. $100,000 of the settlement is to be paid by the client. The settlement is fully accrued on Lyneer’s 2022 financial statements.

Rosanna Vargas v. DHL Express (USA), Inc. et. al., Case No. L-4352-19

On October 30, 2019, Rosanna Vargas filed a complaint in the Superior Court of New Jersey at Camden County against Lyneer and various defendants, including Lyneer’s client, alleging severe personal injury sustained at work. The case is now closed as to all parties. As a result of the matter, Lyneer’s client sought indemnification from Lyneer pursuant to an indemnification demand issued to Lyneer on June 10, 2022. Accordingly, Lyneer agreed to pay approximately $1.03 million over 36 months, beginning in July 2023, to settle the claim.

INFORMATION ABOUT ATLANTIC

Overview

Atlantic was formed in Delaware on October 6, 2022 as a special purpose vehicle to acquire control of a publicly-traded company, such as our company. On December 6, 2022, Atlantic signed a non-binding letter of intent with IDC to acquire 100% of the equity interests of IDC’s operating subsidiary, Lyneer, through its parent entities in a reverse merger with a publicly-traded issuer. Atlantic has had no commercial operations other than raising funds in a private placement, organizational activities and negotiating with several entities for the acquisition of control of a publicly-traded issuer. On February 2, 2023, Atlantic entered into a letter of intent with our company to effect a reverse merger transaction involving Atlantic and Lyneer.

The management team of Atlantic, the biographies of whom are set forth herein under the headings “Management” and “Senior Management,” has over 150 combined years of specific corporate management and investment banking experience. Atlantic’s management has developed long-standing relationships in the institutional investment arena to raise capital for publicly-listed entities to expand and up-list to a national securities exchange. This has, in turn, created liquidity and higher valuations for these previous companies.

Business Model and Acquisition Strategy

Atlantic is a high-growth U.S.-based outsourced services and workforce solutions company with management who have a more than 25-year operating record. Based on their knowledge of the industry, Atlantic’s management believes that through its mergers and acquisitions strategy, Atlantic expects to build a global staffing organization that redefines the way companies grow professional teams. Its mission is to leverage new technologies and business partnerships to create streamlined hiring processes that resolve the challenges of modern day employment economics. Accordingly, Atlantic is actively engaged in discussions and negotiations with multiple acquisition targets that complement Atlantic’s core business strategy. In addition, Atlantic’s strategic direction will be enhanced by a program that will extend Lyneer’s breadth of services to its broad national reach in a number of complementary areas. Atlantic has identified and is focusing on a number of high-demand fields, in particular, the medical, legal and financial services fields. Atlantic is in the process of investigating a number of opportunities for acquisitions of staffing companies that operate in these identified sectors.

Atlantic’s corporate acquisition strategy is premised on the seamless consolidation and integration of technology and back-office infrastructure, coupled with performance improvements and value creation. Its core thesis is designed to assist its client companies in the transformation of stagnation into growth to achieve sustainable results through their most important asset: people. Atlantic’s goal is to create a business designed to deliver to its clients targeted industry talent at speed and scale while also growing the pool of in-demand talent for this same constituency. Atlantic’s recruiters will provide specific and data-driven guidance, development, training, and access to jobs. It believes this approach is particularly applicable in several growth sectors, including legal and financial services, technology, and healthcare. The current climate of industry fragmentation and overall economic uncertainty create a moment that Atlantic believes is ripe for strategic consolidation. After the closing of the Merger, Atlantic intends for us to aggressively engage in this “M&A” strategy and to take advantage of the synergies and opportunities created by this congruence of events. By advantageously augmenting Lyneer’s existing significant capabilities through acquisition, Atlantic believes Lyneer will create material margin improvement.

Atlantic currently has a robust pipeline of potential acquisition targets and is in negotiations and discussions with outsourced services and workforce solutions acquisition targets in key service verticals. Management of Atlantic believes that multiple targets in the $100 million revenue range are readily available for acquisition within a short period of time.

The first vertical on which Atlantic intends for us to focus represents national medical professional staffing companies. Growing at an estimated compound annual growth rate (CAGR) of over 6.9% according to a 2023 report of GlobalNewswire, this vertical addresses a national problem of chronic understaffing, coupled with a large and growing geriatric population, amplified by the extraordinary demands created by the impact of the COVID-19 pandemic. As such, Atlantic intends for us to acquire a temporary and permanent placement services company for healthcare professionals with a wide range of staffing services that includes temporary, temp-to-perm, and direct hire placements with an extensive network of qualified candidates including nurses, allied healthcare professionals, corporate support professionals and executives. Atlantic anticipates that the target will deliver a wide set of nurse staffing solutions to meet the dynamic nature of today’s medical provider’s needs coupled with offering a wide range of consultative and professional support services.

While actively pursuing the medical professional staffing vertical, Atlantic also is committed to identifying for us acquisition targets in the financial services sector. Atlantic expects that we will consolidate any such firm’s accountants with Lyneer’s current stable of professionals through the acquisition of a firm with a comprehensive range of accounting, consulting, business management, and tax services to individuals and businesses in the U.S. Atlantic intends that we will broaden our range of services serving clients at every level: from start-ups to owner-managed companies and well-established corporations.

Moreover, Atlantic has commenced implementation of a detailed acquisition strategy that it believes will rapidly accelerate our growth, thus increasing and maximizing shareholder value. Atlantic plans to pursue for us “cornerstone acquisitions” and is focusing on targets with robust profits, diverse client bases, large national/large regional coverage in contract/permanent staffing, executive search, recruitment process, and outsourcing. In order to meet its “cornerstone acquisition” criterion, a company is expected to have over $50 million in revenue and EBITDA margins of no less than 10%. In addition, Atlantic plans to pursue “tuck-in” acquisitions with a focus on acquiring high-margin niche staffing companies that can benefit from the synergies of a larger organization with increased penetration. Under its “tuck-in” program, Atlantic intends to acquire smaller profitable companies in business segments consistent with its larger anchor organizations.

Post-Merger, Atlantic plans to integrate companies and maximize synergies and economics to improve sales and lower operating costs, while, at the same time, continuing to focus and expand on its acquisition strategy of high-margin profitable outsourced services and workforce solution providers.

Atlantic currently is in discussions and negotiations with multiple prospects and any such acquisitions are subject to the completion of due diligence and the negotiation and execution of final agreements. These prospects are representative of the types of companies and verticals that Atlantic is actively pursuing and underscore the opportunity for Atlantic to expand its footprint in lucrative markets with great demand for professionals and skilled workforce. Atlantic believes that the need for these services in these markets is becoming acute. Atlantic also believes that it is well positioned to execute on its acquisition plan. Should the proposed acquisitions be consummated, Atlantic will greatly increase its capabilities in the prime financial services and thriving healthcare support services vertical.

Atlantic has a pipeline of workforce solutions firms with which it is in advanced discussions. While these discussions have not resulted in a definitive agreement, Atlantic believes it is well positioned to execute on one or more of these opportunities in the near future. Atlantic has not reached a definitive agreement with any potential acquisition target and, as such, Atlantic cannot assure you that it will consummate any particular acquisition.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name and position of each person who is expected to be an executive officer or director of our company upon the consummation of the Merger and this offering.

Name	Age	Position
Prateek Gattani	44	Chairman of the Board
Robert B. Machinist	70	Vice Chairman of the Board
Jeffrey Jagid	54	Chief Executive Officer and Director
Christopher Broderick	62	Chief Operating Officer and Acting Chief Financial Officer
Michael Tenore	49	General Counsel and Secretary
Jeffrey Kurtz	54	Director
David Solimine	43	Director
David Pfeffer	63	Director

Prateek Gattani will be elected to serve as our Chairman of the Board upon the completion of the Merger and has been Chief Executive Officer of IDC since 2007. Mr. Gattani acquired IDC in 2007, which, in turn, acquired Lyneer in August 2021. Prior to 2007, Mr. Gattani was a resource manager at e-Solutions Incorporated. IDC, founded in India in 2003, is a major information technology company. IDC currently provides business process outsourcing, IT consulting, revenue sources and software as a service (SaaS). According to Forbes India (August 2022), IDC ranks in the 95th percentile market share and had three-year growth of 488% from 2020 to 2022. IDC is headquartered in Milpitas, California and has offices throughout the world. IDC is a multinational technology company that provides the highest level of knowledge and experience to assist its customers to redesign and recreate their ventures in order to stay in the competition in the changing business environment. IDC’s ability to know the business and personal environment of its clients helps them to provide tailored services according to the areas of operation, in the fields of innovation, as well as in culture. We believe Mr. Gattani’s business and financial experience in the staffing business, and his vision for future operations, gives him the qualifications and skills to lead us following the Merger as Chairman of the Board.

Robert B. Machinist will be elected to serve as our Vice Chairman of the Board upon the completion of the Merger. He has served as Chairman of the Board of Atlantic since its formation in October 2022. He previously served as Chief Executive Officer and Chairman of the Board of Troika Media Group (Nasdaq: TRKA) from March 2018 until May 2022. Mr. Machinist has extensive experience both as a principal investor/operator in a broad range of businesses as well as an owner-operator of diversified investment banking operations. He has been the Vice Chairman of Pyrolyx A.G. (S26.DU), the first environmentally-friendly and sustainable method of recovering high-grade carbon black from end-of-life-tires. Most recently, he has been Chairman and an original founding Board member of CIFC Corp. (Nasdaq: CIFC), a publicly-listed credit manager with over $14.0 billion of assets under management, which was sold in December 2016. In addition, he has been Chairman, Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions, which was sold to Houlihan Lokey in 2016. He has also been a partner of Columbus Nova, a leading private investment fund. He runs a private family investment company, the activities of which include The Collectors Car Garage and a number of real estate development businesses.

Mr. Machinist previously served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. Mr. Machinist was also previously president and one of the principal founders of Patricof & Co. Capital Corp. (APAX Purchasers) and its successor companies.

He is currently Vice-Chairman of the Maimonides Medical Center, serves on its Board of Directors, is Chairman of its Investment Committee and a member of its various other Board of Overseers for the Albert Einstein College of Medicine. Most recently, he has been Chairman of the American Committee for the Weizmann Institute of Science as well as a member of its Board of Directors and presently serves on its International Board of Governors and its Executive Committee. He has been a trustee and Vice Chairman of Vassar College, a member of its Executive Committee, and one of three trustees responsible for managing the College’s Endowment. He is currently a board member of ECD Autodesign (Nasdaq: ECDA).

Mr. Machinist earned a Bachelor of Arts in Philosophy and Chemistry from Vassar College in Poughkeepsie, New York. He undertook graduate work in biochemistry at the Weizmann Institute of Science in Rehovot, Israel. We believe Mr. Machinist’s broad entrepreneurial, financial and business expertise and his experience with growth companies give him significant qualifications and skills to serve as Vice Chairman of our board of directors following the Merger.

Jeffrey Jagid will be elected to serve as our Chief Executive Officer and a Director upon completion of the Merger. He has served as CEO of Atlantic since February 1, 2023. He is a results-producing business executive with a strong track record of optimizing revenue and profitability within a global organization. He has demonstrated success building and leading businesses at all stages of growth.

Prior to joining Atlantic, Mr. Jagid was a director of ThinkEco Inc. since 2014 and became that company’s Chairman and Chief Executive Officer in 2017. Prior to joining ThinkEco, Mr. Jagid held various management positions at I.D. Systems, Inc. (Nasdaq: IDSY), including Chief Executive Officer and Chairman of the Board of Directors. Under Mr. Jagid’s leadership, I.D. Systems was named by Deloitte as one of North America’s fastest growing technology companies in 2005, 2006 and 2012. During his tenure at I.D. Systems, Mr. Jagid was named as a finalist for the Deloitte Entrepreneur of the Year award. Under Mr. Jagid’s leadership, I.D. Systems became a leading global provider of wireless IoT based technology solutions for securing, managing, and tracking high-value enterprise assets. He has been awarded 14 patents in wireless communications, mobile data, asset tracking, and connected car technology. Among his other achievements, he led that company’s initial public offering, as well as several other capital raises totaling nearly $100 million.

From 2001 to June 2014, Mr. Jagid also served on the board of directors of Coining Technologies, Inc., a privately-held company in the coining, forming, drawing, and piercing of specialty metals, mass-producing close-tolerance complex parts quickly and cost-effectively.

Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. He is member of the Bar of the States of New York and New Jersey.

Christopher Broderick will be elected to serve as our Chief Operating Officer and Acting Chief Financial Officer upon the completion of the Merger. He has served as Chief Operating Officer and Chief Financial Officer of Atlantic since February 1, 2023. He previously served as Chief Operating Officer and a Director of Troika Media Group (“Troika”) from March 27, 2015 until October 2016. He was re-elected Chief Operating Officer and Interim Chief Financial Officer on July 11, 2017. Prior thereto, he had served as Chief Operating Officer of Signal Point Holdings Corp. (SPHC) since October 17, 2012. He resigned from all positions with Troika in June 2022. Mr. Broderick has 30 years of experience in the telecommunications industry and was responsible for that company’s domestic network operations of wired and wireless topologies, supporting voice, data, internet products and services. He was also the operational leader for the development and build-out of SPHC’s continued network expansion. Prior to joining SPHC, Mr. Broderick served as Senior Director of Business Client Services for FairPoint Communications from 2008 to 2011. Mr. Broderick was responsible for Retail Business segment, outside sales support, billing, and SMB sales across Northern New England. Previously, Mr. Broderick served as Chief Operating Officer and Vice President of Operations at IntelliSpace and Wave2Wave from February 2000 to January 2008. Mr. Broderick was responsible for the design, implementation and day-to-day U.S. and U.K. operations of that company.

Mr. Broderick spent the majority of his career at New York Telephone, NYNEX, and Bell Atlantic where he was highly successful in the management of all facets of the telephone company’s Field Operations, Central Offices and outside plant facilities in New York City business districts. He also led sales and support “mega” call-center operations, for complex business accounts. In addition to his technical background, Mr. Broderick has an extensive education in quality process management, systems efficiency and design. He has utilized his extensive background to help build SPHC into one of the most reliable “Converged Networks” in the USA. Atlantic determined that Mr. Broderick’s 30 years of particular knowledge and experience in the telecommunications industry, and his position with SPHC, strengthens the Board’s collective qualifications, skills and experience.

Michael Tenore will be elected to serve as our General Counsel and Secretary upon the completion of the Merger. He has served as General Counsel of Atlantic since March 2023. He was first appointed General Counsel, and Vice President of Regulatory Affairs for Troika in March 2015. In July 2017, Mr. Tenore was elected Corporate Secretary. He resigned from all positions with Troika in March 2023. Prior to joining Troika in March 2015 upon the merger with Signal Point Holdings Corp., he held various legal and regulatory positions, including General Counsel, at RNK, Inc. a regional telecommunications carrier. Mr. Tenore is a member of the adjunct staff of Suffolk University Law School and belongs to the Federal Communications Bar Association and the Association of Corporate Counsel. Mr. Tenore received his B.A. in Communications from Emerson College and his J.D. from Suffolk University Law School both degrees with Latin Honors. Mr. Tenore has been on the board of directors for youth hockey and charitable organizations for the past 10 years.

Jeffrey Kurtz will be elected to our board of directors upon the completion of the Merger. Since 1991, he has been the President of The Kamson Corporation, which currently owns and operates over 100 investment properties in the Northeast. Currently, he oversees extensive rehabilitation projects among over 100 projects and is presently involved in several building projects consisting of multifamily apartments, hi-rise buildings, and mixed-use properties which have retail and apartment components. In the past, Mr. Kurtz has built multifamily units for sale along with other building projects. Mr. Kurtz personally owns or is a general partner and/or manages, through the Kamson Corporation, a New Jersey corporation, 14,000+ apartments, in addition to office buildings and shopping centers. A graduate of the University of Miami, Mr. Kurtz is a member of the 1987 National Championship Football Team at the University of Miami. He continues as an active member of the university alumni. For the past 20 years, Mr. Kurtz has been on the Board of the Hope & Heroes Children’s Cancer Fund golf event and chairs this outing each year.

We believe Mr. Kurtz’s broad entrepreneurial, financial and business expertise and his experience give him the qualifications and skills to serve as a director of our company following the Merger.

David Solimine will be elected to our board of directors upon the completion of the Merger. Mr. Solimine is the President & Chief Executive Officer of Kore Insurance Holdings, LLC., a privately-owned high-volume insurance agency established in 2012 with offices in New Jersey and Florida. He plays an integral part in providing a competitive insurance product with the utmost level of professional service to meet client satisfaction in all aspects. Prior thereto, from 2001-2008, Mr. Solimine was a principal, as well as the President of Sales and Marketing for EMAR Group, Inc., when it was acquired by Wells Fargo Insurance Services. Thereafter, while at Wells Fargo, he remained the largest Insurance Sales Producer on the East Coast for many consecutive years. He also served as Head of Marketing for Princeton Securities from 1999-2001. Mr. Solimine holds a Bachelor of Science in Business/Economics from Brown University. He is Property and Casualty Insurance Licensed throughout the United States.

We believe Mr. Solimine’s extensive business and financial experience in the insurance industry, in particular dealing with employment related issues, makes hm qualified to serve on our board of directors following the Merger.

David Pfeffer has served as a member of our board of directors since September 2018 and is currently our Audit Committee Chairman. He will retain these positions upon the completion of the Merger. Mr. Pfeffer has over 30 years of experience in diverse roles in financial services; leading companies, developing and executing strategy, building businesses up from the ground floor and driving innovation to grow in today’s ultra-competitive and dynamic global economy. Mr. Pfeffer is currently CEO of Brick Citi Capital, LLC, an investment services and business advisory firm founded in 2019. Previously, he was Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager, from 2004 to 2019. He was a Management Director on the Oppenheimer Funds, Inc. board and President of Oppenheimer Funds Harbourview Asset Management. From 2009 to 2019, Mr. Pfeffer served as an Independent Director at ICI Mutual Insurance Co., including a role as Audit Committee Chairman. From 2000 to 2004, Mr. Pfeffer worked as Institutional Chief Financial Officer and Director at Citigroup Asset Management. Mr. Pfeffer was at J.P. Morgan from 1984 to 2000, where he gained significant international experience serving as Chief Financial Officer and Director of JPM Brazil for five years in São Paulo and supported JPM’s international businesses during his 16 year tenure there. Mr. Pfeffer worked as a public accountant at Ernst & Whinney from 1981 to 1984. Mr. Pfeffer is a Certified Public Accountant, a Chartered Global Management Accountant and has his FINRA Series 99 Operations Professional license. He graduated Cum Laude from the University of Delaware with a B.S. in Accounting.

We believe Mr. Pfeffer’s experience in corporate governance and capital markets qualifies him to continue to serve on our board of directors following the Merger.

Senior Management

Name	Age	Position
Todd McNulty	54	Chief Executive Officer of Lyneer Staffing Solutions LLC
James Radvany	62	Chief Financial Officer of Lyneer Staffing Solutions LLC

Todd McNulty has served and will continue to serve as Chief Executive Officer of Lyneer Staffing Solutions LLC. Mr. McNulty studied Business Administration and Marketing at York College of Pennsylvania. After college in 1990, Mr. McNulty started his career as a Marketing Representative for the Players Club International at Resorts Casino in Atlantic City. In August 1992, Mr. McNulty relocated back home to Central NJ and began a 30-year staffing career. Mr. McNulty worked for Staffing Alternatives, a New Jersey four office family-owned boutique company, focusing on clerical and light industrial staffing. He led sales from 1992 to September 1997, achieving a record 5 million in new sales his first year. In October 1997, Mr. McNulty joined Jim Radvany with a plan and a mission to become the Delaware Valley’s leading staffing company. He opened multiple offices and achieved robust growth and profitability within months of office openings. Throughout the years, Mr. McNulty assumed the role of Chief Executive Officer with responsibility for its current day-to-day operations and working closely with Lyneer’s Business Development Team in building brand strength and growth throughout the country.

James Radvany has served and will continue to serve as Chief Finance Officer of Lyneer Staffing Solutions. Mr. Radvany is a graduate of Susquehanna University. He started his career as a CPA with Coopers and Lybrand in Philadelphia in 1982 and was promoted to Manager in four years instead of the customary six-year period. Mr. Radvany joined Romac and Associates in 1986 as a Senior Recruiting Manager for accounting and finance professionals. He was consistently one of the top producers in Lyneer’s Northeast region throughout his seven-year tenure. Mr. Radvany founded his initial staffing company in 1993 and with the addition of Todd McNulty, led Lyneer Staffing Solutions to become one of the top staffing firms in the Delaware Valley in the 1990s. Lyneer Staffing Solutions started to expand outside of the Delaware Valley in the late 1990s and grew throughout the East Coast and into the Southeast and Midwest sectors of the country. With the addition of seven West Coast branches in early 2015, Lyneer expanded into a true national staffing company. In his role as Chief Financial Officer of Lyneer, Mr. Radvany handles all accounting, acquisitions, financing, legal and insurance issues for Lyneer. He also works with Mr. McNulty in running Lyneer’s day-to-day operations. He has successfully negotiated a $55 million asset-based loan, integrated some smaller acquisitions, set up a very cost-effective workers compensation insurance program and oversees a 12-person accounting and legal department.

Family Relationships between Directors

Directors are elected until their successors are duly elected and qualified. No family relationship exists between any of the directors and executive officers. There are no arrangements or understandings with major stockholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or member of senior management.

To our knowledge, none of the individuals who will serve as a director or executive officer of our company following the Merger has, during the past 10 years, been involved in any of the legal proceedings listed in Item 401(f) of Regulation S-K.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of the issuer’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of the board of directors immediately following consummation of the Merger and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Prateek Gattani, Jeffrey Kurtz, David Solimine and David Pfeffer will be an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that the directors who will serve on our audit committee, our compensation committee and our nominating and corporate governance committee immediately following this offering satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has and will have with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter approved by our board of directors. Copies of each committee’s charter will be posted on the Investor Relations section of our corporate website, which will be located at www.atlantic-international.com, immediately following the consummation of the Merger and this offering. Each committee will have the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

Immediately following consummation of the Merger, our audit committee will consist of David Pfeffer, who will be the chair of the committee, Jeffrey Kurtz and David Solimine. We have determined that each of our proposed members of the audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•        reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•        reviewing our major financial risk exposures (including cybersecurity and regulatory compliance), including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•        reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our board of directors has determined that David Pfeffer qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the

Nasdaq Marketplace Rules. In making this determination, our board of directors has considered Mr. Pfeffer’s extensive financial experience and business background. Our independent registered public accounting firm and our management will meet privately periodically with our audit committee.

Compensation Committee

Immediately following consummation of the Merger, our compensation committee will consist of Jeffrey Kurtz, who will be the chair of the committee, and David Solimine. We have determined that each of our proposed members of our compensation committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•        reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

•        reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for our company, as well as modifying, amending or terminating existing plans and programs;

•        reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•        reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

•        preparing the report that the SEC requires in our annual proxy statement.

None of our proposed executive officers following the Merger currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the proposed members of our compensation committee has at any time been one of our officers or employees or an officer or employee of Atlantic or Lyneer.

Nominating and Corporate Governance Committee

Immediately following consummation of the Merger, our nominating and corporate governance committee will consist of David Solimine, who is the chair of the committee, and Jeffrey Kurtz and Prateek Gattani. We have determined that each of the proposed members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•        evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on its board of directors is appropriate;

•        evaluating, nominating and recommending individuals for membership on our board of directors; and

•        evaluating nominations by stockholders of candidates for election to our board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code will be posted on our website upon consummation of the Merger, which will be located at www.atlantic-international.com.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth total compensation paid to our executive officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Daniel Jones	2022	$225,000	$50,000	(4)	$178,179				$453,179
Chief Executive Officer	2021	106,667	150,000	(2)	—	—	—	—	$256,667
John W. Kennedy(3)	2022	115,000	—		133,634	—	—	—	248,634
Chief Financial Officer	2021	67,275	100,000		114,530	—	—	—	281,805
Frances Scally(5)	2022	78,250	—		—	—	—	—	78,250

____________

(1)      The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to SeqLL’s consolidated financial statements for the year ended December 31, 2022 available at www.sec.gov regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)      Of this bonus, $75,000 was deferred to, and paid in, 2022. Mr. Jones shall resign from his positions with our company upon the completion of the Merger.

(3)      Mr. Kennedy resigned his position as our Chief Financial Officer on August 9, 2022.

(4)      The $50,000 bonus was paid in 2023.

(5)      Ms. Scally was appointed our Chief Financial Officer on August 8, 2022. Ms. Scally is a consultant to our company and all compensation for her services is paid to DLA, LLC, a financial consulting firm with which Ms. Scally is employed. Ms. Scally shall resign from her position with our company upon the completion of the Merger.

Employment and Consulting Agreements After the Merger

Consulting Agreement with Robert Machinist

Upon the closing of the Merger, Robert Machinist will enter into a consulting agreement with our company as Executive Vice Chairman of the Board. The agreement will be for a term of three years with an automatic renewal for an additional one year period unless terminated by either party upon 90 days written notice prior to the end of the consulting term. Upon the closing of the Merger, Mr. Machinist’s base salary will be $300,000 per annum. Mr. Machinist will also receive a $100,000 transaction bonus as a result of the completion of this offering. Mr. Machinist will receive restricted stock units (“RSUs”) to purchase one (1%) percent of the issued and outstanding shares of common stock following the Merger, which are fully vested but not exercisable for six months following the Merger. Following the closing of the Merger, Mr. Machinist will be eligible for discretionary annual bonuses as determined by the compensation committee of our board of directors.

If the consulting agreement is terminated for any reason other than for Cause (as defined) or if Mr. Machinist voluntarily terminates his consulting engagement for any reason, he will be entitled to full benefits and all previously-granted restricted stock, restricted stock units and warrants will immediately vest. He will be entitled to 12 months of severance payments of his base salary upon termination, other than for Cause. For Cause, he will be entitled to three months of severance paid in three equal monthly installments and three months of COBRA insurance, and all unvested restricted stock, restricted stock units and warrants then held by Mr. Machinist will be forfeited.

Employment Agreement with Jeffrey Jagid

Upon the closing of the Merger, Jeffrey Jagid will enter into an employment agreement with our company as Chief Executive Officer. The agreement will be for a term of three years with an additional one-year extension unless terminated by either party upon 90 days written notice prior to the end of the initial term. Mr. Jagid’s base salary will be $500,000 per annum and will increase to $500,000 per annum upon the closing of an acquisition for total consideration in excess of $20,000,000. Mr. Jagid also will be entitled to a true-up payment equal to the difference between his salary of $120,000 per year under his employment contract dated February 1, 2023 with Atlantic and $500,000 per annum. Mr. Jagid will be eligible to receive an annual bonus equal to his base salary for every year his employment agreement is in effect. The bonus will be predicated upon our recording a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Jagid will also be paid a $200,000 transaction bonus as a result of the closing of the Merger and he will be paid additional transaction bonuses in the amount of $100,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000. Mr. Jagid will receive RSUs to purchase one (1%) percent of the issued and outstanding shares of common stock following the Merger, which are fully vested but not exercisable for six months following the Merger. He is also eligible for an annual discretionary bonus to be set by the compensation committee of our board of directors.

If we terminate the employment agreement for any reason other than Cause (as defined), all of Mr. Jagid’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Jagid will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if we are on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Jagid, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Jagid is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Jagid’s non-vested equity will immediately vest in full, and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with our company. Mr. Jagid will be subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if termination is for Cause, and six months if termination is for any other reason. He will be subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if he is terminated for any other reason. He will also be covered under our directors and officers liability insurance for up to one year from termination of his employment.

Employment Agreement with Christopher Broderick

Upon the closing of the Merger, Christopher Broderick will enter into an employment agreement with our company as Chief Operating Officer and Acting Chief Financial Officer. The employment agreement will be for three years with an additional one-year extension unless terminated by either party upon 90 days’ written notice prior to the end of the initial term. Mr. Broderick’s base salary will be $300,000 per annum. He will also be entitled to a true-up payment equal to the difference between his salary of $120,000 per year under his employment agreement dated February 1, 2023 with Atlantic and $300,000 per annum. Mr. Broderick will be eligible to receive a yearly bonus equal to his annual base salary for every year his employment agreement is in effect. The bonus will be predicated upon our recording a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Broderick will also be paid a $150,000 transaction bonus as a result of the closing of the Merger and he will be paid additional transaction bonuses in the amount of $75,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000. Mr. Broderick will receive RSUs to purchase one (1%) percent of the issued and outstanding shares of common stock following the Merger, which are fully vested but not exercisable for six months following the Merger. He also will be eligible for an annual discretionary bonus to be set by the compensation committee of the board of directors.

If we terminate the employment agreement for any reason other than Cause (as defined), all of Mr. Broderick’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Broderick will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if we are on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Broderick, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Broderick is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Broderick’s non-vested equity will immediately vest in full, and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with our company. Mr. Broderick will be subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if termination is for Cause, and six months if his termination is for any other reason. He will be subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if he is terminated for any other reason. He will also be covered under our directors and officers liability insurance for up to one year from termination of employment.

Employment Agreement with Michael Tenore

Upon the closing of the Merger, Michael Tenore will enter into an employment agreement with our company as General Counsel and Secretary. The employment agreement will be for three years with an additional one-year extension unless terminated by either party upon 90 days written notice prior to the end of the initial term. Mr. Tenore’s base salary will be $300,000 per annum. He will also be entitled to a true-up payment equal to the difference between his salary of $120,000 per year under his employment agreement dated April 1, 2023 with Atlantic and $300,000 per annum. Mr. Tenore will be entitled to receive an annual bonus of $100,000 for every year his employment agreement is in effect. The bonus is predicated upon our receiving a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Tenore will also be paid a $75,000 transaction bonus as a result of the closing of the Merger and he will be paid additional transaction bonuses in the amount of $75,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000. Mr. Tenore will receive RSUs to purchase one (1%) percent of the issued and outstanding shares of common stock following the Merger, which are fully vested but not exercisable for six months following the Merger. He also will be eligible for an annual discretionary bonus to be set by the compensation committee of our board of directors.

If we terminate the employment agreement for any reason other than Cause (as defined), all of Mr. Tenore’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Tenore will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if we are on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Tenore, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Tenore is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Tenore’s non-vested equity will immediately vest in full and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with our company. Mr. Tenore will be subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if his termination is for Cause, and six months if termination is for any other reason. He will be subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if terminated for any other reason. He also will be covered under our directors and officers liability insurance for up to one year from termination of employment.

Employment Agreement with Todd McNulty

On August 31, 2021, Lyneer entered into an employment agreement, as amended, with Todd McNulty to be its Chief Executive Officer. Upon closing of the Merger, Mr. McNulty will continue to be Chief Executive Officer of Lyneer, which will be our wholly-owned subsidiary. The employment agreement is for three years with successive one-year extensions unless terminated by either party upon 90 days’ prior written notice. Mr. McNulty’s current base salary is $750,000 per annum. Upon closing of the Merger, he will be eligible for an annual discretionary bonus to be set by the compensation committee of our board of directors.

In case of termination without Cause (as defined), or termination by Mr. McNulty with Good Reason (as defined), or termination upon expiration date with notice of termination/non-renewal by Lyneer, Mr. McNulty will be entitled to severance defined as: (i) in the event of a termination date on or prior to the second anniversary date of the Merger, an amount equal to 1.5 times his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits, as provided on the termination date until the end of the applicable severance term (as defined, or, at the sole discretion of Lyneer, reimburse Mr. McNulty for COBRA insurance; (ii) in the event of a termination date after the second anniversary of the Merger, an amount equal to one time his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits or COBRA insurance until the end of the applicable severance term; or (iii) in the case of non-renewal of the employment agreement by Lyneer after the initial term or any renewal term and the subsequent termination of employment within three months following such non-renewal of the employment agreement by Lyneer, an amount equal to six months of his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits or COBRA insurance. In case of termination by Lyneer with Cause or by Mr. McNulty without Good Reason, Mr. McNulty will only be entitled to accrued obligations consisting of accrued but unpaid base salary; unreimbursed expenses; accrued but unpaid benefits; and any unpaid bonus for any then completed fiscal year. Mr. McNulty is subject to one-year non-compete and non-solicitation covenants from termination of his employment.

Employment Agreement with James Radvany

On August 31, 2021, Lyneer entered into an employment agreement with James Radvany to be its Chief Financial Officer. Upon closing of the Merger, Mr. Radvany will continue to be Chief Financial Officer of Lyneer as a wholly-owned subsidiary of our company. The employment agreement has a term of three years with successive one-year extensions unless terminated by either party upon 90 days’ prior written notice. Mr. Radvany’s base salary is $500,000 per annum. He is eligible for an annual discretionary bonus to be set by the compensation committee of our board of directors. Mr. Radvany’s employment agreement provides for the same severance provisions, non-competition and non-solicitation covenants as those in Mr. Radvany’s employment agreement discussed above. In case of termination by Lyneer with Cause or by Mr. Radvany without Good Reason, Mr. Radvany will only be entitled to accrued obligations consisting of accrued but unpaid base salary; unreimbursed expenses; accrued but unpaid benefits; and any unpaid bonus for any then completed fiscal year.

Mr. Radvany will be paid a $100,000 transaction bonus as a result of the closing of the Merger.

2014 Equity Incentive Plan

Our board of directors and our stockholders originally approved our 2014 Equity Incentive Plan, or the 2014 Plan, in April 2014. Our 2014 Plan allows for the grant of equity-based awards to our and our affiliates’ officers, employees, directors and key persons. On March 18, 2021, our board of directors and stockholders approved an amendment and restatement of our 2014 Plan to increase the number of shares of common stock available for equity awards under the 2014 plan to 102,942 shares.

As of March 31, 2023, a total of 102,942 shares of our common stock were authorized for issuance under our 2014 Plan, and at such date, stock grants of an aggregate of 91,146 shares had been made under the 2014 Plan. Upon effectiveness of our Atlantic International Corp. 2023 Equity Incentive Plan upon consummation of the Merger, no additional stock awards will be granted under our 2014 Plan.

2023 Equity Incentive Plan

The Atlantic International Corp. 2023 Equity Incentive Plan, which is referred to herein as the “Incentive Plan,” will become effective upon the consummation of the Merger and will allow us to continue to provide equity awards as part of our compensation program, an important tool for motivating, attracting and retaining talented employees and for providing incentives that promote our business and increased stockholder value. Upon the effectiveness of the Incentive Plan, no additional stock awards will be granted under our existing 2014 Equity Incentive Plan as in effect immediately prior to the consummation of the Merger.

The following is a summary of the material features of the Incentive Plan. This summary is qualified in its entirety by the full text of the Incentive Plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Purpose

The purpose of the Incentive Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company following the Merger by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Eligibility

Persons eligible to participate in the Incentive Plan will be our officers, employees, non-employee directors, and consultants and those of our subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this prospectus, approximately 314 individuals currently employed by, or affiliated with, Atlantic or Lyneer will be eligible to participate in the Incentive Plan, which includes four officers, approximately 300 employees who are not officers, seven non-employee directors, and three consultants.

Administration

The Incentive Plan will be administered by the compensation committee of our board of directors, our board of directors or such other similar committee pursuant to the terms of the Incentive Plan. The plan administrator, which initially will be the compensation committee of our board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The plan administrator may delegate to one or more of our officers, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

The number of shares of our common stock that may be issued under the Incentive Plan will be equal to 20% of the aggregate number of shares of our common stock issued and outstanding immediately after the consummation of the Merger and this offering. Following the Merger, we will assume Atlantic’s obligations with respect to restricted stock units granted to and held by those members of Atlantic management and certain persons who will be key consultants to our company post-Merger listed under “Management” and “Senior Management” for the purchase of an aggregate of number of shares of common stock equal to approximately 12.5% of the number of shares of our common stock to be issued and outstanding immediately after the consummation of the Merger and this offering.

Shares underlying any awards under the Incentive Plan that are forfeited, cancelled, held back to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Incentive Plan. The payment of dividend equivalents in cash shall not count against the share reserve.

Annual Limitation on Awards to Non-Employee Directors

The Incentive Plan contains a limitation whereby the grant date value of all awards under the Incentive Plan and all other cash compensation paid by us to any non-employee director may not exceed $250,000 in any calendar year, although our board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances.

Types of Awards

The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards, or collectively, awards. Unless otherwise set forth in an individual award agreement, each award shall vest over a four-year period, with one-quarter of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

Stock Options

The Incentive Plan permits the granting of both options to purchase shares of our common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Incentive Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees and employees of our subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the Incentive Plan.

The exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the exercise price must be paid in full either in cash, check, or, with the approval of the plan administrator, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock

The plan administrator may award restricted shares of common stock subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with our company or our subsidiaries through a specified vesting period. Unless otherwise provided in the applicable award agreement, the participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units and Dividend Equivalents

The plan administrator may award restricted stock units which represent the right to receive common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with our company or our subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares of common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

A participant holding restricted stock units will have no voting rights as a stockholder. Prior to settlement or forfeiture, restricted stock units awarded under the Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of common stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, shares of common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Other Stock or Cash Based Awards

Other stock or cash based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Incentive Plan and/or cash awards made outside of the Incentive Plan. The plan administrator will have authority to determine the persons to whom and the time or times at which such awards will be made, the amount of such awards, and all other conditions, including any dividend and/or voting rights.

Changes in Capital Structure

The Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Incentive Plan, to certain limits in the Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control

Except as set forth in an award agreement issued under the Incentive Plan, in the event of a change in control (as defined in the Incentive Plan), each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (i) our continuation of such outstanding stock awards (if we are the surviving corporation); (ii) the assumption of such outstanding stock awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (iv) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (A) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (B) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (v) provide that such award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Incentive Plan or the provisions of such award; or (vi) provide that the award will terminate and cannot vest, be exercised or become payable after the applicable event.

The Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon a change in control as may be provided in the award agreement for such stock award, but in the absence of such provision, no such acceleration will occur.

Tax Withholding

Participants in the Incentive Plan are responsible for the payment of any federal, state or local taxes that we or our subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of our company or our subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of our company or our subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us or our subsidiaries in an amount that would satisfy the withholding amount due.

Transferability of Awards

The Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution; however, the plan administrator has the discretion to permit awards (other than incentive stock options) to be transferred by a participant.

Term

The Incentive Plan will become upon consummation of the Merger and this offering and, unless terminated earlier, the Incentive Plan will continue in effect for a term of ten (10) years, after which time no awards may be granted under the Incentive Plan.

Amendment and Termination

Our board of directors and the plan administrator may each amend, suspend, or terminate the Incentive Plan and the plan administrator may amend or cancel outstanding awards, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Incentive Plan will require the approval of our stockholders. Generally, without stockholder approval, (i) no amendment or modification of the Incentive Plan may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in a stock award agreement as our board of directors determines necessary or appropriate.

Form S-8 Registration Statement

Following the consummation of the Merger, when permitted by SEC rules and subject to any contractual prohibitions, we intend to file with the SEC a registration statement on Form S-8 registering the shares of our common stock issuable under the Incentive Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, regarding our existing compensation plans under which equity securities are authorized for issuance:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
2014 Equity Incentive Plan – Equity compensation plan approved by security holders	58,940	$63.92	44,003
Equity compensation plans not approved by security holders	—	—	—
Total	58,940	$63.92	44,003

Incentive Plan Awards

The following table sets forth information relating to stock option grants made to our executive officers during the fiscal year ended December 31, 2022.

	Date of Option Grant	# of Options	Fair Value ($)(1)
Daniel Jones	January 13, 2022	5,883	$178,179
John W. Kennedy	January 13, 2022	4,412	133,634

____________

(1)      Reflects the aggregate fair value computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to our consolidated financial statements for the year ended December 31, 2022 incorporated by reference into this prospectus regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our executive officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
Daniel Jones	5,247	—	$83.64	9/5/2028	—	$—
Daniel Jones	5,883	5,883	58.82	1/13/2032	—	—
John W. Kennedy	3,857	—	$83.64	9/5/2028	—	—
John W. Kennedy	2,941	—	$85.68	12/6/2031	—	—
John W. Kennedy	4,412	4,412	$58.82	1/13/2032	—	—

Director Compensation

General.    The following discussion describes the significant elements of the existing compensation program for members of our current board of directors and its committees. The compensation of our directors is, and following the consummation of the Merger will be, designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our stockholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

Director Compensation Arrangements.    Our existing non-employee director compensation program is designed to attract and retain qualified individuals to serve on our board of directors. Our board of directors, on the recommendation of its compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

Our board of directors has approved the following compensation program for the non-employee members of our pre-Merger board of directors. This program will be terminated upon the completion of the Merger and options or restricted stock units will be awarded by the Compensation Committee going forward.

Cash Compensation.    Under such program, we currently pay each non-employee director a cash fee, payable quarterly, of $4,167 per month for service on our pre-Merger board of directors.

Equity Awards.    Each non-employee director currently receive a one-time initial stock option award for 16,216 shares of our common stock, which options shall vest in arrears in two equal tranches on the first and second anniversaries of service on our Board. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the compensation committee of our board of directors, from any equity compensation plan approved by the compensation committee of our pre-Merger Board.

In addition to such compensation, we reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our board of directors.

Following the consummation of the Merger and this offering, it is expected that our board of directors will review our current director compensation policy and determine if any changes to such policy are desired or required.

The following table sets forth the director compensation we accrued in the year ended December 31, 2022 (excluding compensation to our executive officers set forth in the summary compensation table above).

Name	Fees Earned or Paid in Cash		Option Awards(2)	Total ($)
Douglas Miscoll	$50,000		$2,206	$116,441
David Pfeffer	60,000	(1)	2,206	126,441
Patrice M. Milos, Ph.D.	50,000		2,206	116,441
	—		—	—
Total:	$160,000		$6,618	$359,322

____________

(1)      Of the amount reported in the “Fees or Paid in Cash” column, $10,000 was deferred to and paid in 2023.

(2)      Reflects the aggregate fair value computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to our consolidated financial statements for the year ended December 31, 2022 incorporated by reference into this prospectus regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Incentive Plan Awards

The following table sets forth information relating to stock option grants made to our executive officers during the fiscal year ended December 31, 2022.

	Date of Option Grant	# of Options	Fair Value ($)(1)
Daniel Jones	January 13, 2022	5,883	$178,179
John W. Kennedy	January 13, 2022	4,412	133,634

____________

(1)      Reflects the aggregate fair value computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to our consolidated financial statements for the year ended December 31, 2022 incorporated by refence into this prospectus regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our executive officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
Daniel Jones	5,247	—	$83.64	9/5/2028	—	$—
Daniel Jones	5,883	5,883	58.82	1/13/2032	—	—
John W. Kennedy	3,857	—	$83.64	9/5/2028	—	—
John W. Kennedy	2,941	—	$85.68	12/6/2031	—	—
John W. Kennedy	4,912	4,912	58.82	1/13/2032	—	—

Pension Benefits

We expect to adopt Lyneer’s 401(k) benefit plan upon the completion of the Merger.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law (“DGCL”). Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•        any breach of their duty of loyalty to us or our stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

•        any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We plan on obtaining directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than as disclosed below, as of the date of this prospectus, there are no material arrangements, agreements and transactions since January 1, 2021, or any currently proposed transactions, in which we, Atlantic or Lyneer was or is to be a participant and in which any person who will serve as an executive officer or director of our company following the consummation of the Merger and this offering had or will have a direct or indirect material interest (other than compensation described under “Compensation of Executive Officers and Directors”).

At December 31, 2022, we had the following outstanding payables to affiliated parties for past services:

December 31, 2022
Genomic Diagnostic Technologies	$925
St. Laurent Institute	232,418
St. Laurent Realty, Inc.	7,558
Total related party payables	$240,901

The above entities are affiliated with (i) William C. St. Laurent, a former member of our board of directors, (ii) relatives of Mr. St. Laurent or (iii) entities controlled by the St. Laurent family, who may be deemed to be controlling shareholders of our company. St. Laurent Realty, Inc. and Genomic Diagnostic Technologies assisted us by previously providing corporate accounting support; St. Laurent Institute, a non-for-profit company, provided bioinformatics specialist support for certain sequencing services.

From April 29, 2019 to April 29, 2020, we issued a series of non-convertible promissory notes (the “Promissory Notes”) to St. Laurent Investments LLC amounting to $1,375,000. The Promissory Notes had a one-year term with interest accruing at 10% per annum. In October 2021, we entered into an agreement with St. Laurent Investments LLC to reduce the interest on $1,375,000 principal amount of the Promissory Notes from 10% to 5% per year starting on October 1, 2021. In June 2022, we entered into an agreement with St. Laurent Investments LLC to extend the maturity date of the $1,375,000 Promissory Note, to July 31, 2024.

See “Executive Compensation” for the terms and conditions of employment agreements and senior management consulting agreements and options and warrants issued and/or to be issued to our officers, directors, consultants and senior management.

To the best of our knowledge, during the past two fiscal years, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Policy for Approval of Related Person Transactions

Pursuant to a written charter adopted by the audit committee of our board of directors, the audit committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•        our executive officers;

•        our directors;

•        the beneficial owners of more than five percent of our securities;

•        the immediate family members of any of the foregoing persons; and

•        any other persons whom our board of directors determines may be considered related persons.

For purposes of this policy, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or five percent beneficial owner.

In reviewing and approving such transactions, our audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

Our audit committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, our best interest and our stockholders’ best interests, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of our audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our outstanding common stock following the consummation of the Merger and this offering by (i) each of the persons who will serve as one of our directors or executive officers, (ii) all of the persons who will serve as our directors and executive officers as a group and (iii) each person who is known by us who will beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the closing of the Merger are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. The applicable percentage ownership before the offering is based on [•] shares of common stock that are expected to be outstanding immediately following the Merger after giving effect to the issuance of [•] shares of common stock to be issued in the Merger, assuming a public offering price of $[•] per share of common stock and accompanying warrant in this offering, which is the median of the range set forth on the cover page of this prospectus and a stock distribution of [•] shares of our common stock to our pre-Merger stockholders. The applicable percentage ownership after the offering is based on [•] shares of common stock that are expected to be outstanding immediately following the Merger and this offering and gives effect to the assumed issuance of [•] shares of common stock to be issued in this offering at an assumed offering price of $[•] per share of common stock and accompanying warrant in this offering, which is the median of the range set forth on the cover page of this prospectus.

		Percentage Ownership
Name and Address of Beneficial Owner	Number of Shares	Before Offering	After Offering(1)
Executive Officers and Directors
Prateek Gattani(2)	(5)	-0-
Robert B. Machinist(3)	(6)	-0-
Jeffrey Jagid(3)	(6)	-0-
Christopher Broderick(3)	(6)	-0-
Michael Tenore(3)	(6)	-0-
Jeffrey Kurtz(3)	(7)	-0-
David Solimine(3)	(7)	-0-
David Pfeffer(4)	(7)	1,800
All directors and executive officers as a group (8 persons)

____________

*        Represents ownership of less than one (1%) percent.

(1)      Assumes the sale of [•] shares of common stock and accompanying warrants in this offering at an assumed public offering price of $[•] per share and accompanying warrant.

(2)      The address of Mr. Gattani, the Chairman of the Board, is IDC Technologies, Inc. (IDC), 920 Hillview Court, Suite 250, Milpitas, California 95035. These shares will be issued to IDC upon the completion of the Merger. Mr. Gattani holds the power to vote and dispose of these shares.

(3)      The address of this person is c/o Atlantic International Corp., 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632.

(4)      Includes (i) 588 shares of common stock and (ii) 1,212 shares of common stock issuable upon the exercise of currently exercisable stock options. The address of this person is c/o SeqLL Inc., 3 Federal Street, Billerica, Massachusetts 01821.

(5)      Does not include restricted stock units (“RSUs”) issuable upon completion of the Merger to purchase a number of shares of our common stock equal to 4.5% of the number of issued and outstanding shares of our common stock following the Merger, which will be fully vested, but not exercisable until six months following the completion of the Merger.

(6)      Does not include RSUs issuable upon completion of the Merger to purchase a number of shares of our common stock equal to 1.0% of the number of issued and outstanding shares of common stock following the Merger, which will be fully vested, but not exercisable until six months following the completion of the Merger.

(7)      Does not include shares which will be granted upon the completion of the Merger as directors fees vesting monthly during the following 12 months.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws that will be in effect upon completion of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Following stockholder approval on August 21, 2023, our amended and restated certificate of incorporation was amended to authorize the issuance of 20,000,000 shares of preferred stock, $0.0001 par value, and 300,000,000 shares of common stock, $.00001 par value. Upon completion of the Merger and this offering, there will be [•] shares of common stock issued and outstanding, assuming a public offering price of $[•] per share of common stock and accompanying warrant in this offering, which is the median of the range set forth on the cover page of this prospectus.

Common Stock

Under the terms of our amended and restated certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As the date of this prospectus, we have no shares of our preferred stock outstanding, but our board of directors is authorized, without further action by the stockholders, to create and issue one or more series of preferred stock and to fix the rights, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•        the number of shares constituting the series and the distinctive designation of the series;

•        the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

•        whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•        whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

•        whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

•        whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

•        the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Although we presently have no plans to issue any shares of preferred stock upon completion of the offering, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Options

As of June 30, 2023, we had outstanding options to purchase an aggregate of 74,881 shares of our common stock with a weighted-average exercise price of $28.22 per share, all of which were issued under the 2014 Plan.

Warrants

As of June 30, 2023, we had outstanding warrants to purchase an aggregate of 129,064 shares of our common stock, with a weighted-average exercise price of $136.34 per share that expire between August 29, 2023 and August 26, 2026. Additional information with respect to our outstanding warrants as of March 31, 2023 is set forth in Note 9 of the Notes to our unaudited condensed consolidated financial statements for the three-month periods ended March 31, 2023 and 2022 incorporated by reference into this prospectus.

Restricted Stock Units

As of June 30, 2023, we had outstanding restricted stock units to purchase an aggregate of 16,264 shares of our common stock, all of which will vest and be converted to shares of common stock upon the change of control of our company effected by the consummation of the Merger.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a publicly traded corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•        prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•        at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•        any merger or consolidation involving the corporation and the interested stockholder;

•        any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•        subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•        subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•        the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•        the owner of 15% or more of the outstanding voting stock of the corporation;

•        an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•        the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws do not allow stockholders to act by written consent without a meeting.

Removal of Directors

Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Staggered Board

Our amended and restated certificate of incorporation provides for a staggered board of directors whereby directors serve staggered three-year terms.

Stockholders Not Entitled to Cumulative Voting

Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware Statutory or Common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences to our stockholders.

Amendment Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66⅔ of the total voting power of all of our outstanding voting stock.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Elimination of Monetary Liability for Officers and Directors

Our amended and restated certificate of incorporation incorporates certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty. Our amended and restated certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

Listings

In connection with the proposed Merger and the change of control of our company to be effected thereby, we have submitted an application to Nasdaq to have our common stock and the warrants offered hereby approved for listing on the Nasdaq Capital Market under the symbols “ATL” and “ATLW,” respectively.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering (i) [•] shares of our common stock (or Pre-Funded Warrants to purchase up to an aggregate of [•] shares of common stock) and (ii) warrants to purchase up to an aggregate of [•] shares of our common stock plus up to an additional [•] shares of our common stock and warrants to purchase up to [•] shares of our common stock subject to the underwriters’ option to purchase additional shares of common stock and warrants. Each share of common stock or Pre-Funded Warrant is being sold together with a warrant to purchase one share of common stock. The shares of common stock or Pre-Funded Warrants and accompanying warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Form.    The warrants will be issued as individual warrant agreements to the investors.

Exercisability.    The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase shares of our common stock at a nominal exercise price of $0.0001 per share, commencing immediately on the date of issuance, until exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the

Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation.    A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price.    The Pre-Funded Warrants will have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.    Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.    There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions.    If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder.    Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Form.    The warrants will be issued as individual warrant agreements to the investors.

Exercisability.    The warrants are exercisable at any time after their original issuance, expected to be [•], 2023, and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation.    A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price.    The warrants will have an exercise price of $[•] per share (120% of the public offering price per share of common stock and accompanying warrant sold in this offering). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.    Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.    In connection with the proposed Merger, we have applied to have our common stock and warrants listed on the Nasdaq Capital Market under the symbols “ATL” and “ATLW,” respectively. There is no established trading market for the warrants or Pre-Funded Warrants and an active trading market for our common stock and warrants may not develop or be sustained. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions.    If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. If a fundamental transaction occurs that is approved by our board of directors, the holder of the warrant will also have the option to require us or the successor entity to purchase the warrant based on the Black-Scholes value of the warrant.

Rights as a Stockholder.    Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Merger and this offering, we will have [•] shares of common stock outstanding, assuming a public offering price of $[•] per share and accompanying warrant, which is the median of the range set forth on the cover page of this prospectus, and assuming no exercise of the underwriters’ over-allotment option or the warrants offered hereby, and no exercise of outstanding options or warrants. See “Prospectus Summary-General Information About This Prospectus.” Of these outstanding shares of common stock, the [•] shares and [•]shares of common stock underlying the warrants sold in this offering, as well as approximately [•] shares currently issued and outstanding in the open market, will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the remaining [•]shares of common stock issued or issuable upon completion of the Merger, all of such shares are or will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act, as described below. As a result of the contractual 180-day lock-up period described below and the provisions of Rules 144 and 701, these shares will be available for sale in the public market as follows:

Number of Shares	Date
[•]	On the date of this prospectus.
[•]	At or after 180 days* from the date of this prospectus

____________

*        This 180-day period corresponds to the end of the lock-up period described below under “Underwriting.”

Rule 144

In general, under Rule 144, beginning 90 days after this offering, a person, or persons whose shares are aggregated, other than any affiliate of ours, who owns shares that were purchased from us or any affiliate of ours at least six months previously, is entitled to sell such shares as long as current public information about us is available. In addition, our affiliates who own shares that were purchased from us or any affiliate of ours at least six months previously are entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of our then-outstanding shares of common stock, which will equal approximately [•]shares immediately after this offering, and (2) the average weekly trading volume of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice of the sale on Form 144, or, if no such notice is required, the date of the receipt of the order to execute the sale. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions, notice requirements in specified circumstances and the availability of current public information about us.

Furthermore, under Rule 144, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least one year previously, would be entitled to sell shares under Rule 144 without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirement or other restrictions contained in Rule 144.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus.

Lock-Up Agreements

Upon effectiveness of this offering, all of our directors and executive officers and the holders of 5% or more of its shares to be issued and outstanding of our capital stock will have signed lock-up agreements that prevent them from selling any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, subject to certain exceptions, for a period of not less than 180 days from the date of this prospectus without the prior written consent of the representative. The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the period. When determining whether or not to release shares from the lock-up agreements, the representatives will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

UNDERWRITING

We entered into an underwriting agreement with EF Hutton, division of Benchmark Investments, LLC, or EF Hutton, as representative of the several underwriters relating to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and each of the underwriters has agreed to purchase, severally and not jointly, the number of shares, Pre-Funded Warrants and warrants set forth opposite its name in the following table:

	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Common Warrants
EF Hutton, division of Benchmark Investments, LLC
Total

The underwriters have agreed to purchase all of the shares of common stock and/or Pre-Funded Warrants and accompanying warrants offered by us. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the obligations of the underwriters are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional [•] shares of common stock and accompanying warrants to purchase up to [•] shares of common stock at the public offering price, less the underwriting discounts.

The underwriters have advised us that they propose initially to offer the shares of common stock and/or Pre-Funded Warrants and accompanying warrants to purchase shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $[•] per share and accompanying warrant or $[•] per Pre-Funded Warrant and accompanying warrant, based on the combined public offering price per share and accompanying warrant or Pre-Funded Warrant and accompanying warrant. After the shares of common stock and/or Pre-Funded Warrants and accompanying warrants are released for sale to the public, the underwriters may change the offering price, the concession, and other selling terms at various times.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the securities in this offering subject to prior sale, when, as and if issued to and accepted by them subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify orders to the public, and to reject orders in whole or in part.

Discounts, Commissions and Reimbursement

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock and accompanying warrants.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total (No Exercise)	Total (Full Exercise)
Assumed public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

____________

(1)      We have agreed to pay the underwriters a commission of 6% of the gross proceeds of this offering. We have further agreed to pay a non-accountable expense allowance to the representative of the underwriter equal to 1% of the gross proceeds received by us at the closing of this offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $_________, which includes the accountable fees and expenses for which we have agreed to reimburse the underwriters, provided that any such fees and expenses will not exceed an aggregate of $220,000.

Right of First Refusal

We have granted EF Hutton a right of first refusal, for a period of fifteen (15) months from the closing of this offering, to act as sole investment banker, sole book-runner and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings (each being referred to as a subject transaction), of our company, or any successor to or any subsidiary of our company, during such fifteen (15) month period, on terms and conditions as mutually agreed by EF Hutton and us. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Lock-Up Agreements

We, our officers and directors, any other corporate insiders and 5% or greater stockholders have agreed to a 180-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 180 days following the closing of this offering, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of EF Hutton.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters. The prospectus in electronic format will be identical to the paper version of such prospectus. The underwriters may agree to allocate a number of shares to the underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Indemnification

Pursuant to the Underwriting Agreement, we also intend to agree to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Listing

In connection with the proposed Merger, we have applied to have our common stock and the warrants offered hereby listed on the Nasdaq Capital Market under the symbol “ATL” and “ATLW,” respectively. We do not intend to apply to list the Pre-Funded warrants on any national securities exchange or other nationally recognized trading market.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our securities on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

The underwriters and their affiliates have provided, or may in the future, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any shares or have in their possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares by it will be made on the same terms.

Canada.    The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom.    This prospectus and any other material in relation to the shares of common stock described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by us of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000. Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within

Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Switzerland.    The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

United Arab Emirates.    Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•        to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Article 3(2) of the European Prospectus Directive;

provided that no such offer of our shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive” means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS

The validity of the issuance of the securities offered by us in this offering will be passed upon for us by Pryor Cashman LLP, New York, New York. Davidoff Hutcher & Citron LLP, New York, New York has acted as counsel to Atlantic International Corp. in connection with this offering. Loeb & Loeb, LLP, New York, New York, has acted as counsel to the underwriters in connection with this offering.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and December 31, 2021 incorporated by reference into this prospectus have been audited by Wolf & Company, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Lyneer and its subsidiaries as of and for the periods ended December 31, 2022, December 31, 2021 and August 30, 2021 included in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;

•        our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•        our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 4, 2023; and

•        our Current Reports on Form 8-K filed with the SEC on May 31, 2023 and June 23, 2023.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

SeqLL Inc.

3 Federal Street

Billerica, MA 01821

(781) 460-6016

Attn: Daniel Jones

Copies of these filings are also available, without charge, on our website at www.seqll.com as soon as reasonably practicable after they are filed electronically with the SEC. You may also obtain additional information about us by visiting our website. The information set forth on, or accessible from, our website is not a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock and the accompanying warrants, reference is made to the registration statement and the exhibits and schedules to such registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statements, including all exhibits and amendments to the registration statements, have been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, are required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the website of the SEC referred to above.

FINANCIAL STATEMENTS

Page No.
LYNEER INVESTMENTS LLC

Condensed Consolidated Balance Sheets (Unaudited) as of June 30, 2023 and December 31, 2022	F-2
Condensed Consolidated Statements of Operations (Unaudited) for the Six Months Ended June 30, 2023 and 2022	F-3
Condensed Consolidated Statements of Changes in Mezzanine Capital and Member’s Capital (Deficit) (Unaudited) for the Six Months Ended June 30, 2023 and 2022	F-4
Condensed Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2023 and 2022	F-5
Notes to the Condensed Consolidated Financial Statements as of June 30, 2023	F-6

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$592,054	$1,716,161
Accounts receivable, net	41,236,687	61,005,050
Unbilled accounts receivable	6,722,159	6,307,006
Prepaid expenses and other current assets	3,575,414	931,461
Deposits, current	8,000,000	8,000,000
Total current assets	60,126,314	77,959,678
Noncurrent assets
Property and equipment, net	535,271	603,869
Right-of-use assets	3,603,247	3,840,773
Intangible assets, net	38,585,556	40,982,222
Other assets	7,698,740	2,920,970
Total non-current assets	50,422,814	48,347,834
Total assets	$110,549,128	$126,307,512
Liabilities, mezzanine capital and members’ deficit
Current liabilities
Accounts payable	$575,567	$167,711
Accrued expenses and other current liabilities	11,884,911	7,473,109
Due to related parties	2,008,013	6,651,064
Current operating lease liabilities	1,798,768	1,697,310
Notes payable, current portion	14,622,066	13,047,066
Total current liabilities	30,889,325	29,036,260
Non-current liabilities
Notes payable, long term	103,759,327	115,291,522
Noncurrent operating lease liabilities	1,847,345	2,182,227
Other liabilities	4,950,000	7,100,000
Total non-current liabilities	110,556,672	124,573,749
Total liabilities	141,445,997	153,610,009
Commitments and contingencies
Mezzanine capital
Redeemable Units	10,414,375	10,165,000
Total mezzanine capital	10,414,375	10,165,000
Members’ deficit
Members’ deficit	(41,311,244)	(37,467,497)
Total members’ deficit	(41,311,244)	(37,467,497)
Total liabilities, mezzanine capital and members’ deficit	$110,549,128	$126,307,512

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Service revenue, net	$187,392,724	$211,989,519
Cost of revenue	164,708,406	185,681,114
Gross Profit	22,684,318	26,308,405
Selling, general and administrative	21,329,274	20,856,679
Change in fair value of contingent consideration liabilities	(500,000)	447,067
Depreciation and amortization	2,520,804	2,519,873
(Loss) Income from operations	(665,760)	2,484,786
Interest expense	7,723,033	3,924,911
Net loss before provision for income taxes	(8,388,793)	(1,440,125)
Income tax benefit	2,444,418	273,091
Net loss	$(5,944,375)	$(1,167,034)

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE CAPITAL AND MEMBERS’ CAPITAL (DEFICIT)
(Unaudited)

Six Months Ended June 30, 2023	Mezzanine Capital		Members’ Capital (Deficit)
	Redeemable Interests	Total Mezzanine Capital	Non-Redeemable Interests
			Contributed Capital	Accumulated (Deficit)	Total Members’ (Deficit)
Balance – December 31, 2022	$10,165,000	$10,165,000	$9,084,599	$(46,552,096)	$(37,467,497)
Accretion to redemption value	249,375	249,375	(249,375)	—	(249,375)
Net loss	—	—	—	(5,944,375)	(5,944,375)
Capital contribution	—	—	2,350,003	—	2,350,003
Balance – June 30, 2023	$10,414,375	$10,414,375	$11,185,227	$(52,496,471)	$(41,311,244)
Six Months Ended June 30, 2022	Mezzanine Capital		Members’ Capital (Deficit)
	Redeemable Interests	Total Mezzanine Capital	Non-Redeemable Interests
			Contributed Capital	Accumulated (Deficit)	Total Members’ (Deficit)
Balance – December 31, 2021	$9,900,000	$9,900,000	$11,571,321	$(43,331,038)	$(31,759,717)
Transaction consideration paid on behalf of Parent	—	—	(2,221,722)	—	(2,221,722)
Accretion to redemption value	15,625	15,625	(15,625)	—	(15,625)
Net loss	—	—	—	(1,167,034)	(1,167,034)
Balance – June 30, 2022	$9,915,625	$9,915,625	$9,333,974	$(44,498,072)	$(35,164,098)

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Net loss	$(5,944,375)	$(1,167,034)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization, deferred financing cost	202,638	202,638
Interest paid in kind	696,768	620,795
Change in estimated fair value of contingent consideration	(500,000)	447,067
Deferred income taxes	(2,444,418)	(1,009,062)
Depreciation and amortization expense	2,520,804	2,519,873
Expense paid by IDC	1,085,393	—
Changes in operating assets and liabilities:
Accounts receivable	19,768,363	19,433,687
Unbilled accounts receivable	(415,153)	267,443
Prepaid expenses and other current assets	(2,643,953)	(1,139,066)
Due from related parties	(2,129,374)	678,524
Other assets	(821,902)	(899,153)
Right of use assets	(237,526)	1,836,13
Accounts payable	407,856	(561,556)
Due to related parties	(3,378,441)	(5,805,361)
Income taxes payable	(1,000)	736,034
Accrued expenses and other current liabilities	2,762,802	(403,919)
Operating lease liability	(233,424)	(1,758,364)
Net cash provided by operating activities	9,170,110	13,999,359
Cash flows from investing activities
Purchase of property and equipment	(55,540)	(60,610)
Net cash used in investing activities	(55,540)	(60,610)
Cash flows from financing activities
Borrowings on revolving line of credit	184,834,422	240,295,402
Payments on revolving line of credit	(195,033,099)	(252,428,528)
Payments of related party notes	—	(252,000)
Payment of seller note	—	(1,323,000)
Debt issuance costs payment	(40,000)	—
Transaction consideration paid on behalf of Parent	—	(2,221,722)
Net cash used in financing activities	(10,238,677)	(13,929,848)
Net (decrease) increase in cash and cash equivalents	(1,124,107)	8,901
Cash and Cash Equivalents – Beginning of period	1,716,161	353,894
Cash and Cash Equivalents – End of period	$592,054	$362,795
Supplemental Disclosures of Cash Flow Information
Cash paid during the quarter for:
Interest	$5,139,944	$2,046,531
Income Taxes, net of refunds received	$73,541	$341,287
Non-cash investing and financing activities:
Deemed capital contribution:	$2,350,003	$—
Accretion of redeemable units to redemption value	$249,375	$15,625

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 1: Organization and Nature of Operations

Lyneer Investments, LLC (“Lyneer Investments”) is a limited liability company formed in the State of Delaware on January 9, 2018. Lyneer Investments is owned by its members. The members of Lyneer Investments have limited personal liability for the obligations and debts of Lyneer Investments under Delaware law. Lyneer Holdings, Inc. (“Lyneer Holdings”), a wholly owned subsidiary of Lyneer Investments, and Lyneer Staffing Solutions, LLC (“LSS”), a wholly owned subsidiary of Lyneer Holdings, were also incorporated and formed, respectively, in the State of Delaware on January 9, 2018. Lyneer Investments, Lyneer Holdings, and LSS are collectively referred to herein as the “Company.”

The Company specializes in the placement of temporary and temporary-to-permanent labor across various industries throughout the United States of America (“USA”). The Company primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. The Company is also a leading provider of productivity consulting and workforce management solutions. The Company is headquartered in Lawrenceville, New Jersey and has more than one hundred locations throughout the USA.

On August 31, 2021 (the “Acquisition Date” or the “Transaction Date”), IDC Technologies, Inc., a California corporation (“Parent” “IDC” or the “Acquirer”) obtained a controlling financial interest in Lyneer Investments by acquiring ninety percent of Lyneer Investments’ outstanding equity (the “Transaction”) pursuant to a membership interest purchase agreement (the “Transaction Agreement”) executed with the selling parties (“Sellers”). Following closing of the Transaction, one of the Sellers, Lyneer Management Holdings, LLC (“LMH”) an entity owned primarily by certain members of the executive management team of the Company continued to own 10% equity interest in the Company. The Transaction represented a change of control with respect to Lyneer Investments and was accounted for as a business combination in accordance with the guidance prescribed in Accounting Standard Codification (“ASC”) Topic 805 — Business Combinations (“ASC 805”). Lyneer Investments applied pushdown accounting as of the Acquisition Date.

In connection with the Transaction, IDC or the Company as co-obligors are required to make additional payments to the Sellers should the Company meet certain financial targets, as defined in the Transaction Agreement, within certain timeframes after the Transaction Date. These amounts represent contingent consideration liabilities remeasured at fair value each reporting period, with changes recorded in earnings.

In connection with the Transaction, the Sellers agreed to indemnify the Company for payment of claims or settlement amounts related to any pending or unasserted actions against the Company that arise from events that occurred on or prior to the Transaction Date, as well as legal expenses incurred by the Company related to its defense in such matters.

Total amounts due from the Sellers under the indemnification provisions of the Transaction amounted to $2,500,000 and $1,677,201 as of June 30, 2023 and December 31, 2022, respectively, and represented reimbursement for legal fees incurred to which the Company has a right to reimbursement under the Transaction Agreement.

Note 2: Merger Agreement

On May 29, 2023 and subsequently amended on June 22, 2023, the Company, SeqLLC Merger Sub, a Delaware corporation (SeqLL”), Atlantic Acquisition Corp., a Delaware corporation (“Atlantic”), Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer, IDC and LMH, a Delaware limited liability company (“Lyneer Management”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Atlantic Merger Sub will be merged with and into the Company with the Company continuing as the surviving entity and as an approximately 58%-owned subsidiary of Atlantic, and approximately 37%-owned subsidiary of IDC, and approximately 5%-owned subsidiary of Lyneer Management, and (ii) SeqLL will subsequently be merged with and into the Company, with the Company continuing as the surviving entity.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 2: Merger Agreement (cont.)

If the Merger is successful, it will result in the Company becoming a publicly traded company on the NASDAQ.

The success of the Merger is contingent on a number of conditions including but not limited to (i) SeqLL raising funding through the public issuance of SeqLL stock (“Capital Raise”) (ii) SeqLL shareholder and Board of Directors approval (iii) completion of a reverse stock split of SeqLL’s common stock and (iv) approval of the proposed Merger by all parties involved.

Based on the proposed Merger Agreement, IDC and LMH would receive a cash payment of $60,000,000 and a to be determined number of shares of SeqLL common stock that is dependent upon the number of shares of SeqLL common stock that will be sold in the Capital Raise. The cash and common stock will be distributed 90% to IDC and 10% to LMH. A portion of the cash proceeds received by IDC will be used to repay outstanding debt obligations including the Revolving Line of Credit and the Term Loan (see Note 8).

As of June 30, 2023, this merger has not been consummated and therefore there is no accounting impact.

Note 3: Summary of Significant Accounting Policies

Basis of Presentation

The condensed unaudited consolidated financial statements of the Company are prepared following the requirements of the United States (“U.S.”) Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain notes or other financial information that is normally required by accounting principles generally accepted in the U.S. (“U.S. GAAP”) for complete financial statements can be condensed or omitted. Certain information and footnote disclosures normally included in our annual audited financial statements for the fiscal year ended December 31, 2022 have been condensed or omitted. These interim financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of income for the interim periods ended June 30, 2023 and 2022.

These Financial Statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2022. The results of operations for any interim period are not necessarily indicative of, nor comparable to, the results of operations for a full year.

The condensed unaudited consolidated financial statements reflect the operations of Lyneer Investments and our wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated. We operate as one operating segment.

Liquidity

The accompanying condensed consolidated financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern and have been prepared on a basis which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with lenders will remain available to us.

On June 6, 2023, the Company was informed by a letter from the administrative agent of the lender the borrowing base calculation was required to be changed from how it was historically calculated. This change caused the Company and IDC as co-borrowers to be over-advanced. The agent required the co-borrowers to cure the over-advance. On June 30, 2023, the total over-advance was $14,919,145. The Company was not in compliance with the covenants with the Revolver due to non-payment of the over-advance and was provided a grace period to until July 5, 2023. The Company is in discussions and negotiations to amend the borrowing base terms as well

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 3: Summary of Significant Accounting Policies (cont.)

as other acceptable remedies within a Forbearance Agreement from the lender. In addition, the Company has entered into a Merger agreement (see Note 2), whereas the Company will raise funding to reduce their outstanding debt obligations, including the over-advance. Furthermore, an outside consultant was engaged to refinance the outstanding debt of the Company with another lending institution. The Company has a strong relationship with the lender and believes the lender will continue to resolve this matter in a timely fashion and will not impact operations in any material manner. The Company continues to borrow under this facility in its normal course of business. See Notes 8 and 16.

COVID-19 Considerations

In March 2020, the World Health Organization declared a global pandemic related to the novel coronavirus (“COVID-19”). COVID-19 has created significant volatility, uncertainty, and economic disruption in the markets, however to date COVID-19 did not have a material adverse effect on the Company’s operations other than impairing our goodwill balance in 2021 and subsequent decreases of our gross revenues and costs.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates its estimated assumptions based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and outcomes may differ from management’s estimates and assumptions. Changes in estimates are reflected in reported results in the period in which they become known.

Joint and Several Liability Arrangements

In connection with the Transaction, the Company has entered into several debt facilities under which it is jointly and severally liable for repayment with its parent IDC. The Company measures obligations resulting from joint and several liability arrangements in accordance with ASC 405-40 - Obligations Resulting from Joint and Several Liability Arrangements (“ASC 405-40”). ASC 405-40 requires that when determining the amount of liability to recognize under a joint and several obligation, a reporting entity which is an obligor under a joint and several liability arrangement first look to the terms of a related agreement with its co-obligors and record an amount equal to what it is obligated to pay under that agreement, plus any amount it expects to pay on behalf of the co-obligors. If no agreement with the co-obligors exists a reporting entity should recognize the full amount that it could be required to pay under the joint and several liability obligation. Amounts recognized in the Company’s financial statements represents its portion of amounts owed under its respective joint and several liability agreements. See Note 8 for more information.

Contingent Consideration

For business combinations that require additional assets — such as cash, notes, or equity securities — to be transferred to the selling parties in the event certain future events occur or conditions are met (“contingent consideration”), the Company recognizes the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the business combination. The Company’s contingent consideration is classified as a liability and measured at fair value at each reporting date until the contingency is resolved, with any changes in fair value recognized in the Company’s consolidated statements of operations.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 3: Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13 - Financial Instruments- Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to ASC Topic 326 - Financial Instruments-Credit Losses, ASC Topic 815 - Derivatives and Hedging, and ASC Topic 825 - Financial Instruments or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 did not have a material impact on its financial statements and financial statement disclosures.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements are expected to have a material effect on its condensed consolidated financial statements.

Note 4: Revenue Recognition and Accounts Receivable

The Company’s disaggregated revenues are as follows:

	Six Months Ended June 30,
	2023	2022
Temporary placement services	$185,361,351	$207,884,107
Permanent placement and other services	2,031,373	4,105,412
Total revenues	$187,392,724	$211,989,519

When disaggregating revenue, the Company considered all of the economic factors that may affect its revenues. Because all its revenues are from placement services, there are no differences in the nature, timing and uncertainty of the Company’s revenues and cash flows from its revenue generating activities. For the periods ended June 30, 2023 and June 30, 2022, revenues from the Company’s largest customer accounted for approximately 16% and 19% of consolidated revenues, respectively; no other customers accounted for more than 10% of the Company’s consolidated revenues in either period. Economic factors specific to this customer could impact the nature, timing and uncertainty of the Company’s revenues and cash flows.

Contract assets consists of unbilled accounts receivable of $6,722,159and $6,307,006 as of June 30, 2023 and December 31, 2022, respectively.

Accounts receivable is as follows:

	June 30, 2023	December 31, 2022
Accounts receivable	$41,630,934	$61,399,297
Allowance for doubtful accounts	(394,247)	(394,247)
Accounts receivable, net	$41,236,687	$61,005,050

The Company did not recognize any bad debt expense during the periods ended June 30, 2023 and 2022.

None of the Company’s customers accounted for more than 10% of the Company’s accounts receivable as of June 30, 2023. As of December 31, 2022, two of the Company’s customers accounted for approximately 14% and 10% of the Company’s consolidated accounts receivable balance.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 5: Property and Equipment

Property and equipment consisted of the following:

	June 30, 2023	December 31, 2022	Estimated Useful Life
Computer equipment and software	$712,770	$659,474	3 years
Office equipment	94,876	94,876	5 years
Furniture and fixtures	168,778	166,534	7 years
Leasehold improvements	18,420	18,420	Lesser of lease term or asset life
Total	$994,844	$939,304
Less: accumulated depreciation and amortization	(459,573)	(335,435)
Property and equipment, net	$535,271	$603,869

Total depreciation expense of $124,138 and $123,207 was recorded during the periods ended June 30, 2023 and 2022, respectively and is included in “depreciation and amortization” in the accompanying consolidated condensed statements of operations.

Note 6: Intangible Assets

Intangible assets consisted of the following:

	June 30, 2023			December 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer Relationships	$35,000,000	$(4,284,444)	$30,715,556	$35,000,000	$(3,111,111)	$31,888,889
Trade Name	12,400,000	(4,530,000)	7,870,000	12,400,000	(3,306,667)	9,093,333
Total intangible assets	$47,400,000	$(8,814,444)	$38,585,556	$47,400,000	$(6,417,778)	$40,982,222

Total amortization expense of $2,396,666 was recorded during each of the periods ended June 30, 2023 and 2022. The Company continuously monitors for events and circumstances that could indicate that it is more likely than not that its finite lived intangible assets and other long-lived assets are impaired or not recoverable (a triggering event), requiring an interim impairment test. During the six months ended June 30, 2023, the Company considered a number of factors including, but not limited to, current macroeconomic conditions such as inflation, economic growth, and interest rate movements, industry and market considerations, and overall financial performance of the Company. Based on the analysis of relevant events and circumstances, the Company concluded a triggering event had not occurred as of June 30, 2023.

Note 7: Leases

We determine whether an arrangement is a lease at inception and whether such leases are operating or financing leases. For each lease agreement, the Company determines its lease term as the non-cancellable period of the lease and includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. We use these options in determining our capitalized financing and right-of-use assets and lease liabilities.

Our lease agreements do not contain any material residual value guarantees or material restrictive covenants. To determine the discount rate to use in determining the present value of the lease payments, we use the rate implicit in the lease if determinable, otherwise we use our incremental borrowing rate.

The Company maintains operating leases for corporate and field offices. The Company’s leases have initial terms ranging from one month to six years, some of which include the option to renew, and some of which include an early termination option. During the six months ended June 30, 2023, the Company extended certain of its leases for periods ranging from one to three years.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 7: Leases (cont.)

The following table summarizes the weighted average remaining lease term and discount rate for operating leases at June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022
Weighted average remaining lease term for operating leases	2.13 years	3.15 years
Weighted average discount rate for operating leases	3.79%	3.48%

The following table summarizes the future minimum payments for operating leases as of June 30, 2023 due in each year ending December 31:

Year	Minimum Lease Payments
2023	$1,018,345
2024	1,679,244
2025	1,110,649
2026	25,518
2027	—
Thereafter	—
Total lease payments	3,833,756
Less: imputed interest	(187,643)
Present value of operating lease liabilities	$3,646,113

Note 8: Debt

All of the Company’s debt obligations consist of joint and several liabilities with the Company’s Parent which are accounted for under ASC 405. The table below provides a breakdown of the Company’s recognized long-term debt:

	June 30, 2023	December 31, 2022
Revolver	$66,060,944	$76,259,621
Term note	32,572,066	31,875,297
Seller notes	7,875,000	7,875,000
Earnout notes	8,366,915	8,366,915
Earnout notes – related party	5,127,218	5,127,218
Total long-term debt	$120,002,143	$129,504,051
Less: Current portion	(14,622,067)	(13,047,066)
Less: Unamortized debt issuance costs	(1,620,749)	(1,165,463)
Total long-term debt, net	$103,759,327	$115,291,522

The revolving credit facility (the “Revolver”) and Term Note contain certain customary financial and non-financial covenants that the Company is required to comply with; the Company was not in compliance with the covenants of the Revolver and Term Note as of December 31, 2022. On May 5, 2023, the Company and the Revolver and Term Note lenders executed waiver and amendment agreements (the “Third Amendments”) that (i) waived all December 31, 2022 covenant violations and (ii) modified the financial and non-financial covenants for the reporting period ending June 30, 2023 such that the Company was not then in compliance with all covenants as of June 30, 2023.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 8: Debt (cont.)

Revolver

The Company maintains a Revolver as a co-borrower with its parent company IDC with an available borrowing capacity of up to $125,000,000. The facility was partially used to finance the acquisition of Lyneer Investments by IDC in August 2021, with additional borrowing capacity available under the Revolver to finance the Company’s working capital. All the Company’s cash collections and disbursements are currently linked with bank accounts associated with the Lender and funded using the Revolver. These borrowings are determined by the Company’s availability based on a formula of billed and unbilled accounts receivable as defined in the loan agreement. The Revolver matures on August 31, 2025 at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Revolver prior to its maturity date. The Company may prepay amounts owed under the Revolver at any time prior to its maturity date without penalty.

As of June 30, 2023 and December 31, 2022, the Company has recognized liability balances on the Revolver of $66,060,944 and $76,259,621, respectively.

Borrowings under the Revolver are classified as either Secured Overnight Financing Rate (“SOFR”) Revolving Credit Loans, SOFR FILO Loans, Base Rate Revolving Credit Loans, Base Rate FILO Loans, or Swing-Line Loans. Applicable Margins for each loan type are as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	1.75%	0.75%	2.75%	1.75%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.00%	1.00%	3.00%	2.00%
Less than $41,666,666.66	2.25%	1.25%	3.25%	2.25%

Swing Line Loans on the Revolver bear interest at a rate equal to the Base Rate plus the Applicable Margin.

On May 5, 2023, the Company entered into the Third Amendment to the Revolver. The Third Amendment to the Revolver was treated as a modification after the Company’s analysis according to ASC 470 — Debt and as such, the Company is deferring the amendment fee and will amortize as an adjustment to interest expense over the remaining term, along with any existing unamortized costs using the effective interest method. The amendment fee was $750,000, split evenly between IDC and the Company. Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

The Third Amendment increased the applicable margin thresholds for various products as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	2.25%	1.25%	3.25%	2.25%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.50%	1.50%	3.50%	2.50%
Less than $41,666,666.66	2.75%	1.75%	3.75%	2.75%

After the Company and IDC deliver financial statements and a Compliance Certificate for the trailing four consecutive fiscal quarters (“Measurement period”) ending March 31, 2024 or the first Measurement Period after March 31, 2024, the applicable margin thresholds will revert back to the original thresholds.

The Revolver contains certain customary financial and non-financial covenants that the Company is required to comply with. The Company was not in compliance with the covenants of the Revolver as of June 30, 2023. See Note 3 for further discussion.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 8: Debt (cont.)

Term Note

On August 31, 2021, the Company and IDC as co-borrowers entered into a Term Note in the amount of $30,300,000. The proceeds of this loan were primarily used to finance the acquisition of Lyneer by IDC in August 2021. The Term Note matures on February 28, 2026 at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Term Note prior to its maturity date. The Term Note is subordinated to the Revolver and bears a stated rate of 14% per annum. As per the loan documents, the borrowers may elect to pay a portion of interest either in cash or in kind (“PIK Interest”).

As of June 30, 2023 and December 31, 2022, the Company has recognized liability balances on the Term Note of $32,572,066, and $31,875,297, respectively.

On May 5, 2023, the Third Amendment to the Term Note revised the stated interest rate which may vary between 14% and 16% per annum, with the cash portion of the stated rate varying from 10% to 11% per annum, and the PIK portion varying from 4% to 5% per annum, based on specified financial ratios and similar metrics.

The Third Amendment to the Term Loan was treated as a modification after the Company’s analysis according to ASC 470 — Debt and as such, the Company is deferring the $100,000 amendment fee and will amortize as an adjustment to interest expense over the remaining term, along with any existing unamortized costs using the effective interest method. IDC paid the $100,000 amendment fee which is included in “capital contribution” on the accompanying condensed consolidated statements of mezzanine capital and members’ capital (deficit). Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

The Term Note was further amended on June 30, 2023 (the “Fourth Amendment”) to defer the July 1, 2023 Cash Interest payment until August 1, 2023.

The Term Note contains certain customary financial and non-financial covenants that the Company is required to comply with. The Company was in compliance with the financial ratio covenants of the Term Note as of June 30, 2023.

Seller Notes

As part of the purchase price consideration for the Transaction, the Company and IDC as co-borrowers issued various Seller Notes to former owners totaling $15,750,000. Payments on the Seller Notes are due in quarterly installments of $1,575,000, and $3,150,000 due at their amended maturity date of April 30, 2024, and bear interest at an amended fixed rate of 11.25% per annum. The Seller Notes represent unsecured borrowings and are subordinated to the Revolver and to the Term Note.

The Company has recognized Seller Note liability balances of $7,875,000 at both of the periods ended June 30, 2023 and December 31, 2022, respectively.

Earnout Notes

As contingent consideration milestones are met in connection with the Transaction Agreement, the Company can elect to pay the obligation in cash or issue notes payable. To date, the Company and IDC as co-borrowers have issued nine notes payable with an aggregate value of $13,494,133. Payments on each of the Earnout Notes are due in quarterly installments through their amended maturity date of January 31, 2025 and each note bears an amended stated interest rate of 11.25% per annum. The Earnout Notes are subordinated to the Revolver and Term Note and represent unsecured borrowings.

The Earnout Note liability was $13,494,133 at both of the periods ended June 30, 2023 and December 31, 2022, respectively.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 8: Debt (cont.)

2023 Amendment to Seller and Earnout Notes

The Company did not make the Seller Note and Earnout Note principal and interest payments due during the first half of 2023 and July 31, 2023. On May 14, 2023, the Company signed an amendment (the “Omnibus Amendment”) to defer the missed Seller Note and Earnout Note payments until their amended maturity dates of April 30, 2024 and January 31, 2025, respectively. The amendment changed the interest rate of the Seller Note and the Earnout Notes to 11.25% per annum from 6.25% for all remaining payments.

The Omnibus Amendment was treated as a modification after the Company’s analysis according to ASC 470 — Debt and as such, the Company is deferring the $40,000 amendment fee and will amortize as an adjustment to interest expense over the remaining term, along with any existing unamortized costs using the effective interest method. Lyneer paid the $40,000 amendment fee and will be reimbursed from IDC. These fees were included in “capital contribution” on the accompanying condensed consolidated statements of mezzanine capital and members’ capital (deficit). Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

Subsequent to the executed amendments of the Company’s debt obligations described herein, the future minimum principal payments on the Company’s outstanding debt are as follows:

As of June 30, 2023
Remainder of 2023	$6,523,533
2024	11,472,067
2025	69,434,477
2026	32,572,066
2027	—
Thereafter	—
Total	$120,002,143

Interest Expense

The Company recognized total interest expense of $7,723,033 and $3,924,911 during the six months ended June 30, 2023 and 2022, respectively. $202,638 of deferred financing costs were recognized as a component of “interest expense” on the accompanying condensed consolidated statements of operations for both the six month periods ended June 30, 2023 and 2022.

Note 9: Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	June 30, 2023	December 31, 2022
Accrued wages and salaries	$5,205,613	$5,196,895
Accrued commissions and bonuses	482,045	745,357
Accrued interest	2,041,218	357,535
Income tax payable	65,317	66,317
Contingent consideration	1,650,000	—
Accrued other expenses and current liabilities	2,440,718	1,107,005
Total accrued liabilities	$11,884,911	$7,473,109

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 10: Commitments and Contingencies

Litigation

The Company is involved in litigation arising in the ordinary course of business. While management does not expect any of these litigation matters to have a material adverse effect on the Company’s results of operations, financial position or cash flows, such litigation is subject to certain inherent uncertainties.

Note 11: Fair Value Measurements

The Company’s liabilities measured at fair value on a recurring basis are as follows:

	Level	June 30, 2023	December 31, 2022
Liabilities
Contingent consideration liability – current	3	$1,650,000	—
Contingent consideration liability – non-current	3	4,950,000	7,100,000
Total		$6,600,000	$7,100,000

Contingent Consideration

The Company may be required to make certain earnout payments in connection with the Transaction, which would be payable upon the future achievement of revenues less certain identified expenses and other performance targets. The fair value of these contingent consideration payments is determined using a Monte Carlo simulation, with key inputs being standard deviation applied to the Company’s revenues, revenue multiple, and gross profit discount rate. The fair value measurement of the contingent consideration is considered a Level 3 measurement within the fair value hierarchy.

A summary of the activities of Level 3 fair value measurements is as follows:

	June 30, 2023	December 31, 2022
Beginning balance	$7,100,000	$19,700,000
Issuance of Earnout Notes	—	(13,494,133)
Change in fair value	(500,000)	894,133
Ending balance	$6,600,000	$7,100,000

See Note 14 for a discussion of the Company’s contingent consideration liabilities attributed to LMH.

Note 12: Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

Cash in Excess of FDIC Insured Limits

The Company places its cash and cash equivalents with financial institutions which it believes are of high creditworthiness and where deposits are insured by the United States Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s cash balances in excess of FDIC insured limits amounted to $357,528 and $1,463,967 as of June 30, 2023 and December 31, 2022, respectively.

The Company has not experienced any losses with regard to its bank accounts and believes it does not pose a significant credit risk to the Company.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 12: Concentrations of Credit Risk (cont.)

Other Concentrations

As June 30, 2023 and December 31, 2022, the Company has a deposit in the amount of $8,000,000 with a professional employer organization (“PEO”). The PEO is the employer of record for substantially all of the Company’s engagement professionals, and as such certain costs of revenue are paid to the PEO and subsequently distributed to Company engagement professionals.

Note 13: Members’ Capital and Mezzanine Capital

As of June 30, 2023 and December 31, 2022, 90% of the outstanding membership units were held by IDC, and 10% were held by LMH.

Upon the occurrence of certain triggering events as defined in the Company’s operating agreement, LMH has the right to require IDC to purchase its membership units in the Company. The Company has determined the LMH Units to be redeemable upon an event that is outside the control of the Company, and accordingly has classified the LMH Units as a component of mezzanine capital and outside of permanent equity.

Accordingly, these ownership interests were recorded in mezzanine capital and subject to subsequent measurement under the guidance provided under ASC Topic 480 - Distinguishing Liabilities from Equity (“ASC 480”). Pursuant to ASC 480, contingently redeemable equity instruments that are not redeemable as of the balance sheet date but probable of becoming redeemable in the future should be accreted to their redemption value either immediately or ratably; the Company has elected to recognize changes in redemption value immediately upon the determination that an outstanding instrument is probable of becoming redeemable in the future.

Net income and losses are allocated to Members’ capital accounts in accordance with the terms of the Operating Agreement which generally provides that these items are allocated in proportion to each Member’s percentage ownership interest in the Company. Distributions to the Members are made at the discretion of the Board of Managers and in accordance with the terms of the Operating Agreement.

Note 14: Related Party Transactions

Transactions with Lyneer Management Holdings

LMH is a non-controlling member of the Company with a 10% ownership interest. Two of the Company’s officers, specifically its CEO and CFO, each own 44.5% of LMH, respectively.

As part of the purchase consideration for the Transaction, the Company and IDC as co-borrowers entered into Seller Notes payable to LMH in the amount of $2,520,000. Interest expense incurred on the Seller Notes to LMH totaled $0 and $59,369 for the periods ended June 30, 2023 and 2022, respectively. No Seller Notes were payable to LMH as of June 30, 2023 or December 31, 2022.

On November 15, 2022, the Company and IDC as co-borrowers issued Earnout Notes to LMH with total balances of $5,127,218. The balance of Earnout Notes payable to LMH was $5,127,218 as of both June 30, 2023 and December 31, 2022. As of both June 30, 2023 and December 31 2022, the Earnout Note balances payable to LMH of $2,563,609 and $2,563,609 are included in “notes payable-current portion” and “notes payable, net of current portion” respectively, in the accompanying condensed consolidated balance sheets. Interest expense incurred on the Earnout Notes to LMH totaled $236,457 and $0 for the six months ended June 30, 2023 and 2022, respectively.

Total amounts due from LMH under the indemnification provisions of the Transaction Agreement amounted to $750,000 and $503,160 as of June 30, 2023 and December 31, 2022, respectively, and are included in “other assets” in the accompanying condensed consolidated balance sheets. Refer to Note 1 for additional information.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 14: Related Party Transactions (cont.)

The balance of estimated contingent consideration liabilities payable to LMH as of June 30, 2023 was $1,914,000, of which $478,500 and $1,435,500 are included in “accrued expenses and other current liabilities” and “other liabilities” respectively, on the accompanying condensed consolidated balance sheets. The balance of estimated contingent consideration liabilities payable to LMH as of December 31, 2022 was $2,059,000, all of which is included in “other liabilities” on the accompanying condensed consolidated balance sheets.

Transactions with IDC

The Company and IDC are co-borrowers and jointly and severally liable for principal and interest payments under the Revolver, the Term Note, the Seller Notes and the Earnout Notes. In the case of certain of those obligations IDC generally makes certain interest and principal payments to the lenders and collects reimbursement from the Company. For interest payments of that nature, the Company recognizes interest expense when interest is incurred under the relevant loan agreement and a corresponding payable to IDC, which is subsequently removed from the Company’s consolidated balance sheet upon Company’s remittance of the reimbursement funds to IDC. Additionally, when principal payments are made by IDC the Company recognizes a reduction of the associated loan balance, with a corresponding increase in the payable to IDC which is then reduced upon the Company’s payment of funds to IDC.

The Company and IDC file consolidated income tax returns in certain state and local jurisdictions. In connection with this arrangement the Company has recorded a liability payable to IDC for taxes payable by IDC which represent taxes attributable to the Company’s operations included on consolidated state and local income tax returns filed by IDC. These amounts are determined by determining the Company’s taxable income multiplied by the applicable tax rate. Amounts payable to IDC of this nature amounted to $402,814 as of June 30, 2023 and December 31, 2022, respectively and are included in “due to related parties” on the accompanying condensed consolidated balance sheets.

Total amounts payable to IDC amounted to $2,008,013 and $6,651,064 on June 30, 2023, and December 31, 2022, respectively and are included in “due to related parties” on the accompanying condensed consolidated balance sheets. There are no formalized repayment terms.

During the six months ended June 30, 2023, the Company included $1,085,393 as an expense paid for by IDC and recorded as a deemed capital contribution to the Company. Of this amount, $649,726 related to debt amendment fees and $435,667 related to professional fees. Additionally, IDC agreed to reimburse certain expenses paid by the Company totaling $1,2,64,609 also recorded as deemed capital contributions, by reducing the payable balance owed to IDC. Of this amount, $1,224,609 related to professional fees and $40,000 related to a debt amendment fee.

During the period ended June 30, 2022, the Company made a cash payment to LMH of $2,221,722 which represented a payment made on behalf of IDC for IDC’s acquired interest in the Company under the Transaction Agreement. This amount was recorded as a deemed distribution to IDC and is included in “Transaction consideration paid on behalf of Parent” on the accompanying condensed consolidated statement of changes in mezzanine capital and members’ capital (deficit).

Advance to Officer

The Company advanced $400,000 to the CEO of the Company in 2022. The advance is repayable only upon receipt by the CEO of funds that will be owed to him by LMH upon LMH’s receipt of payment under the Earnout Notes. The advance does not bear interest. This advance is recorded in “other assets” on the accompanying condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of June 30, 2023

Note 15: Income Taxes

For the six months ended June 30, 2023 and 2022, the Company recorded an income tax benefit of $2,444,418 and $273,091, respectively. The Company’s effective tax rate for the six months ended June 30, 2023 and 2022 was 29.1% and 19.0%, respectively. The increase in effective tax rates between the periods was primarily due to the change in fair value of the contingent consideration of ($500,000) and $447,067, respectively, which had no tax impact.

Note 16: Subsequent Events

The Company has evaluated subsequent events through August 4, 2023, as detailed below.

Revolver

On July 14, 2023, the Company received notice from the administrative agent of the lender that the Company was in default due to failure to repay the over-advance on the Revolver. Further, on July 21, 2023, the Company received notice informing it may not make payments on its Term Loan until the over-advance payment default has been cured or waived. See Note 3 for further discussion on how the Company plans to cure the over-advance.

Term Loan

The Fourth Amendment of Term Note was amended on June 30, to defer the July 1, 2023 Cash Interest payment until August 1, 2023. The Company did not make this payment due to the notice received from the Revolver’s administrative agent of the lender restricting payment on the Term Loan as discussed above.

On August 4, 2023, the Company received notice from the administrative agent of the Term Loan that it was in default of the loan agreement due to non-payment of the August 1, 2023 interest payment and the default rate of the stated rate plus 2% per annum.

Seller and Earnout Notes

The Company did not make the Seller Note and Earnout Note principal and interest payments due July 31, 2023 as payments to any other debt holders was prohibited by the administrative agent of the lenders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
of Lyneer Investments, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lyneer Investments, LLC and subsidiaries (the “Company” or “Successor”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in mezzanine capital and members’ capital (deficit), and cash flows for the year ended December 31, 2022, the period from August 31, 2021 through December 31, 2021 (Successor) and the period from January 1, 2021 through August 30, 2021 (Predecessor), and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022, the period from August 31, 2021 through December 31, 2021 (Successor) and the period from January 1, 2021 through August 30, 2021 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, on August 31, 2021, a majority interest in Lyneer Investments, LLC was acquired by IDC Technologies, Inc. As a result of the application of pushdown accounting, the Company’s financial statements for the Successor periods are not comparable to the 2021 Predecessor Period which is from January 1, 2021 through August 30, 2021.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2022.

Las Vegas, NV
May 15, 2023

New York | Washington, DC | California | Nevada

China | India | Greece

Member of ANTEA International with offices worldwide

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Successor) December 31, 2022	(Successor) December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,716,161	$353,894
Accounts receivable, net	61,005,050	66,690,876
Unbilled accounts receivable	6,307,006	6,549,591
Prepaid income taxes	267,663	882,469
Prepaid expenses and other current assets	663,798	1,354,316
Deposits, current	8,000,000	—
Deposit with related party, current	—	10,000,000
Total Current Assets	77,959,678	85,831,146
Property and Equipment, Net	603,869	734,225
Other Long-Term Assets:
Right-of-use assets	3,840,773	5,346,656
Right-of-use asset – related party lessor	—	122,506
Intangible assets, net	40,982,222	45,795,555
Due from related parties	903,160	731,947
Deferred tax assets, net	97,764	—
Deposits, long-term	284,004	260,674
Other assets	1,636,042	—
Total Other Long-Term Assets	47,743,965	52,257,338
Total Assets	$126,307,512	$138,822,709
LIABILITIES, MEZZANINE CAPITAL AND MEMBERS’ DEFICIT
Current Liabilities:
Accounts payable	$167,711	$1,783,934
Accrued expenses and other current liabilities	7,406,792	6,436,441
Income taxes payable	66,317	54,909
Due to related parties	6,651,064	4,498,228
Current operating lease liabilities	1,697,310	1,747,058
Current operating lease liability – related party lessor	—	101,942
Notes payable, current portion	10,483,457	5,292,000
Notes payable, current portion – related parties	2,563,609	1,008,000
Total Current Liabilities	29,036,260	20,922,512
Noncurrent Liabilities:
Notes payable, net of current portion	112,727,913	113,093,856
Notes payable, net of current portion – related parties	2,563,609	1,008,000
Deferred income tax liabilities, net	—	2,347,561
Noncurrent operating lease liabilities	2,182,227	3,610,497
Contingent consideration liabilities, long-term ($2,059,000 and $7,225,000 attributed to related parties at December 31, 2022 and 2021, respectively)	7,100,000	19,700,000
Total Liabilities	153,610,009	160,682,426
Commitments and Contingencies (Note 13)
Mezzanine Capital:
Redeemable Units (aggregate redemption values of $10,165,000 and $9,666,250 at December 31, 2022 and 2021, respectively)	10,165,000	9,900,000
Total Mezzanine Capital	10,165,000	9,900,000
Members’ Deficit:
Members’ deficit	(37,467,497)	(31,759,717)
Total Members’ Deficit	(37,467,497)	(31,759,717)
Total Liabilities, Mezzanine Capital and Members’ Deficit	$126,307,512	$138,822,709

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 Through December 31, 2021	(Predecessor) January 1, 2021 Through August 30, 2021
Service Revenue, Net	$441,544,117	$163,115,903	$261,915,198

Cost of Revenue
Cost of revenue	387,338,567	544,944	969,841
Cost of revenue – related parties	—	142,716,298	226,391,931
Total Cost of Revenue	387,338,567	143,261,242	227,361,772
Gross Profit	54,205,550	19,854,661	34,553,426

Operating Expense:
Selling, General and Administrative:
Selling, general and administrative	42,073,972	4,950,119	7,629,394
Selling, general and administrative – related parties	192,526	10,443,106	19,157,541
Total Selling, General and Administrative	42,266,498	15,393,225	26,786,935
Goodwill impairment	—	38,799,883	—
Change in fair value of contingent consideration liabilities	894,133	5,000,000	—
Depreciation and amortization	5,065,511	1,687,331	2,471,027
Total Operating Expenses	48,226,142	60,880,439	29,257,962
Income (Loss) From Operations	5,979,408	(41,025,778)	5,295,464

Other Expenses
Interest expense	9,912,806	1,925,255	1,734,459
Interest expense – related parties	96,090	49,613	24,500
Total Other Expenses	10,008,896	1,974,868	1,758,959
Net Income (Loss) Before Taxes	(4,029,488)	(43,000,646)	3,536,505
Income Tax Expense (Benefit)	(808,430)	330,392	1,003,765
Net (Loss) Income	$(3,221,058)	$(43,331,038)	$2,532,740

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE CAPITAL AND
MEMBERS’ CAPITAL (DEFICIT)

SUCCESSOR
AUGUST 31, 2021 THROUGH DECEMBER 31, 2021 AND JANUARY 1, 2022
THROUGH DECEMBER 31, 2022

	MEZZANINE CAPITAL		MEMBERS’ CAPITAL (DEFICIT)
			Non-Redeemable Interests
Successor Periods	Redeemable Interests	Total Mezzanine Capital	Contributed Capital	Accumulated Income (Deficit)	Total Members’ Capital (Deficit)
Balance – August 31, 2021	$—	$—	$—	$—	$—
Contributions from the transaction	9,900,000	9,900,000	137,076,802	—	137,076,802
Recognition of Joint and Several Debt under Revolver – deemed distribution	—	—	(66,060,944)	—	(66,060,944)
Recognition of Joint and Several Debt under Term Note – deemed distribution	—	—	(30,300,000)	—	(30,300,000)
Recognition of Joint and Several Debt under Seller Notes – deemed distribution	—	—	(15,750,000)	—	(15,750,000)
Recognition of debt issuance costs on Joint and Several Debt – deemed contribution	—	—	1,705,842	—	1,705,842
Transaction consideration paid on behalf of Parent – deemed distribution	—	—	(400,379)	—	(400,379)
Recognition of contingent consideration liabilities for benefit of Parent – deemed distribution	—	—	(14,700,000)	—	(14,700,000)
Net loss	—	—	—	(43,331,038)	(43,331,038)
Balance – December 31, 2021	9,900,000	9,900,000	11,571,321	(43,331,038)	(31,759,717)
Transaction consideration paid on behalf of Parent – deemed distribution	—	—	(2,221,722)	—	(2,221,722)
Accretion to redemption value	265,000	265,000	(265,000)	—	(265,000)
Net loss	—	—		(3,221,058)	(3,221,058)
Balance – December 31, 2022	$10,165,000	$10,165,000	$9,084,599	$(46,552,096)	$(37,467,497)

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE CAPITAL AND
MEMBERS’ CAPITAL (DEFICIT)

PREDECESSOR
FOR THE PERIOD JANUARY 1, 2021 THROUGH AUGUST 30, 2021

	Mezzanine Capital					Members’ Capital (Deficit)
	Redeemable Class A-1 Units		Redeemable Class A-2 Units		Total Mezzanine Capital	Accumulated Income (Deficit)	Total Members’ Capital (Deficit)
2021 Predecessor Period	Units	Amount	Units	Amount
Balance – January 1, 2021	6,300,000	$32,500,000	2,700,000	$17,108,929	$49,608,929	$7,823,592	$7,823,592
Net income						2,532,740	2,532,740
Accretion of preferred return	—	—	—	951,786	951,786	(951,786)	(951,786)
Accretion to redemption value in connection with transaction	—	33,674,549	—	10,299,806	43,974,355	(43,974,355)	(43,974,355)
Balance – August 30, 2021	6,300,000	$66,174,549	2,700,000	$28,360,521	$94,535,070	$(34,569,809)	$(34,569,809)

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 Through December 31, 2021	(Predecessor) January 1, 2021 Through August 30, 2021
Cash Flows from Operating Activities
Net (loss) income	$(3,221,058)	$(43,331,038)	$2,532,740
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Bad debt expense	—	1,367,072	1,100,000
Amortization, deferred financing cost	405,287	135,103	142,794
Interest paid in kind	1,264,766	310,531	—
Goodwill impairment	—	38,799,883	—
Change in estimated fair value of contingent consideration liabilities	894,133	5,000,000	—
Deferred income taxes	(2,445,325)	(177,109)	(61,766)
Depreciation and amortization expense	5,065,511	1,687,331	2,420,093
Changes in operating assets and liabilities:
Accounts receivable	5,685,826	(24,021,826)	20,989,507
Unbilled accounts receivable	242,585	3,178,865	(5,366,634)
Prepaid expenses and other current assets	690,518	(668,135)	(83,917)
Prepaid income taxes	614,806	(133,521)	(364,559)
Due from related parties	(171,213)	(731,947)	—
Deposits	1,976,668	(9,295)	(5,959)
Other assets	(1,636,042)	56,547	(427,154)
Right-of-use asset	1,505,884	465,619	—
Right-of-use asset – related party	122,506	48,569	—
Accounts payable	(1,616,223)	(561,680)	1,779,462
Due to related parties	2,152,836	4,235,049	(1,175,988)
Income taxes payable	11,408	54,909	(114,703)
Accrued expenses and other current liabilities	970,351	2,699,001	(3,952,841)
Operating lease liability	(1,478,018)	(625,795)	—
Operating lease liability-related party lessor	(101,942)	101,942	—
Net Cash Provided by (Used in) Operating Activities	10,933,264	(12,119,925)	17,411,075
Cash Flows from Investing Activities
Business acquisition, net of cash acquired	—	—	(880,000)
Purchase of property and equipment	(121,821)	(37,849)	(187,798)
Net Cash Used in Investing Activities	(121,821)	(37,849)	(1,067,798)
Cash Flows from Financing Activities
Borrowings on revolving line of credit	486,401,819	63,759,547	226,245,683
Payments on revolving line of credit	(488,904,273)	(51,058,426)	(238,274,916)
Payments of related party notes	(504,000)	(504,000)	(2,000,000)
Payment of seller notes	(4,221,000)	(2,646,000)	—
Payments of term notes	—	—	(1,125,000)
Payment of transaction price on behalf of Parent – Deemed distribution	(2,221,722)	(400,379)	—
Net Cash (Used in) Provided by Financing Activities	(9,449,176)	9,150,742	(15,154,233)
Net Increase in Cash and Cash Equivalents	1,362,267	(3,007,032)	1,189,044
Cash and Cash Equivalents – Beginning of Period	353,894	3,360,926	2,171,882
Cash and Cash Equivalents – End of Period	$1,716,161	$353,894	$3,360,926
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$4,859,526	$1,375,564	$1,840,523
Income Taxes, net of refunds received	$1,154,012	$55,341	$1,691,652
Non-cash investing and financing activities:
Contributions from the Transaction	$—	$146,976,802	—
Recognition of Joint and Several Debt under Revolver – deemed distribution	$—	$66,060,944	—
Recognition of Joint and Several Debt under Term Note – deemed distribution	$—	$30,300,000	—
Recognition of Joint and Several Debt under Seller Notes – deemed distribution	$—	$15,750,000	—
Recognition of debt issuance costs on Joint and Several Debt – deemed contribution	$—	$1,705,842	—
Recognition of contingent consideration liabilities for benefit of Parent – deemed distribution	$—	$14,700,000	—
Accretion of redeemable units to redemption value	$265,000	$—	$44,926,141
Notes payable issued for amounts due under contingent consideration arrangements	$13,494,133	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation

Lyneer Investments, LLC (“Lyneer Investments”) is a limited liability company formed in the State of Delaware on January 9, 2018. Lyneer Investments is owned by its members. The members of Lyneer Investments have limited personal liability for the obligations and debts of Lyneer Investments under Delaware law. Lyneer Holdings, Inc. (“Lyneer Holdings”), a wholly-owned subsidiary of Lyneer Investments, and Lyneer Staffing Solutions, LLC (“LSS”), a wholly-owned subsidiary of Lyneer Holdings, were also incorporated and formed, respectively, in the State of Delaware on January 9, 2018. Lyneer Investments, Lyneer Holdings, and LSS are collectively referred to herein as the “Company.”

The Company specializes in the placement of temporary and temporary-to-permanent labor across various industries throughout the United States of America (“USA”). The Company primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. The Company is also a leading provider of productivity consulting and workforce management solutions. The Company is headquartered in Lawrenceville, New Jersey and has more than one hundred locations in the USA.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) pursuant to the accounting and disclosure rules and regulations of the United States Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the consolidated accounts of Lyneer Investments, Lyneer Holdings and LSS. All significant intercompany transactions and balances have been eliminated in consolidation.

On August 31, 2021 (the “Acquisition Date” or the “Transaction Date”), IDC Technologies, Inc., a California corporation (“Parent”, “IDC” or the “Acquirer”) obtained a controlling financial interest in Lyneer Investments by acquiring ninety percent of Lyneer Investments’ outstanding equity (the “Transaction”) pursuant to a membership interest purchase agreement (the “Transaction Agreement”). The Transaction was entered into in order to increase market share, achieve synergies and broaden the Acquirer’s offerings as a combined company. The Transaction represented a change of control with respect to Lyneer Investments. Lyneer Investments applied pushdown accounting as of the Acquisition Date. As a result of the application of pushdown accounting, the separately issued financial statements of the Company reflect IDC’s basis in the assets and liabilities of the Company as of the Acquisition Date. The consolidated statement of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period from January 1, 2021 through August 30, 2021 (the “2021 Predecessor Period”) reflect the pre-Transaction activity of the Company. The consolidated statements of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period August 31, 2021 through December 31, 2021 (the “2021 Successor Period”) and January 1, 2022 through December 31, 2022 (the “2022 Successor Period”) reflect the post-Transaction activity of the Company. Collectively the 2022 Successor Period and the 2021 Successor Period are referred to as the “Successor Periods.” Due to the application of pushdown accounting, the Successor Periods are not comparable to the 2021 Predecessor Period.

The Transaction was accounted for as a business combination in accordance with the guidance prescribed in Accounting Standard Codification (“ASC”) Topic 805 — Business Combinations (“ASC 805”). Accordingly, the fair value of the consideration transferred by the Acquirer, along with the fair value of the non-controlling interest in Lyneer Investments retained by certain of its members was allocated to the assets acquired and liabilities assumed, based on the fair values of these items on the Transaction Date. Pursuant to ASC 805, the fair value of the purchase price and non-controlling interest retained was first allocated to the Company’s identifiable net assets and the excess of the purchase price and non-controlling interest over the net identifiable assets acquired was accounted for as goodwill. Goodwill recognized as a result of the Transaction is attributed to the assembled workforce of the Company and synergies that were expected to be achieved from integrating the operations of the Company with the operations of IDC. The Transaction did not result in any tax-deductible goodwill.

Goodwill is required to be allocated to one or more reporting units for the purpose of evaluating impairment. The Company determines its reporting units based on the level of financial information used and reviewed by its chief operating decision maker (“CODM”) to make decisions regarding the management of the Company. The Company has one operating segment and one reporting unit — the “commercial staffing” reporting unit. All goodwill resulting from the Transaction was allocated to the commercial staffing reporting unit.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

Immediately prior to the Transaction, Lyneer Investments’ outstanding equity consisted of 6,300,000 Class A-1 Units (the “Class A-1 Units”), which were owned by entities affiliated with a private equity firm (the “Private Equity Firm”) and 2,700,00 Class A-2 Units (the “Class A-2 Units”), all of which were owned by Lyneer Management Holdings, LLC, a Delaware limited liability company (“LMH”). Collectively, the Private Equity Firm and LMH are referred to as the “Sellers.” On the Transaction Date IDC obtained control of the Company by purchasing all outstanding Class A-1 Units and 1,800,000 Class A-2 Units. The 900,000 Class A-2 units retained by LMH were converted into a 10% ownership interest in Lyneer Investments pursuant to the Second Amended and Restated Limited Liability Company Agreement of Lyneer Investments dated August 31, 2021 (the “August 31, 2021 Operating Agreement”). As a result of the Transaction, IDC obtained 90% of the voting interests of Lyneer Investments.

Consideration Transferred and Noncontrolling Interest Retained

In exchange for the Class A-1 Units and Class A-2 Units, IDC provided the Sellers with consideration which included cash payments at closing to the Sellers and their designees of $104,405,041, which consisted of the following:

Cash payments to the Sellers for interests	$50,658,149
Payment of Company and Seller transaction expenses	1,305,160
Repayment of outstanding long-term debt and other liabilities of the Company at closing	52,441,732
Total cash payments at closing included in consideration transferred	$104,405,041

Additionally, consideration transferred stated at fair value as of the Transaction Date included:

•        Notes payable to the Sellers under which the Company and IDC are jointly and severally liable for payment (the “Seller Notes”). The principal amount and estimated fair value as of the Seller Notes on the Transaction Date was $15,750,000.

•        Contingent consideration with an estimated fair value of $14,700,000 on the Transaction Date.

•        $2,221,761 payable to the Sellers related to contractual adjustments to the purchase price based on net working capital and similar items that were finalized subsequent to the Acquisition Date.

The following table summarizes the fair value of the consideration transferred on the Transaction Date and the fair value of LMH’s retained non-controlling interest in Lyneer Investments on the Transaction Date.

August 31, 2021
Purchase consideration at fair value	$137,076,802
Fair value of non-controlling interest retained	9,900,000
$146,976,802

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

Amounts recognized by the Company for the Company’s assets acquired and liabilities assumed by IDC as a result of the Transaction are as follows:

August 31, 2021
Cash and cash equivalents	$3,360,926
Accounts receivable	44,036,122
Unbilled accounts receivable	9,728,456
Prepaid expenses and other current assets	686,181
Prepaid income taxes	748,948
Deposit with related party	10,000,000
Intangible asset – customer relationships	35,000,000
Intangible asset – trade name	12,400,000
Property and equipment	779,265
Right-of-use assets	5,812,275
Right-of-use asset – related party lessor	171,075
Other assets	308,256
Deferred income tax liabilities	2,524,670
Accounts payable	2,627,565
Accrued expenses and other liabilities	3,719,000
Operating lease liabilities	5,812,275
Operating lease liability – related party lessor	171,075
Net identifiable assets acquired	108,176,919
Goodwill	38,799,883
Net Assets Acquired	$146,976,802

The following methods were used to determine fair value:

The fair value of the Company’s customer relationships was determined using the multi-period excess earnings method which is a form of the income approach. Key assumptions used consisted of a customer survival factor which was determined using a twenty-year remaining logarithmic curve, assumed annual revenue growth rate of 3% and a new customer marketing expense adjustment of 0.4% of revenue. The weighted average useful life of the Company’s customer relationships was determined at the Acquisition Date to be fifteen years.

The fair value of the Company’s trade names was determined using the relief-from-royalty method, a form of the income approach. Key assumptions used consisted of a royalty rate of 1%, a trade name useful life of approximately five years and a discount rate of 16%. The weighted average estimated useful life of the trade names was determined at the Acquisition Date to be five years.

The Company measured its right-of-use assets acquired and lease liabilities assumed pursuant to the pertinent guidance on leases using IDC’s incremental borrowing rate on the Acquisition Date. Based on a comparison of the assumed leases to market terms it was determined that existing lease terms did not differ materially from market terms in effect on the Transaction Date.

The Company’s accounts receivable and unbilled accounts receivable were measured at their contractual amounts which approximated fair value on the Transaction Date. The Company does not believe that the cash it will ultimately collect on acquired accounts receivable and unbilled accounts receivable differs materially from the amounts recognized on the Transaction Date.

The Company determined that based on the interest and repayment terms of the Seller Notes that their face value of $15,750,000 did not differ materially from their fair value as of the Transaction Date.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

The fair value of the noncontrolling interest retained was determined to be $9,900,000. This was determined to be the fair value of a non-puttable equity interest, combined with an embedded put feature. As discussed in Note 15 — Redeemable Units, the noncontrolling interests can be put to IDC at certain times or upon the occurrence of certain events. As such, in determining the fair value of the noncontrolling interest the Company considered that:

•        The noncontrolling interests have identical economic rights to the units held by IDC (other than the put right discussed below)

•        The noncontrolling interest holder has the option to cause IDC to redeem the noncontrolling interest at a price equal to the greater of the Fair Market Value of the noncontrolling interests (as contractually defined in the Transaction Agreement) or $9,500,000 plus an accreted 5.25% per annum amount calculated from the Acquisition Date to the date on which the non-controlling interest is redeemed.

The fair value of the embedded put option was determined using a Black-Scholes model that considers significant inputs such as the strike price, underlying equity value, time to maturity and volatility. Significant inputs and assumptions used were as follows:

Valuation Assumptions	August 31, 2021
Fair value of underlying equity interest on Transaction Date	$3,075,000
Risk free interest rate	0.180%
Estimated volatility	110%
Expected term (in years)	2.0
Strike price	$9,500,000

The estimated volatility used was based on the observed stock price movements of a select group of guideline companies and re-levered for the Company’s actual use of debt as of the valuation date.

The underlying equity value was estimated at $3,075,000 which represented a 10% ownership interest in the Company as of the valuation date.

The risk-free rate of 0.180% is based on the two-year US Treasury rate as of the valuation date.

The expected term is based on the contractual period of the embedded put option.

The strike price is based on the contractually determined put price.

The cash transferred as of the Acquisition Date, including the repayment of the Company’s debt and liabilities and seller expenses at closing, approximates its fair value due to the short-term nature of the asset.

The amount due to the Sellers was paid to LMH in February of 2022 and its carrying value represents its fair value as of the Acquisition Date due to its short-term nature.

The terms of the Transaction Agreement require the Company or IDC as co-borrowers to make additional payments to the Sellers should the Company meet certain financial targets, as defined in the Transaction Agreement, within certain timeframes after the Transaction Date. These amounts have been recorded at fair value and presented as contingent consideration liabilities on the accompanying consolidated balance sheets. Contingent consideration

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

liabilities are remeasured at fair value at each subsequent reporting period until settlement, with changes recorded in earnings. The period of determination of the contingent consideration liabilities and their estimated fair values as of the Transaction Date are summarized below.

Contingent Consideration Liabilities
	Estimated Fair Value on Transaction Date	Year of Determination
2022 Obligations	$9,300,000	2022
2023 Obligations	5,400,000	2023
Total	$14,700,000

In aggregate, the contingent consideration agreements provide for two separate $6,125,000 “base payments” ($12,250,000 total over two years) if certain goals are achieved by the Company. The payment of the first base payment is contingent on the Company’s revenues less gross wages meeting a specified level during the first year following the Acquisition Date and the second base payment is contingent on the Company’s revenues less gross wages meeting a specified level during the second year following the Acquisition Date. Additional payments are due subject to a formula for performance beyond that level, with no maximum payment amount. Contingent consideration was valued using a Monte Carlo simulation, with key inputs being the standard deviation applied to the Company’s revenues, revenue multiple and discount rate. Pursuant to the Transaction Agreement, Lyneer Investments and IDC, as joint and several obligors, may elect to pay the contingent consideration amounts in cash or to issue promissory notes in lieu of cash payment to the Sellers. Significant unobservable inputs used in the determination of the Company’s contingent consideration liabilities as of August 31, 2021 consisted of a gross profit discount rate of 5.20% and a gross profit volatility (standard deviation) of 20%. See Note 17 — Fair Value Measurements for further details regarding measurement of contingent consideration liabilities as of December 31, 2022 and December 31, 2021. During the year ended December 31, 2022, the Company determined that earnouts of $6,780,570 and $7,713,563 had been earned and entered into notes payable agreements with the Sellers for payment of amounts due (the “Earnout Notes”). At issuance the Earnout Notes had a face value of $13,494,133 which represents the amounts earned less a $1,000,000 payment towards the contingent consideration liability paid by IDC at closing. See Note 8 — Joint and Several Liability and Indebtedness and Note 11 — Related Party Transactions for further details.

In connection with the Transaction, the Sellers agreed to indemnify the Company for payment of claims or settlement amounts related to any pending or unasserted actions against the Company that arise from events that occurred on or prior to the Transaction Date, as well as legal expenses incurred by the Company related to its defense in such matters. Indemnified matters of this nature are subject to a maximum value of $2,500,000 (consisting of 50% of the first $1,000,000 spent and 100% of the following $2,000,000 spent). At the time of the Transaction, the Company evaluated the contingent legal matters and determined that no matters met the probable and estimable criteria for recognition pursuant to ASC Topic 450 — Contingencies (“ASC 450”). Accordingly, no such matters or associated indemnification assets were recognized on the Transaction Date. As of December 31, 2022 and December 31, 2021, total amounts due from the Sellers under indemnification provisions amounted to $1,677,201 and $178,075, respectively, and represented reimbursement for legal fees incurred to which the Company has a right to reimbursement under the Transaction Agreement. At December 31, 2022 and 2021, respectively, $503,160 and $54,423 were due to the Company from LMH and represent its portion of the indemnification obligation to the Company and are included in “due from related parties” on the accompanying consolidated balance sheets.

Transaction costs incurred by IDC were expensed in IDC’s consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions it

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates. Those estimates and assumptions include the Company’s allowance for doubtful accounts receivable, the allocation of the fair value of purchase consideration to assets acquired and liabilities assumed in business combinations, carrying values and estimated useful lives of property and equipment and intangible assets, recoverability of goodwill and intangible assets and other long-lived assets, accruals for contingent liabilities including contingent consideration liabilities and those arising from litigation and claims, and accounting for income taxes, including the valuation allowance on deferred tax assets.

COVID-19 Considerations

In March 2020, the World Health Organization declared a global pandemic related to the novel coronavirus (“COVID-19”). COVID-19 has created significant volatility, uncertainty, and economic disruption in the markets, however to date COVID-19 did not have a material adverse effect on the Company’s operations during the Successor Periods or the 2021 Predecessor Period.

Russia-Ukraine Conflict

During the first quarter of 2022, Russia commenced a military invasion of Ukraine, and the ensuing conflict has created disruption in the region and around the world. To date, this has not had a material effect on the Company’s operations. The Company continues to closely monitor the ongoing conflict and related sanctions, which could impact the Company’s business, financial results and results of operations in the future.

Note 2 — Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash includes funds deposited in banks. The Company considers all highly liquid investments with a maturity at the date of purchase of six months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment upon receipt of invoice. The Company extends credit to customers with payment terms ranging from 30 to 150 days from the invoice date. Customer account balances which have not been timely paid according to the customer-specific payment terms are considered delinquent. Accounts receivable are stated at the amount billed to the customer. Upon determination by management, accounts receivable balances are placed into legal, collect and bankruptcy classification, usually on balances over ninety days past the due date. Payments of accounts receivable are allocated to the invoices specified on the customer’s remittance advice or, if unspecified, are applied as payments on account until the specific invoices paid are determined.

Contracts with certain customers allow the Company to charge interest at a rate of 1.5% per month once invoices are considered delinquent, which varies based on the terms of the contracts.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all past due accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Additionally, management applies a general allowance to the remaining accounts receivable based on write-offs from prior periods.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is computed principally using the straight-line method over the lesser of the estimated useful lives or, in the case of leasehold improvements over the shorter of the useful life of the asset or the remaining term of the lease.

Major improvements are capitalized, while replacements, maintenance and repairs that do not extend the lives of the assets are charged directly to expense as incurred. Upon the disposition of property and equipment, the cost of the asset and the associated accumulated depreciation are eliminated from the related accounts and any resulting gain or loss is recognized as a component of income or loss.

Goodwill

Goodwill represents the difference between the purchase price, fair value non-controlling interest retained, and fair value of any previously held equity interest in the target over fair value of the identifiable net assets acquired in a business combination. Goodwill is not amortized but is reviewed for impairment. In accordance with ASC Topic 350 — Intangibles-Goodwill and Other (“ASC 350”), goodwill is tested for impairment annually, at the reporting unit level and between annual tests if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. The Company’s annual impairment test date is December 31. Events that could indicate impairment include, but are not limited to, current economic and market conditions, including a significant adverse change in legal factors, business climate, operational performance of the business or key personnel, and an adverse action or assessment by a regulator.

In performing the impairment test, the Company utilizes the single step approach prescribed under ASC 350. This requires a comparison of the carrying value of the reporting unit to its estimated fair value and to the extent the carrying value exceeds the fair value, a charge is recorded up to the amount of goodwill in the reporting unit.

Obligations under Joint and Several Liability Arrangements

The Company accounts for obligations under which it is jointly and severally liable pursuant to ASC 405-40 — Obligations Resulting from Joint and Several Liability Arrangements (“ASC 405-40”). ASC 405-40 applies where there is not uncertainty as to the amount owed, and where recognition is not prescribed by another area of US GAAP. ASC 405-40 requires that when determining the amount of liability to recognize under a joint and several obligation, a reporting entity which is an obligor under a joint and several liability arrangement first look to the terms of a related agreement with its co-obligors and record an amount equal to what it is obligated to pay under that agreement, plus any amount it expects to pay on behalf of the co-obligors. If no agreement with the co-obligors exists a reporting entity should recognize the full amount that it could be required to pay under the joint and several liability obligation. The offsetting journal entry upon the Company’s recognition of amounts under joint and several liability arrangements will differ based on the substance of the transactions or events that gave rise to recognition. In cases where a joint and several liability arises because the Company has received cash proceeds for use in its own operations the offsetting entry is generally a debit to cash. In cases where the Company has recognized a liability and funds were borrowed for the benefit of IDC, the Company generally recognizes a deemed distribution within its statement of changes in mezzanine capital and members’ capital (deficit). The Company records associated interest expense and associated debt issuance costs for all amounts that it has recognized in its financial statements under joint and several liability obligations.

Contingent Consideration

For business combinations that require additional assets or equity securities to be transferred to the selling parties in the event certain future events occur or conditions are met (“contingent consideration”), the Company recognizes the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the business combination. Contingent consideration meeting the criteria to be classified as equity in the

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

consolidated balance sheets is not remeasured, and its subsequent settlement is recorded within equity. Contingent consideration classified as a liability is measured at fair value at each reporting date until the contingency is resolved, with any changes in fair value recognized in the Company’s consolidated statements of operations. All contingent consideration issued in connection with the Transaction was liability-classified.

Segments

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the CODM in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer (“CEO”) is the CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has one operating segment, which is the business of providing commercial staffing solutions.

Redeemable Units

Certain outstanding ownership interests of Company were redeemable upon certain defined events that were determined to be outside of the Company’s control during the Successor Periods and the 2021 Predecessor Period. Accordingly, these ownership interests were recorded in mezzanine capital and subject to subsequent measurement under the guidance provided under ASC Topic 480 — Distinguishing Liabilities from Equity (“ASC 480”). Pursuant to ASC 480, contingently redeemable equity instruments that are not redeemable as of the balance sheet date but probable of becoming redeemable in the future, should be accreted to their redemption value either immediately or ratably. The Company performs an assessment as to whether an outstanding contingently redeemable instrument is probable of becoming redeemable in the future at each reporting date. The Company has elected to recognize changes in redemption value immediately upon the determination that an outstanding instrument is probable of becoming redeemable in the future. Increases in the redemption value of contingently redeemable units are recorded as an increase in mezzanine capital and a reduction of members’ capital.

Intangible Assets

The Company’s identifiable intangible assets as of December 31, 2022 and 2021 consist of the Company’s customer relationships and tradenames and were initially recognized as a result of the Transaction. The Company’s intangible assets are amortized using the straight-line method over their estimated useful lives.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360 — Property, Plant, and Equipment, the Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable.

For long-lived assets to be held and used, the Company recognizes an impairment loss only if the asset’s carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. For the Successor Periods and the 2021 Predecessor Period, there was no impairment of the Company’s long-lived assets.

Leases

The Company is a lessee under various noncancellable operating leases.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company accounts for leases in accordance with ASC Topic 842 — Leases (“ASC 842”). The Company determines if an arrangement is or contains a lease at contract inception. If a contract is or contains a lease, the Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments,

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

•        ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease.

•        The lease term for all the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

•        Lease payments included in the measurement of the lease liability are fixed payments, including in-substance fixed payments, owed over the lease term.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the ROU asset is reduced to zero and the remainder of the adjustment is recorded in profit or loss.

Deferred Financing Costs

Costs that are incremental and direct to obtaining debt financing are capitalized and amortized as a component of interest expense, over the term of the related debt. Unamortized deferred financing fees are presented as a contra-liability with respect to the associated outstanding debt on the Company’s consolidated balance sheets.

Revenue Recognition

Service Revenues

The Company derives its revenues from two service lines: temporary placement services and permanent placement and other services. Revenues are recognized when promised goods or services are delivered to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Topic 606 — Revenue from Contracts with Customers (“ASC 606”), the Company performs the following five steps: (i) it identifies the contract with a customer; (ii) it identifies the performance obligations in the contract; (iii) it determines the transaction price; (iv) it allocates the transaction price to the performance obligations in the contract; and (v) it recognizes revenue when (or as) the Company satisfies a performance obligation.

Temporary Placement Services Revenue

Temporary placement services revenue from contracts with customers are recognized in the amount which the Company has a right to invoice when the services are rendered by the Company’s engagement professionals. The Company invoices its customers for temporary placement services concurrently with each periodic payroll which coincides with the services provided. Revenues that have been recognized but not invoiced for temporary staffing customers are included in “unbilled accounts receivable” on the Company’s consolidated balance sheets and represent a contract asset under ASC 606.

Most engagement professionals placed on assignment by the Company are employed by a third-party professional employer organization (“PEO”) while they are working on assignments. The PEO pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits which is invoiced back to the Company on a weekly basis. The Company assumes the risk of acceptability of its employees to its customers.

The Company records temporary placement services revenue on a gross basis as a principal, rather than on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by customers.

Permanent Placement and Other Services Revenue

Permanent placement and other services revenue from contracts with customers are primarily recognized when employment candidates accept offers of permanent employment and begin work for the Company’s clients. Certain of the Company’s permanent placement contracts contain a thirty-day guarantee period. The Company has a substantial history of estimating the financial impact of permanent placement candidates who do not remain with its clients through the thirty-day guarantee period. If a candidate voluntarily leaves or is terminated for cause prior to the completion of thirty days of employment, the Company will provide a replacement candidate at no additional cost to the customer, as long as the placement fee is paid within thirty days of the candidate’s start date. When required to provide a replacement candidate, the Company defers the recognition of revenue until a replacement candidate is found and hired, and any associated fees collected from the customer is recorded as a contract liability. Fees to clients are generally calculated as a percentage of the new employee’s annual compensation. No fees for permanent placement talent solutions services are charged to employment candidates, regardless of whether the candidate is placed.

Contract liabilities are recorded when cash payments are received or due in advance of performance and are reflected in accrued expenses on the accompanying consolidated balance sheets.

Cost of Revenue

Direct costs of temporary placement services consist of payroll, payroll taxes, and benefit costs for the Company’s engagement professionals. There are no material direct costs of permanent placement and other services.

Advertising Expense

The Company expenses advertising costs as incurred. For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period, the Company recorded advertising expense of $859,545, $292,113, and $450,213, respectively. Advertising expense is included in “selling, general and administrative” on the accompanying consolidated statements of operations.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes uncertain tax positions that it has taken or expects to take on a tax return. Management makes a determination as to whether it is more likely than not that an income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the Company were to incur an income tax liability from an uncertain tax position in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.

Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements. All financial instruments recognized at fair value are classified into one of three levels in the fair value hierarchy as follows:

Level 1 — Valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities.

Level 2 — Valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not in active markets; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived from or corroborated by observable market data by correlation or other means.

Level 3 — Valuation techniques with significant unobservable market inputs.

The Company measures certain non-financial assets and liabilities, including long-lived assets, intangible assets and goodwill, at fair value on a nonrecurring basis. The fair value of contingent consideration is classified within Level 3 of the fair value hierarchy.

Loss Contingencies

From time to time, the Company may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business. The Company assesses its potential contingent and other liabilities by analyzing its claims, disputes and legal and regulatory matters using all available information and developing its views on estimated losses in consultation with its legal and other advisors. The Company determines whether a loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. If the contingency is not probable or cannot be reasonably estimated, disclosure of the contingency shall be made when there is at least a reasonable possibility that a loss may be incurred. Legal fees incurred by the Company related to contingent liabilities are expensed as incurred.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13 — Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to ASC Topic 326 — Financial Instruments-Credit Losses, ASC Topic 815 — Derivatives and Hedging, and ASC Topic 825 — Financial Instruments or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company is currently assessing the potential impact of adopting ASU 2016-13 on its financial statements and financial statement disclosures.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements are expected to have a material effect on its consolidated financial statements.

Note 3 — Liquidity

The Company incurred a net loss in the 2022 Successor Period and the 2021 Successor Period. Based on the Company’s available capital under its credit facilities and the Company’s current operating plan, the Company believes it has sufficient working capital to fund continuing operations and service its credit facilities through at least one year from the date that the accompanying consolidated financial statements were issued.

Note 4 — Revenue Recognition and Accounts Receivable

The Company’s disaggregated revenues for Successor Periods and the 2021 Predecessor Period are as follows:

	(Successor)	(Successor)	(Predecessor)
	Year Ended December 31, 2022	Period From August 31, 2021 to December 31, 2021	Period From January 1, 2021 to August 30, 2021
Temporary placement services	$434,301,937	$161,507,915	$258,385,599
Permanent placement and other services	7,242,180	1,607,988	3,529,599
Total Revenues	$441,544,117	$163,115,903	$261,915,198

Contract liabilities on December 31, 2022 and 2021, August 31, 2021, or January 1, 2021 were not material to the Company’s consolidated financial statements.

The Company had contract assets consisting of the following as of December 31:

	(Successor) 2022	(Successor) 2021
Unbilled accounts receivable	$6,307,006	$6,549,591
Total Contract Assets	$6,307,006	$6,549,591

The Company’s accounts receivable consisted of the following at December 31:

	(Successor) 2022	(Successor) 2021
Accounts receivable	$61,399,297	$67,085,123
Allowance for doubtful accounts	(394,247)	(394,247)
Accounts Receivable, Net	$61,005,050	$66,690,876

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Revenue Recognition and Accounts Receivable (cont.)

For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period the Company recorded bad debt expense of $0, $1,367,072 and $1,100,000, respectively. Bad debt expense is included in “selling, general and administrative” in the accompanying consolidated statements of operations.

The carrying amount of the Company’s accounts receivable serving as collateral for the Company’s outstanding indebtedness amounted to $61,005,050 and $66,690,876 at December 31, 2021 and 2022, respectively.

Note 5 — Property and Equipment

At December 31, property and equipment consisted of the following:

	(Successor) 2022	(Successor) 2021	Estimated Useful Lives
Computer equipment and software	$659,474	$563,351	3 years
Office equipment	94,876	94,875	5 years
Furniture and fixtures	166,534	152,693	7 years
Leasehold improvements	18,420	6,192	Shorter of estimated life of asset or remaining lease term
	939,304	817,111
Less: accumulated depreciation and amortization	(335,435)	(82,886)
Property and Equipment, Net	$603,869	$734,225

For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period, the Company recorded depreciation expense of $252,178, $82,886, and $162,177, respectively. Depreciation expense is included in “depreciation and amortization” on the accompanying consolidated statements of operations.

The carrying value of the Company’s property and equipment serving as collateral for the Company’s outstanding indebtedness amounted to $592,679 and $729,353 at December 31, 2022 and 2021, respectively.

Note 6 — Intangible Assets

At December 31, intangible assets consisted of the following:

	(Successor) 2022
Description	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted- Average Useful Life
Acquired Intangible Assets:
Customer relationships	$35,000,000	$(3,111,111)	$31,888,889	15 years
Trade Name	12,400,000	(3,306,667)	9,093,333	5 years
Total Intangible Assets	$47,400,000	$(6,417,778)	$40,982,222
	(Successor) 2021
Description	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted- Average Useful Life
Acquired intangible assets:
Customer relationships	$35,000,000	$(777,778)	$34,222,222	15 years
Trade Name	12,400,000	(826,667)	11,573,333	5 years
Total intangible assets	$47,400,000	$(1,604,445)	$45,795,555

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Intangible Assets (cont.)

For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period the Company recorded amortization expense on its intangible assets of $4,813,333, $1,604,445 and $2,308,850, respectively. Amortization expense related to intangible assets is included in “depreciation and amortization” on the accompanying consolidated statements of operations.

As of December 31, 2022 scheduled future amortization of the Company’s intangible assets is as follows for each of the next five years and thereafter:

2023	$4,813,333
2024	4,813,333
2025	4,813,333
2026	3,986,666
2027	2,333,333
Thereafter	20,222,224
Total	$40,982,222

Note 7 — Goodwill and Goodwill Impairment

At December 31, 2021, the Company completed its goodwill impairment testing and recorded an impairment charge of $38,799,883 as the test indicated that the carrying value of the Company’s reporting unit was in excess of the fair value. The recognized impairment reduced the goodwill balance to $0 as of December 31, 2021. The impairment was primarily due to a change in the Company’s forecasted financial projections as well as market conditions.

For the purposes of measuring goodwill impairment, the Company determined the fair value of its reporting unit based on an income approach, using the present value of estimated future discounted cash flows (“DCF”), and based on a market approaches, specifically, the prior transaction method and the public company method. A 60%, 30%, and 10% weight was given to the prior transaction method, the DCF analysis and the public company method, respectively. The DCF analysis determines the fair value of the reporting unit by estimating the after-tax cash flows attributable to a reporting unit and then discounting the after-tax cash flows to present value using a risk-adjusted discount rate. Assumptions used in the DCF require significant judgment, including judgment about appropriate discount rates and terminal values, growth rates, and the amount and timing of expected future cash flows. The forecasted cash flows are based on management’s projected financial results through December 31, 2025, and results for periods beyond that date are estimated based on assumed growth rates expected as of the measurement date. Management believes its assumptions are consistent with the plans and estimates used to manage the underlying business. Significant estimates used to determine fair value include the weighted average cost of capital (“WACC”), financial forecasts, pricing multiples derived from publicly traded companies that are comparable to the reporting unit and the data observed in the Transaction.

The discount rates used are intended to reflect the risks inherent in future cash flow projections that a market participant would consider when valuing the reporting unit. As shown below, the WACC used as of December 31, 2021 was 13%. The market approach considers comparable transactions based on multiples of operating value, revenue, and gross transaction value. The Company believes its assumptions used to determine the fair value of its reporting unit are reasonable. If different assumptions were used, particularly with respect to forecasted cash flows, terminal values, WACCs, or market multiples, different estimates of fair value may result. Actual operating results and the related cash flows of the reporting unit could differ from the estimated operating results and related cash flows.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Goodwill and Goodwill Impairment (cont.)

(Successor)
Input Description	December 31, 2021 Value
WACC	13.0%

Changes in the carrying value of goodwill during the 2021 Successor Period were as follows, there were no changes in the carrying value of goodwill during the 2022 Successor Period:

	Gross Goodwill	Accumulated Impairment	Goodwill, Net of Accumulated Impairment
Balance at August 31, 2021	$—	$—	$—
Acquisition (pushdown accounting as a result of the Transaction)	38,799,883	—	38,799,883
Impairment charge	—	(38,799,883)	(38,799,883)
Balance at December 31, 2021	38,799,883	(38,799,883)	—
Balance at December 31, 2022	$38,799,883	$(38,799,883)	$—

Note 8 — Joint and Several Liabilities and Indebtedness

Revolver

On August 31, 2021, the Company and IDC as co-borrowers entered into a revolving credit facility (the “Revolver”) with a commercial bank as administrative agent (the “Revolver Administrative Agent”) and certain lenders (the “Revolver Lenders”). IDC, Lyneer Investments, Lyneer Holdings, and LSS are jointly and severally liable for repayment of any and all amounts due under the Revolver, accordingly the Company may be required to pay all amounts borrowed or otherwise payable. Availability on the Revolver is subject to a formula that is based on, among other things, the combined eligible accounts receivable of IDC and the Company.

The amount of funding available under the Revolver at issuance was $125,000,000. The Revolver provides the co-borrowers with a sublimit for letters of credit of $10,000,000 and a sublimit for Swing-Line Loans of $10,000,000. At the closing of the Transaction the Revolver Lenders advanced $68,560,944 on the Revolver. Of the $68,560,944 advanced, $66,060,944 (the “Transaction Advance”) was paid to the Sellers and their designees pursuant to the Transaction Agreement. There is no agreement between the co-borrowers regarding repayment of the Transaction Advance, accordingly the Company recognized the Transaction Advance amount of $66,060,944 as a liability in the accompanying consolidated financial statements upon the disbursement of the funds. The offset was recorded in the accompanying consolidated financial statements as a deemed distribution in the 2021 Successor Period within the consolidated statement of changes in mezzanine capital and members’ capital (deficit), as the use of the funds was primarily for the benefit of IDC rather than the Company. Accordingly, the Company considers the substance of its recognition of the liability to be akin to a non-reciprocal transfer with an owner.

Of the $68,560,944 advanced at closing, $2,500,000 was retained by IDC and used for operating purposes (the “IDC Working Capital Borrowing”). The Company and IDC have agreed that IDC will be responsible for the repayment of the IDC Working Capital Borrowing and the Company does not expect to pay that amount therefore the Company has not recognized that borrowing in the accompanying consolidated financial statements.

As of December 31, 2022 the outstanding loan balance on the Revolver was $102,933,863 which represents the maximum amount of principal as of that date that the Company could be required to pay under the credit agreement for the Revolver. At December 31, 2022, the Company has presented a liability for the principal payable under the Revolver in the amount of $76,259,621 on its consolidated balance sheet which excludes amounts that IDC has agreed to pay.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

Unless the obligations under the Revolver are accelerated, the Revolver matures on August 31, 2025 (the “Revolver Maturity Date”). On the Revolver Maturity Date all outstanding balances on the Revolver are due and payable. There are no scheduled principal payments on the Revolver prior to the Revolver Maturity Date. The Company may prepay amounts owed under the Revolver at any time prior to the Revolver Maturity Date without penalty. The Revolver is collateralized by substantially all assets of the Company.

On November 15, 2022 certain terms of the credit agreement for the Revolver were amended (the “2022 Revolver Amendment”). Pursuant to the 2022 Revolver Amendment, borrowings under the Revolver bear interest at the Secured Overnight Financing Rate (“SOFR”) or a Base Rate plus an Applicable Margin. The Base Rate is a fluctuating daily rate per annum equal to the highest of (a) the rate of interest announced by the Bank of Montreal from time to time as its prime rate for such day (with any change in such rate announced by Bank of Montreal taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the SOFR Rate (as defined in the credit agreement for the Revolver) for a one month Interest Period (as defined in the credit agreement for the Revolver), plus 1.00%.

Borrowings under the Revolver (as amended on November 15, 2022) are classified as one of the following:

•        SOFR Revolving Credit Loans

•        SOFR FILO (“first-in-last-out”) Loans

•        Base Rate Revolving Credit Loans

•        Base Rate FILO Loans

•        Swing-Line Loans

With respect to the SOFR and Base Rates Loans the Applicable Margins are as follow:

	Application Margin by Loan Type
Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	1.75%	0.75%	2.75%	1.75%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.00%	1.00%	3.00%	2.00%
Less than $41,666,666.66	2.25%	1.25%	3.25%	2.25%

Swing-Line Loans on the Revolver bear interest at a rate equal to the Base Rate plus the Applicable Margin.

The table below summarizes the interest rates, per annum, on each loan by type at December 31, 2022 and 2021, respectively:

	As of December 31,
	2022	2021
Base Rate Revolving
Credit Loans	8.75%	4.25%
Swing-Line Loans	8.75%	n/a
Base Rate FILO Loans	7.49%	3.10%
SOFR Revolving
Credit Loans	6.49%	2.10%

The Company must pay a fee for unused borrowing capacity on the Revolver in an amount calculated at a rate of 0.25% per annum of the unused amount.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

The Company has the ability to use a portion of the Revolver for up to $10,000,000 for a standby or documentary letter of credit. Amounts utilized for letters of credit reduce the co-borrowers’ borrowing availability under the Revolver. During the year ended December 31, 2022 and as of that date the Company has obtained a standby letter of credit in the amount of $8,000,000 which was required by the Non-Related Party PEO (see also Note 12 — Concentrations). The Company is required to pay a fronting fee of 0.125% per annum on the amounts of letter of credit provided, in addition to a usage fee equal determined by the credit agreement for the Revolver.

Total availability on the Revolver on December 31, 2022 to which the Company and the other co-borrowers had access was $12,002,753.

The Revolver requires that the co-borrowers comply with certain financial and non-financial covenants. The Revolver requires that the Company together with IDC meet certain financial covenants which are generally calculated with reference to the financial performance, asset balances, and borrowings of IDC together with all of its consolidated subsidiaries (including the Company). The financial covenants include:

•        A Consolidated Fixed Charge Coverage Ratio (the “FCCR”)

•        A Consolidated Senior Leverage Ratio (the “SLR”)

•        A Consolidated Total Leverage Ratio (the “TLR”)

At December 31, 2022 the FCCR, SLR and TLR were not met. On May 5, 2023, the covenant violations were waived by the Revolver Lenders effective December 31, 2022, and the Revolver was amended (the “May 5, 2023 Revolver Amendment”) to revise the definitions of the FCCR, the SLR and the TLR. Financial covenants related to average borrowing availability and minimum EBITDA were also added as part of the May 5, 2023 Revolver Amendment. The Company does not believe it is probable that there will be non-compliance with the revised covenants through December 31, 2023 and therefore has classified amounts recognized under the Revolver as non-current at December 31, 2022.

Additionally, as part of the amendment, the applicable margin thresholds for each loan type were amended, as presented in the table below:

Applicable Margin by Loan Type (Following the May 5, 2023 Revolver Amendment)

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	2.25%	1.25%	3.25%	2.25%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.50%	1.50%	3.50%	2.50%
Less than $41,666,666.66	2.75%	1.75%	3.75%	2.75%

Under the terms of the Revolver, the Company is prohibited from making dividends or distributions to owners who are not also co-borrowers on the Revolver.

Pursuant to the credit agreement for the Revolver, co-borrowers are required to make a mandatory principal prepayment in the event cash proceeds are received from the following (unless specifically authorized by terms of the Revolver): issuance of equity securities, incurrence of additional debt, disposition of assets.

Pursuant to the credit agreement for the Revolver, upon the receipt of certain payments outside of ordinary course of business, the co-borrowers are required to remit such proceeds to the Revolver Lenders as a prepayment.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

Term Note

On August 31, 2021 the Company and IDC as co-borrowers entered into a Term Note (the “Term Note”) with an investment management firm as administrative agent (the “Term Note Administrative Agent”) and certain lenders (the “Term Note Lenders”). IDC, Lyneer Investments, Lyneer Holdings, and LSS are jointly and severally liable for repayment of any and all amounts due under the Term Note, accordingly the Company may be required to pay all amounts borrowed or otherwise payable under that agreement. Upon the closing of the Transaction, the Term Loan Lenders advanced $30,300,000 which was paid to Sellers and their designees as a component of the consideration transferred by IDC for the Company. There is no agreement between the co-borrowers regarding repayment of the Term Note, accordingly the Company recognized these amounts in full in its separately issued financial statements upon the disbursement of the funds. The offsetting amount was recorded in the accompanying financial statements as a deemed distribution in the 2021 Successor Period within the consolidated statement of changes in mezzanine capital and members’ capital (deficit), as the use of the funds was primarily for the benefit of IDC rather than the Company. Accordingly, the Company considers the substance of its recognition of the liability to be akin to a non-reciprocal transfer with an owner. Total principal amounts outstanding on the Term Note at December 31, 2022 amount to $31,875,000 all of which have been presented as a liability on the Company’s consolidated balance sheet.

Unless the obligations under the Term Note are accelerated, the Term Note matures on February 28, 2026 (the “Term Note Maturity Date”). On the Term Note Maturity Date all outstanding balances on the Term Note are due and payable. There are no scheduled principal payments on the Term Note prior to the Term Note Maturity Date. The Term Note is collateralized by substantially all assets of the Company. The Term Note is subordinated to the Revolver.

The Term Note bears interest at a stated rate of 12% per annum from August 31, 2021 through October 31, 2021, and interest at a stated rate of 14% per annum thereafter. The Term Note requires monthly interest payments, however, on each payment date the co-borrowers may elect to pay the equivalent of 4% per annum either in cash or in kind (“PIK Interest”). The co-borrowers have elected to pay the full amount of available PIK interest in-kind during the Successor Periods. The interest rate on the Term Note was 14% on December 31, 2022, and 2021, respectively. The Term Note contains a feature whereby the stated interest rate will be lowered to 12% per annum upon the receipt by the lender of an executed pledge agreement by an affiliate of IDC. The Term Note was amended on November 15, 2022. The sole result of the amendment was that the amount of indebtedness that the co-borrowers could create or assume with respect to IDC Canada, an affiliate of IDC, subject to the terms and conditions the Term Note, increased from $2,000,000 to $8,000,000. A substantially identical amendment was also made to the Revolver.

The Term Note requires mandatory prepayment of principal upon the occurrence of certain events (discussed in additional detail below in this subsection) and permits optional prepayment. Both mandatory and optional prepayments require the payment of a prepayment premium calculated as follows:

Date of Optional or Mandatory Prepayment	Prepayment Premium
Prior to August 31, 2022	Prepaid principal balance of the Term Note multiplied by 3.0%
On or after August 31, 2022 and prior to August 31, 2023	Prepaid principal balance of the Term Note multiplied by 2.0%
On or after August 31, 2023 and prior to August 31, 2024	Prepaid principal balance of the Term Note multiplied by 1.0%

The Term Note agreement requires mandatory prepayment of all outstanding principal upon occurrence of a Change in Control or Initial Public Offering as defined in the Term Note agreement.

Pursuant to the Term Note, the co-borrowers are required to make a mandatory principal prepayment in the event cash proceeds are received in the following circumstances (unless specifically authorized by the terms of the Term Note): issuance of equity securities, incurrence of additional debt or disposition of assets.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

Pursuant to the Term Note, upon the receipt of certain payments outside of ordinary course of business, the co-borrowers are required to remit such proceeds to the Term Note Lenders as a prepayment.

The Term Note includes certain financial and non-financial covenants. The Term Note requires that the Company, together with IDC, meet certain financial covenants which are generally calculated with reference to the financial performance, asset balances, and borrowings of IDC together with all its consolidated subsidiaries. The financial covenants include:

•        The FCCR

•        The SLR

•        The TLR

At December 31, 2022 the FCCR, SLR and TLR were not met. On May 5, 2023 the covenant violation was waived by the Term Note Lenders effective December 31, 2022 and the Term Note was amended (the “May 5, 2023 Term Note Amendment”) to revise the definitions of the FCCR, the SLR and the TLR. The Company does not believe it is probable that there will be non-compliance with the revised covenants through December 31, 2023 and therefore has classified amounts recognized under the Term Note as non-current at December 31, 2022. Financial covenants related to average borrowing availability and minimum EBITDA were also added as part of the May 5, 2023 Term Note Amendment.

The May 5, 2023 Term Note Amendment provides that the stated interest rate on the Term Note may vary between 14% and 16%, per annum with the cash portion of the stated rate varying from 10% to 11%, per annum and the PIK portion varying from 4% to 5%, per annum, based on specified financial ratios of the co-borrowers and similar metrics.

Under the terms of the credit agreement for the Term Note the Company is prohibited from making dividends or distributions to owners who are not also co-borrowers on the Term Note.

Seller Notes

To facilitate the Transaction, Lyneer Investments, and IDC as co-borrowers entered into the Seller Notes. IDC and Lyneer Investments are jointly and severally liable for all payments due on the Seller Notes and accordingly, the Company may be required to pay all amounts due under those obligations. There is no agreement in place between IDC and the Company defining how the repayment obligations will be shared. Accordingly, upon issuance of the Seller Notes the offsetting amount of $15,750,000 was recorded in the accompanying consolidated financial statements as a deemed distribution in the 2021 Successor Period within the consolidated statement of changes in mezzanine capital and members’ capital (deficit), as the incurrence of the debt was primarily for the benefit of IDC rather than the Company. Accordingly, the Company considers the substance of its recognition of the liability to be akin to a non-reciprocal transfer with an owner.

Certain of the Seller Notes were payable to LMH, a related party. See also Note 11 — Related Party Transactions for additional information regarding the Seller Notes payable to LMH. At December 31, 2022 the Company has presented a liability of $7,875,000 on its consolidated balance sheet related to principal payable under the Seller Notes which is the full amount of outstanding principal under the Seller Notes as of that date.

The Seller Notes represent unsecured borrowings and are subordinated to the Revolver and to the Term Note. Pursuant to their original terms, payments on the Seller Notes are due in quarterly installments of $1,575,000, through December 31, 2023 (“the Seller Note Maturity Date”) and bear interest at a fixed rate of 6.25% per annum. Upon occurrence of a change in control or upon acceleration of amounts due under the Revolver or the Term Note, any outstanding amounts under the Seller Notes become immediately due and payable. Lyneer Investments and IDC are required to comply with certain covenants contained in the Seller Notes. The Seller Notes can be prepaid without penalty.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

Pursuant to the Seller Note agreements, unless contemplated by the Transaction Agreement or ancillary documents, the Company cannot redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its equity interests, return any contribution to an equity holder or, declare or pay any dividends or other distributions to equity holders (other than salary, bonuses and other compensation for services as rendered) except to allow for certain income tax payments to be made as defined in the Seller Note agreements.

Certain terms of the Seller Notes were amended in May of 2023. See Note 19 — Subsequent Events for additional information.

Earnout Notes

On November 15, 2022, the value payable to the Sellers under certain of the contingent consideration obligations was determined to be a fixed amount of $13,494,133. On that date, nine notes payable with equivalent terms, except to the amount of principal and interest, were issued to the Sellers (the “Earnout Notes”). Lyneer Investments and IDC are also jointly and severally liable on the Earnout Notes and accordingly the Company may be required to repay all amounts due under those arrangements. There is no agreement between the co-borrowers as to the amounts which each entity will be responsible for paying. Upon the issuance of the Earnout Notes, the Company recognized the amounts borrowed in full as a liability in its separately issued financial statements with a corresponding decrease in the accrued contingent consideration liability which was previously an estimated value (See also Note 1 — Organization, Nature of Operations and Basis of Presentation and Note 17 — Fair Value Measurements). At December 31, 2022 the Company has presented a liability of $13,494,133 on its consolidated balance sheet related to principal payable under the Earnout Notes which is the full amount of outstanding principal under the Earnout Notes as of that date.

The Earnout Notes are subordinated to the Revolver and the Term Note and represent unsecured borrowings. Each of the Earnout Notes, under its original terms, requires quarterly payments commencing on June 30, 2023 and matures on December 31, 2024 (the “Earnout Note Maturity Date”) and bears interest at a fixed rate of 6.25%, per annum. Upon occurrence of a change in control or upon acceleration of amounts due under the Revolver or the Term Note, any outstanding amounts due under the Earnout Notes are immediately due and payable. Certain of the Earnout Notes are payable to LMH, a related party. See Note 11 — Related Party Transactions — for additional details. The Earnout Notes can be prepaid without penalty.

Pursuant to the Earnout Note agreements, and unless contemplated by the Transaction Agreement or ancillary documents, the Company cannot redeem, retire, purchase or otherwise acquire, directly or indirectly, any of their equity interests, return any contribution to an equity holder or, declare or pay any dividends or other distributions to equity holders (other than salary, bonuses and other compensation for services as rendered). Except that, so long as no event of default exists, and to do so would not cause a default to occur, if a borrower is a pass-through entity for US federal income tax purposes, that borrower may make certain distributions to its investors so such investors may pay any income tax obligations related to the attribution of the borrower’s taxable income to that investor.

Certain terms of the Earnout Notes were amended in May of 2023. See Note 19 — Subsequent Events for additional information.

Deferred Financing Costs, Outstanding Debt and Scheduled Future Maturities

Amortization of deferred financing fees for the 2022 Successor Period, 2021 Successor Period and the 2021 Predecessor Period amounted to $405,287, $135,103, and $142,794, respectively and these amounts are included in “interest expense” on the Company’s consolidated statements of operations.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

The Company’s outstanding long-term debt at December 31 is as follows:

	December 31,
	2022	2021
Revolver	$76,259,621	$78,762,064
Term Note	31,875,297	30,610,531
Seller Notes	7,875,000	12,600,000
Earnout Notes	13,494,133	—
Total Long-Term Debt	129,504,051	121,972,595

Less: Current Portion	(13,047,067)	(6,300,000)
Less: Unamortized debt issuance costs	(1,165,463)	(1,570,739)
Total Long-Term Debt, Net	$115,291,522	$114,101,856

The following table summarizes the aggregate principal maturities of the long-term debt recognized by the Company for each of the following five years and thereafter:

(Successor) As of December 31, 2022
2023	$13,047,067
2024	8,322,066
2025	76,259,621
2026	31,875,297
2027 and Thereafter	—
Total	$129,504,051

Interest Expense

The Company recognized total interest expense of $10,008,896, $1,974,868 and $1,758,959 during the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period, respectively.

Note 9 — Operating Leases

The Company’s leasing activities primarily consist of leases of real estate for its local branches. The real estate leases have initial terms ranging from one month to six years. Some of the initial lease terms have already matured and the remaining leases have maturity dates ranging from 2023 to 2025. The Company assesses whether each lease is an operating lease or a finance lease at the lease commencement date. The Company does not have any material leases, individually or in the aggregate, classified as finances leases.

Variable Lease Costs

Certain of the Company’s leases require payments for taxes, insurance, and other costs applicable to the property, in addition to the minimum lease payments. These costs are considered variable costs which are based on actual expenses incurred by the lessor. Therefore, these amounts are not included in the calculation of the right-of-use assets and lease liabilities.

The Company has lease agreements which provide for fixed and scheduled escalations, which are included in the calculation of the right-of-use assets and lease liabilities. The Company does not generally enter into lease agreements with increases in the base rent amount based on changes to the consumer price index (“CPI”).

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Operating Leases (cont.)

Further, the Company has a number of locations in which its lease tenancy is month-to-month. For purposes of the Company’s lease liability calculations, the Company has estimated the length of time that it is reasonably certain to occupy the space. There is inherent variability risk due to these month-to-month tenancies.

Options to Extend or Terminate Leases

Many of the Company’s leases contain options to extend the lease term. The leases generally contain a single option of one-year to three-year renewal terms. The exercise of lease renewal options is at the Company’s sole discretion. If it is reasonably certain that the Company will exercise such options, the periods covered by such options are included in the lease term and are recognized as part of the Company’s right-of-use assets and lease liabilities. The Company’s leases do not generally contain options to early terminate; however, leases with month-to-month tenancy can be terminated at any time.

Other Lease Items

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Related Party Lease

During the 2021 Predecessor Period, the 2021 Successor Period and part of the 2022 Successor Period, the Company leased office space in Ewing, New Jersey (the “Leased Property”) under an operating lease agreement (the “Related Party Lease Agreement”) from a leasing entity owned and controlled by the Company’s Chief Financial Officer (the “CFO”). The Leased Property served as the Company’s headquarters until October of 2022 when the Company terminated the Related Party Lease Agreement and relocated its headquarters to a different location under a lease agreement with an unrelated landlord.

The right-of-use asset and lease liability under the Related Party Lease Agreement are included in “right-of-use asset — related party lessor” and “current operating lease liability-related party lessor” on the accompanying consolidated balance sheet as of December 31, 2021. See Note 11 — Related Party Transactions for additional information.

The Company’s right-of use-assets and operating lease liabilities with unrelated parties are included in “right-of-use assets,” “current operating lease liabilities,” and “noncurrent operating lease liabilities” on the accompanying consolidated balance sheets.

Discount Rate and Lease Term

As of December 31, 2022, and 2021, the weighted average remaining lease term and discount rate for the Company’s operating leases were 2.55 years and 3.33 years and 2.9% and 2.8%, respectively.

Lease Costs and Activity

The Company’s lease costs and activity are as follows:

Operating Lease Cost	(Successor) Year-Ended December 31, 2022	(Successor) August 31 to December 31, 2021	(Predecessor) January 1 to August 30, 2021
Fixed lease costs to non-related parties	$2,006,840	$658,379	$1,187,833
Fixed lease costs to related parties	122,904	49,162	98,324
Variable lease costs to non-related parties	215,887	63,921	133,368
Total lease cost	$2,345,631	$771,462	$1,419,525

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Operating Leases (cont.)

Supplemental Cash Flow Disclosures	(Successor) Year-Ended December 31, 2022	(Successor) August 31 to December 31, 2021	(Predecessor) January 1 to August 30, 2021
Cash paid to non-related parties for the amounts included in the measurement of operating lease liabilities	$1,978,973	$647,481	$1,187,833
Cash paid to related parties for the amounts included in the measurement of operating lease liabilities	$102,340	$69,726	$98,324
Right-of-use assets obtained in exchange for new operating lease liabilities	$373,010	$141,383	$—

Maturity of Lease Liabilities

The maturity of the Company’s lease liabilities on an undiscounted cash flow basis and a reconciliation to the operating lease liabilities recognized on the Company’s consolidated balance sheet as of December 31, 2022, were as follows:

(Successor) As of December 31, 2022
2023	$1,782,428
2024	1,230,821
2025	1,010,435
2026 and thereafter	—
Total lease payments	4,023,684
Less: imputed interest	(144,147)
Present Value of Lease Liabilities	$3,879,537

Note 10 — Retirement Plan

The Company maintains a 401(k) plan for qualified employees. The plan covers substantially all full-time employees of the Company who meet certain age and length of service requirements. There is no requirement for the Company to match employee contributions to the plan. The Company did not contribute to the plan during the Successor Periods or the 2021 Predecessor Period.

Note 11 — Related-Party Transactions

Transactions and Balances with LMH

LMH is a non-controlling member of the Company with a 10% ownership interest as of December 31, 2022, December 31, 2021 and August 31, 2021. During the 2021 Predecessor Period, LMH owned all of the Company’s outstanding Class A-2 interests which represented a 30% ownership interest in the Company. Two officers of the Company, specifically the CFO and the CEO, each own 44.5% of LMH. As discussed in Note 8 — Joint and Several Liability and Indebtedness, the Company and IDC were jointly and severally liable for payment on certain notes payable to the Sellers, one of whom was LMH. As of December 31, 2022 and 2021, respectively, notes payable to LMH and related activity consisted of the following:

•        A Seller Note, with an initial principal balance of $2,520,000, was issued to LMH as partial consideration for their ownership interests acquired by IDC on August 31, 2021. Outstanding Seller Note principal balances of $0 and $2,016,000 at December 31, 2022 and 2021, respectively were payable to LMH. On December 31, 2021, $1,008,000 and $1,008,000 representing the current and

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related-Party Transactions (cont.)

non-current components, respectively, of the Seller Note payable to LMH as of that date are included in “notes payable, current portion — related parties” and “notes payable, net of current portion — related parties” on the accompanying consolidated balance sheet. During the 2022 Successor Period and the 2021 Successor Period, the Company made principal payments of $504,000, and $504,000, respectively on the Seller Note held by LMH. This note bore interest at a contractual rate of 6.25% per annum. During the year ended December 31, 2022, LMH assigned its Seller Note balance of $1,512,000 to the Private Equity Firm in exchange for a cash payment. The Company paid and recognized $67,842 and $49,613 of interest expense on the Seller Notes payable to LMH during the 2022 Successor Period and 2021 Successor Period, respectively which is included in “interest expense — related parties” on the accompanying consolidated statements of operations.

•        Earnout Notes with total balances of $5,127,218 and $0 at December 31, 2022 and 2021, respectively are payable to LMH. These amounts are included in “notes payable, current portion — related parties” and “notes payable, net of current portion — related parties” on the accompanying consolidated balance sheet as of December 31, 2022 in the amount of $2,563,609 and $2,563,609 respectively. These notes bear interest at a contractual rate of 6.25% per annum. These notes require eight equal payments of principal and interest beginning on June 30, 2023 and ending on December 31, 2024. The Company recognized $28,248 of interest expense on the Earnout Notes payable to LMH during the 2022 Successor Period which is included in “interest expense — related parties” on the accompanying consolidated statement of operations. Accrued interest of $28,248 is included in “accrued expenses and other current liabilities” on the accompanying consolidated balance sheet as of December 31, 2022.

See also Note 17 — Fair Value Measurements for a discussion of the Company’s estimated contingent consideration liabilities that are attributed to LMH.

See Note 1 — Organization, Nature of Operations and Basis of Presentation for additional information regarding the Company’s right to indemnification from LMH for certain matters.

Transactions with Related Party PEO

During the 2021 Successor Period and the 2021 Predecessor Period, the Company utilized a Professional Employer Organization (the “Related Party PEO”). During the 2021 Successor Period and the 2021 Predecessor Period, the CEO and the CFO each owned 38.5% of the Related Party PEO’s outstanding equity. The Related Party PEO was the employer of record of all employees of the Company, and as such, was responsible for the payment of all wages and related payroll taxes, as well as the preparation of all associated payroll filings. The Company was billed weekly for all payroll costs, as well as processing and administrative fees charged by the Related Party PEO for the service. Expenses incurred to the Related Party PEO in the amounts of $142,716,298 and $10,375,124, were included in “cost of revenue — related parties” and “selling general and administrative — related parties,” respectively during the 2021 Successor Period. Expenses incurred to the Related Party PEO in the amounts of $226,391,931 and $18,556,058, were included in “cost of revenues — related parties” and “selling general and administrative — related parties,” respectively, on the accompanying consolidated statement of operations during the 2021 Predecessor Period. On December 31, 2021, the Company was owed a balance of $678,524 from the Related Party PEO for prepayments and other items which is included in “due from related parties” on the accompanying consolidated balance sheet. This amount was settled by a payment to the Company. On December 31, 2021 substantially all assets of Related Party PEO were sold to a third party who is not a related party with respect to the Company (the “Non-Related Party PEO”), and the Company ceased utilizing the services of the Related Party PEO. Under the terms of its agreement with the Related Party PEO, the Company had $10,000,000 on deposit as of December 31, 2021, which is included in “deposit with related party, current” on the accompanying consolidated balance sheet. This amount was transferred to the Non-Related Party PEO when it purchased the assets and business of the Related Party PEO.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related-Party Transactions (cont.)

Transactions and Balances with IDC

As discussed in Note 8 — Joint and Several Liability and Indebtedness the Company and IDC are co-borrowers and jointly and severally liable for principal and interest payments under the Revolver, the Term Note, The Seller Notes, and the Earnout Notes. In the case of certain of those obligations IDC generally makes certain interest and principal payments to the lenders and collects reimbursement from the Company. For interest payments of that nature, the Company recognizes interest expense when interest is incurred under the relevant loan agreement and a corresponding payable to IDC, which is subsequently removed from the Company’s consolidated balance sheet upon Company’s remittance of the reimbursement funds to IDC. Additionally, when principal payments are made by IDC the Company recognizes a reduction of the associated loan balance, with a corresponding increase in the payable to IDC which is then reduced upon the Company’s payment of funds to IDC. As discussed in Note 18 — Income Taxes the Company and IDC file consolidated income tax returns in certain state and local jurisdictions. In connection with this arrangement the Company has recorded a liability payable to IDC for taxes paid payable by IDC to the relevant taxing authority that represent income taxes attributable to the Company’s operations included on consolidated state and local income tax returns filed by IDC. These amounts are determined by determining the Company’s taxable income multiplied by the applicable tax rate. These amounts totaled $402,814 and $0 at December 31, 2022 and 2021, respectively. See Note 18 — Income Taxes for additional information.

Total amounts payable to IDC amounted to $6,651,064 and $4,496,662 on December 31, 2022 and 2021, respectively and are included in “due to related parties” on the accompanying consolidated balance sheets. There are no formalized repayment terms.

During the 2022 Successor Period, the Company made a cash payment to LMH of $2,221,722 which represented a payment made on behalf of IDC for IDC’s acquired interest in the Company under the Transaction Agreement, pursuant to the ultimate determination of the final contractual purchase price amount which incorporated adjustments for final net working capital of the Company as of the Acquisition Date. This amount was recorded as a deemed distribution to IDC and is included in “Transaction consideration paid on behalf of Parent — deemed distribution” on the accompanying consolidated statement of changes in mezzanine capital and members’ capital (deficit) during the 2022 Successor Period.

During the 2021 Successor Period the Company paid $400,379 of Transaction consideration on behalf of IDC. This amount was recorded as a deemed distribution to IDC and is included in “Transaction consideration paid on behalf of Parent — deemed distribution” in the accompanying consolidated statement of changes in mezzanine capital and members’ capital (deficit) during the 2021 Successor Period.

Related Party Lease

During the 2021 Predecessor Period, the 2021 Successor Period and the 2022 Successor Period, the Company leased office space in Ewing, New Jersey from Whitehead Road Associates LLC (“Whitehead”). Whitehead is owned by the CFO. This lease was terminated in October of 2022. The Company recognized $133,536, $49,162 and $139,451 of rental expense under this agreement during the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period, respectively, which is included in “selling general and administrative — related parties” on the accompanying consolidated statements of operations. All amounts due under this lease were settled by monthly payments of cash. The associated right-of-use asset and lease liabilities are included in “right-of-use asset — related party lessor” and “current operating lease liability — related party lessor,” on the accompanying consolidated balance sheet as of December 31, 2021 and amounted to $122,506 and $101,942, respectively.

Advance to Officer

During the 2022 Successor Period, the Company advanced $400,000 to the CEO. The advance is repayable only upon receipt by the CEO of funds that will be owed to him by LMH upon LMH’s receipt of payment under the Earnout Notes. The advance does not bear interest. This advance is recorded in “other assets” on the accompanying consolidated balance sheet on December 31, 2022.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related-Party Transactions (cont.)

Management Fees Incurred and Private Equity Firm Loan Payment

During the 2021 Predecessor Period, the Company incurred management fees payable to an affiliate of the Private Equity Firm. Management fees payable to the affiliate of the Private Equity Firm totaling $400,000 were recognized as an expense during the 2021 Predecessor Period and are included in “selling, general and administrative — related parties” on the accompanying consolidated statement of operations.

At the beginning of the 2021 Predecessor Period the Company had a note payable with an outstanding principal balance of $2,000,000 payable to an affiliate of the Private Equity Firm (the “Private Equity Firm Loan”). The loan bore interest at a rate of 12%, per annum. The Private Equity Firm Loan was repaid during the 2021 Predecessor Period and the repayment is presented in “payments of related party notes” on the accompanying consolidated statement of cash flows for the 2021 Predecessor Period. During the 2021 Predecessor Period the Company incurred interest expense of $24,500 on the Private Equity Firm Loan which is included in “interest expense — related parties” on the accompanying consolidated statement of operations.

Other Related Party Transactions

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company made purchases of $52,252, $17,156 and $55,655, respectively from a staffing company of which the Company’s CFO owned approximately 24% of the entity’s outstanding equity. Expenses incurred are included in “selling general and administrative — related parties,” in the accompanying consolidated statements of operations. Amounts payable to the staffing company amounted to $0 and $953 as of December 31, 2022 and 2021, respectively and are included in “due to related parties” on the accompanying consolidated balance sheets. These amounts were settled by payment of cash.

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company made purchases of $6,738, $1,665 and $2,565, respectively from an outsourced information technology company owned and controlled by the CFO. The services provided consisted of hosting services for the “Lyneer” domain name. Expenses incurred are included in “selling general and administrative — related parties,” on the accompanying consolidated statements of operations. Amounts payable to the outsourced information technology company amounted to $1,304 and $613 as of December 31, 2022 and 2021, respectively and are included in “due to related parties” on the accompanying consolidated balance sheets. These amounts were settled by payment of cash. In January of 2023 the CFO sold his interest in the outsourced information technology company.

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company made purchases of $0, $0 and $3,812, respectively from a staffing company owned and controlled by the Company’s CFO. Expenses incurred are included in “selling general and administrative — related parties,” on the accompanying consolidated statements of operations. No amounts were payable to or receivable from this entity as of December 31, 2022 or December 31, 2021.

Note 12 — Concentrations

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of accounts receivable recognized in the normal course of business and deposits in financial institutions in excess of federally insured limits and deposits with certain entities with whom the Company transacts business.

Cash in Excess of FDIC Insured Limits

In the United States, the Federal Deposit Insurance Corporation (“FDIC”) insures deposits held in member banks up to $250,000 per depositor, per bank. The Company’s cash balances in excess of FDIC insured limits amounted to $2,333,388 and $33,807 as of December 31, 2022 and 2021, respectively.

Management believes that the financial institution in which in which it deposits its funds, is of high credit quality, and therefore, does not pose a significant credit risk to the Company.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Concentrations (cont.)

Concentrations of Sales and Accounts Receivable

As of December 31, 2022, accounts receivable from two of the Company’s customers accounted for approximately 14% and 10% Company’s accounts receivable. As of December 31, 2021, accounts receivables from the same two customers accounted for approximately 13% and 14% of the Company’s accounts receivable respectively. As of December 31, 2022, and 2021 no other customers accounted for more than 10% of the Company’s accounts receivable.

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company had one customer whose purchases constituted approximately 18%, 19%, and 18% of total net revenues, respectively. No other customers accounted for more than 10% of the Company’s revenues during the 2022 Successor Period, the 2021 Successor Period or the 2021 Predecessor Period.

Other Concentrations

As of December 31, 2022 the Company has a deposit in the amount of $8,000,000 with the Non-Related Party PEO. The Non-Related Party PEO is the employer of record for substantially all of the Company’s employees that provide services to customers. Expenses incurred to the Non-Related Party PEO during the 2022 Successor Period amounted to $425,173,602.

Note 13 — Commitments and Contingencies

Litigation

The Company is involved in a number of lawsuits arising in the ordinary course of business. While management does not expect any of these litigation matters to have a material adverse effect on the Company’s results of operations, financial position or cash flows, such litigation is subject to certain inherent uncertainties.

Note 14 — Members’ Capital and Mezzanine Capital

Successor

As of the Transaction Date, the Company was owned by IDC and LMH. The August 31, 2021 Operating Agreement establishes certain rights and privileges of the Company’s members. The August 31, 2021 Operating Agreement was in effect during the entirety of the Successor Periods. The August 31, 2021 Operating Agreement does not explicitly designate specific classes of units.

As of August 31, 2021 and through the end of 2022 Successor Period, 90% of Lyneer Investments’ outstanding membership units or ownership interests were held by IDC (the “IDC Units”) and 10% were held by LMH (the “LMH Units”).

The LMH Units are puttable to IDC at certain times and under certain conditions. See Note 15 — Redeemable Units for additional information.

Under the August 31, 2021 Operating Agreement, ownership of the Company’s units generally provides the holder with (a) an interest in the Company’s capital, (b) a share of the Company’s net profits and net losses and the right to receive distributions from the Company, and (c) the right to participate in the management of the Company and vote on matters coming before the Members as provided in the August 31, 2021 Operating Agreement.

Voting and Similar Rights

Under the August 31, 2021 Operating Agreement, the Company is managed by and under the direction of a Board of Managers. The Board of Managers is comprised of three Managers. Under the August 31, 2021 Operating Agreement, IDC has the right to appoint and remove two Managers. Under the August 31, 2021 Operating Agreement, LMH has the right to appoint and remove one Manager, provided that such Manager is reasonably

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Members’ Capital and Mezzanine Capital (cont.)

acceptable to IDC. LMH’s right to appoint a Manager under the August 31, 2021 Operating Agreement will terminate if LMH’s aggregate ownership interest in Lyneer Investments falls below 5% of the outstanding ownership interests of that entity.

Allocation of Profits and Losses

Net profits and losses are allocated to Members’ capital accounts in accordance with the terms of the August 31, 2021 Operating Agreement which generally provides that these items are allocated in proportion to each Member’s percentage ownership interest in the Company.

Distributions

Distributions to the Members are made at the sole discretion of the Board of Managers, except as otherwise provided in the August 31, 2021 Operating Agreement. As discussed in Note 8 — Joint and Several Liability and Indebtedness — certain of the Company’s credit agreements prohibit or otherwise place restrictions on the payment of distributions. Distributions, if any, must be made in accordance with the August 31, 2021 Operating Agreement which, generally, provides for authorized distributions to be made in accordance with the Members’ percentage interests.

IDC Call Option

Pursuant to the August 31, 2021 Operating Agreement IDC has the right, but not the obligation to purchase 100% of LMH’s interest in the Company (the “IDC Call”) at any time during the period from September 1, 2023 to December 31, 2023 (the “Put-Call Period”) or upon the occurrence of any of the following on or prior to those dates (collectively, the “Triggering Events” and each, individually a “Triggering Event”):

•        The Bankruptcy (as defined in the August 31, 2021 Operating Agreement) of either the Company or IDC

•        Upon the acceleration of the obligations owing under the Revolver loan documents

•        Upon the acceleration of the obligations owing under the Term Note loan documents

•        A Sale of the Company (as defined in the August 31, 2021 Operating Agreement) or similar transaction with respect to IDC

Involuntary Transfer Call Option

Under certain defined conditions stemming from the potential involuntary transfer of LMH or IDC’s units due to death, disability, bankruptcy, involuntary dissolution, or divorce that would otherwise cause IDC or LMH’s interest to transfer to a third party (a “Potential Involuntary Transfer”), then the Company has the right but not the obligation to purchase the units that would otherwise transfer to an Interested Party (as defined in the August 31, 2021 Operating Agreement) at an amount equal to the fair market value of these units (the “Involuntary Transfer Call”). An Involuntary Transfer Call of IDC’s units must be approved by the non-IDC holders of the Company interests, and an Involuntary Transfer Call of LMH’s units must be approved by the holders of the Company’s units other than LMH. Because the holders of the respective units do not control the Company decision to repurchase their units in the case of an Involuntary Transfer Call, and the Company does not have an obligation to repurchase IDC’s units in the case of a Potential Involuntary Transfer, the Company has concluded that the presence of the right to exercise an Involuntary Transfer Call does not preclude the presentation of the interests held by IDC as members’ capital (or “permanent” capital) within the accompanying consolidated balance sheets and the accompanying consolidated Successor statements of changes in mezzanine capital and members’ capital (deficit) as of December 31, 2021 and 2022.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Redeemable Units

Successor

Under the August 31, 2021 Operating Agreement LMH has the right, but not the obligation to require IDC to purchase LMH’s interest in the Company (the “LMH Put”) upon the occurrence of any Triggering Event, or during the Put-Call Period.

The Company has determined that the presence of the LMH Put has caused the LMH Units to be redeemable upon an event that is not entirely within the control of the Company and accordingly the Company has classified the LMH Units as a component of mezzanine capital in the accompanying consolidated financial statements as of December 31, 2022 and 2021.

Upon the exercise of the LMH Put or the IDC Call the amount payable to LMH is equal to the greater of the Fair Market Value of the LMH Units (as defined in the August 31, 2021 Operating Agreement) or $9,500,000 plus an additional accrued amount equal to 5.25% per annum accruing ratably over a calendar year and commencing on August 31, 2021 and through the date of a timely put/call exercise notice (the “Put-Call Purchase Price”).

Fair Market Value generally with respect to the Put-Call Purchase Price is the amount determined between LMH and IDC in good faith to be the market value of the LMH Units, unless IDC and LMH are unable to agree on this value, in which case pursuant to the August 31, 2021 Operating Agreement, the amount will be determined by an independent appraiser.

Upon exercise of the IDC Call or the LMH Put, IDC is required to issue to LMH an unsecured subordinated promissory note in the amount of the Put-Call Purchase Price pursuant to the terms prescribed by August 31, 2021 Operating Agreement (the “Put-Call Note”). The Put-Call Note entitles the holder to payment of 50% of outstanding principal six months after issuance with the remaining 50% payable in six equal quarterly payments beginning on the last date of each successive calendar quarter following the initial 50% payment, with the last payment of principal due and payable on the Put-Call Note’s maturity date unless the payment of the Put-Call Note is otherwise accelerated pursuant to its terms. The Put-Call Note provides for the acceleration of payment principal under certain conditions, including upon a change of control, as defined. The August 31, 2021 Operating Agreement provides that the Put-Call Note, if issued, will bear interest at a stated annual interest rate of 5.25% which is payable quarterly in arrears.

Redemption Requirements in Each of the Next Five Years

In 2023 LMH may put the LMH Units to IDC upon the occurrence of a Triggering Event or during the Put-Call Period. If redeemed in 2023, the redemption amount is the greater of the Fair Market Value of the LMH Units or $10,165,000 plus an additional amount calculated at a rate of 5.25% per annum on $9,500,000 from January 1, 2023 through the date of the redemption request. The Put-Call Purchase Price is payable by IDC and, as discussed above, if the LMH Put is exercised, the Put-Call Purchase Price will be paid by the issuance of the Put-Call Notes. The LMH Units are not redeemable after December 31, 2023.

Predecessor

Prior to the Transaction, including during the entirety of the 2021 Predecessor Period, the Amended and Restated Limited Liability Company Agreement of Lyneer Investments, dated February 21, 2018 (the “February 21, 2018 Operating Agreement”) was effective and established the rights and privileges of Lyneer Investments’ members as well as the terms of the outstanding membership interests. The February 21, 2018 Operating Agreement authorized Class A-1 and A-2 membership units (collectively the “Class A Units”). From their initial issuance through the Transaction Date, all Class A-1 Units were held by entities affiliated with the Private Equity Firm and all Class A-2 Units were held by LMH. The February 21, 2018 Operating Agreement also allowed for and dictated certain terms of a third class of units, designated as “Class B Units” which were intended to represent profits interests and a form of share-based award. No Class B Units were issued at any time while the February 21, 2018 Operating Agreement was in effect. The February 21, 2018 Operating Agreement was amended and restated in connection with the Transaction and the provisions establishing and designating Class B Units as a class of equity were removed.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Redeemable Units (cont.)

The issued and outstanding units of Lyneer Investments consisted of the following as of January 1, 2021 and August 30, 2021:

•        Class A-1 Units – 6,300,000 unit issued and outstanding

•        Class A-2 Units – 2,700,000 units issued and outstanding

Under the February 21, 2018 Operating Agreement, Class A Units generally provided each member holding such interest with (a) an interest in the Company’s capital, (b) a share of the Company’s net profits and net losses and the right to receive distributions from the Company, and (c) right to participate in the management of the Company and vote on matters coming before the Members as provided in the February 21, 2018 Operating Agreement.

Voting and Similar Provisions

Under the February 21, 2018 Operating Agreement, the Company was managed by and under the direction of a Board of Managers. The Board of Managers was comprised of five Managers. Pursuant to the February 21, 2018 Operating Agreement, three Managers were appointed by majority vote of holders of the Class A-1 Units and two members were appointed by a majority vote of the Class A-2 Members holding a majority of the outstanding Class A-2 Units.

The prior written consent of the holders of the majority of the Class A-1 Units held by the Class A-1 Members was required prior to the Company’s redemption, purchase for cancellation or acquisition by any other means of any equity interest in the Company.

Preferred Return

Under the terms of the February 21, 2018 Operating Agreement Class A Members were entitled to a cumulative preferred return accruing at a rate of 8% per annum on the aggregate capital contributions of each Class A Member, reduced by certain distributions to such member.

Allocation of Profit and Loss

During the 2021 Predecessor Period, profits and losses were allocated to the Company’s Members based on certain priorities and formulas in accordance with applicable provisions of the February 21, 2018 Operating Agreement which were based on the relative ownership percentage of the Members.

Distributions

Pursuant to the February 21, 2018 Operating Agreement distributions were subject to the following preferences:

a)      First, to the holders of Class A Units, pro rata in accordance with their unpaid preferred return, until the unpaid preferred return is zero;

b)      Second, to the Class A Members pro rata in accordance with each Class A Members’ unrecovered capital until the unrecovered capital of such Class A Member is zero; and

c)      Third, to the Members in accordance with their percentage interests.

The February 21, 2018 Operating Agreement provides that to the extent a Class B Unit is subject to a hurdle amount, the Class B Unitholder will not participate in distributions until defined amounts have been paid to the Class A Unitholders. Pursuant to the February 21, 2018 Operating Agreement, upon the sale of the Company, the proceeds are to be distributed in accordance with the above preferences.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Redeemable Units (cont.)

Holder Put Right — Class A-2 Units

Pursuant to the February 21, 2018 Operating Agreement, LMH had the right, but the not the obligation under certain conditions, including upon a sale of the Company, termination of certain members of Company management without cause or, upon the death of certain members of Company management, to require the Company to repurchase a number of Class A-2 Units held by LMH (the “Predecessor LMH Put Right”). The Predecessor LMH Put Right was only exercisable with respect to a terminated employee or deceased employee on or after the seventh anniversary of February 21, 2018, or the one-year anniversary of the termination or death of the terminated or deceased employee, respectively.

Company Call Right — Class A-2 Units

Pursuant to the February 21, 2018 Operating Agreement, the Company had the right, but not the obligation, to purchase a number of Class A-2 Units from LMH at fair market value, upon the occurrence of certain events including the termination of certain members of management for cause (as defined).

Other Redemption and Deemed Liquidation Provisions

Under the Operating Agreement dated February 21, 2018, The Class A-1 and A-2 Units were redeemable upon certain defined events that were outside of the Company’s control. Accordingly, the Class A-1 and A-2 Units were recorded in mezzanine capital. Both the A-1 and A-2 Units were redeemable upon the sale of the Company and have been accreted to their respective redemption value as of August 30, 2021 in the accompanying consolidated Predecessor statement of changes in mezzanine capital and members’ capital (deficit).

Note 16 — Accrued Expenses and Other Current Liabilities

As of December 31, the Company’s accrued expenses and other current liabilities consist of the following:

	(Successor) 2022	(Successor) 2021
Accrued wages and salaries	$5,196,895	$5,272,941
Accrued commissions and bonuses	745,357	727,123
Accrued interest	357,535	36,307
Other accrued expenses and current liabilities	1,107,005	400,070
Total	$7,406,792	$6,436,441

Note 17 — Fair Value Measurements

Liabilities Measured at Fair Value on a Recurring Basis

Contingent consideration is classified within level 3 of the fair value hierarchy because the valuation requires assumptions that are both significant and unobservable. The contingent consideration valuation is determined using a Monte Carlo simulation, with key inputs being the standard deviation applied to the Company’s revenues, revenue multiple, and gross profit discount rate.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Fair Value Measurements (cont.)

As shown below, significant unobservable inputs used in the determination of the Company’s contingent consideration liabilities as of December 31, 2022 consisted of a gross profit discount rate of 11.20% and a gross profit volatility (standard deviation) of 30% and as of December 31, 2021 consisted of gross profit discount rates ranging from 8.8% – 11.0% and a gross profit volatility (standard deviations) ranging from 30% – 35%.

Input Description	(Successor) December 31, 2022 Range of Values	(Successor) December 31, 2021 Range of Values
Gross profit volatility	30.0%	30.0	% – 35.0%
Gros profit discount rate	11.2%	8.8	% – 11.0%

The Company believes its assumptions used to determine the fair value of its contingent consideration liabilities are reasonable. If different assumptions were used, particularly with respect to forecasted revenues, gross profit discount rates, and gross profit volatility, different estimates of fair value may result.

The following table summarizes the fair value of the Company’s liabilities which are required to be remeasured to fair value on a recurring basis, as described above:

	Fair Value Hierarchy Level	(Successor) December 31, 2022 Estimated Fair Value	(Successor) December 31, 2021 Estimated Fair Value
Liabilities:
Contingent consideration liabilities	Level 3	$7,100,000	$19,700,000
Total liabilities, measured at fair value on a recurring basis recurring basis		$7,100,000	$19,700,000

As of December 31, 2022 and December 31, 2021, the Company’s contingent consideration liabilities are included in “contingent consideration liabilities, long-term” on the accompanying consolidated balance sheets.

Changes in the fair value of the Company’s contingent consideration liabilities were as follows during the Successor Periods:

	2022 Successor Period	2021 Successor Period
Fair value, beginning of period	$19,700,000	$—
Recognition of liability in connection with the Transaction	—	14,700,000
Increase in fair value of obligation	894,133	5,000,000
Issuance of Earnout Notes (see Note 8 – Joint and Several Liability and Indebtedness)	(13,494,133)	—
Fair Value, End of Period	$7,100,000	$19,700,000

The increases in the fair value of the contingent consideration liabilities of $894,133 and $5,000,000 during the 2022 Successor Period and 2021 Successor Period, respectively are included in “change in fair value of contingent consideration liabilities” in the accompanying consolidated statements of operations. That line item includes both realized and unrealized changes. During the 2022 Successor Period the amount recognized included an increase in fair value of $1,800,000 of the Company’s contingent consideration liabilities which were attributed

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Fair Value Measurements (cont.)

to the obligations that were unsettled as of December 31, 2022 as the amount ultimately payable is calculated based on Company performance through part of 2023, and accordingly considered an unrealized loss. During the 2021 Successor Period the amount of change recognized consisted of $5,000,000 which were attributed to obligations that were unsettled as of December 31, 2021, and accordingly considered an unrealized loss.

The Company’s contingent consideration liabilities, when ultimately determined, are payable to LMH (a related party) and the Private Equity Firm. The amounts payable to these parties are allocated based on percentages contractually established in the Transaction Agreement. As of December 31, 2022 and 2021 respectively, 29% and 36.7% of the Company’s estimated contingent consideration liabilities measured at fair value would be payable to LMH if the amounts ultimately determined to be payable under the contingent consideration agreements were equal to the estimated values of the liabilities as of those dates. Accordingly, $2,059,000 and $7,225,000 of the Company’s contingent consideration liabilities are attributable to LMH as of December 31, 2022 and 2021 respectively. These amounts are included in “contingent consideration liabilities, long-term” on the accompanying consolidated balance sheets.

Assets Measured at Fair Value on a Non-Recurring Basis

The Company’s goodwill is measured at fair value on a non-recurring basis in the event that a quantitative test for impairment is required. The Company’s goodwill was remeasured at its fair value in connection with the Company’s impairment assessment as of December 31, 2021. The fair value of the Company’s goodwill was measured using significant unobservable inputs and the Company’s goodwill represents Level 3 asset within the fair value hierarchy. See Note 7 — Goodwill and Goodwill Impairment for further information.

The Company did not have any transfers between Levels 2 and 3 within the fair value hierarchy during the Successor Periods or the 2021 Predecessor Period.

Financial Instruments not Carried at Fair Value

The Carrying values of the Company’s cash and cash equivalents approximated their fair values due to their short-term maturities. The carrying values of other current assets and liabilities including accounts receivable, accounts payable, accrued expenses and other current liabilities approximated their fair value due to their short-term maturities.

At December 31, 2021 and 2022 the Company’s variable rate indebtedness consists of the Revolver which bears interest at variable rates (SOFR or a Base Rate plus a margin, and LIBOR or a Base Rate plus a margin on December 31, 2022 and 2021, respectively). The carrying value of the Company’s recognized borrowings under the Revolver of $76,259,621 of $78,762,064 at December 31, 2022 and 2021, respectively, approximates their fair value as the debt is at variable rates currently available and resets on a monthly basis.

The fair value of the Company’s fixed rate debt as of December 31, 2022 and 2021 is estimated using Level 2 inputs by discounting future cash flows using estimated rates which the Company believes approximate current market interest rate for similar obligations. As of December 31, 2022 the Company’s fixed rate debt, which consists of the Term Note, the Seller Note and the Earnout Notes, is carried at $53,244,430 and has an estimated fair value of approximately $50,900,000. At December 31, 2021 the fair value of the Company’s fixed rate debt which consisted of the Term Note and the Seller Notes was carried at $43,320,531 and had an estimated fair value of approximately $44,600,000.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Income Taxes

Lyneer Investments files as a partnership for US federal income tax purposes and is considered a “pass-through” entity. As such, the taxable activities of Lyneer Investments are allocated to its two Members, IDC and LMH, both of which report those results on separate income tax returns. Lyneer Holdings files as a corporation for federal income tax purposes. As a single member LLC (owned 100% by Lyneer Holdings, a corporation), LSS is a disregarded entity for US federal tax income tax purposes and its activities are included on the corporate returns filed by Lyneer Holdings.

Beginning in 2022, IDC will include the activities and balances of the Company on designated IDC consolidated state and local income tax returns. In these returns, the Company’s income tax will be paid on returns filed by IDC. During the 2022 Successor Period, the Company recognized income tax expense of $402,814 representing the tax arising from the inclusion of the Company’s activities on IDC’s consolidated state and local returns, and a corresponding related party payable to IDC of $402,814 as of December 31, 2022.

The provision for income taxes consists of the following expenses (benefits):

	Year Ended December 31, 2022	(Successor) Period from August 31, 2021 to December 31, 2021	(Predecessor) Period from January 1, 2021 to August 30, 2021
Federal
Current	$1,097,788	$341,430	$720,564
Deferred	(1,711,728)	(123,976)	(43,237)

State and Local
Current	539,107	166,071	344,968
Deferred	(733,597)	(53,133)	(18,530)
Income Tax Provision (Benefit)	$(808,430)	$330,392	$1,003,765

The provision for income taxes differs from the United States Federal statutory rate as follows:

	Year Ended December 31, 2022	(Successor) Period from August 31, 2021 to December 31, 2021	(Predecessor) Period from January 1, 2021 to August 30, 2021
Tax benefit at federal statutory rate	21.0%	21.0%	21.0%
State income taxes, net of federal benefit	6.5%	6.5%	6.5%
Permanent differences	(6.2)%	(28.0)%	0.1%
Other	(1.3)%	(0.3)%	0.8%
Effective income tax rate	20.1%	(0.8)%	28.4%

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Income Taxes (cont.)

Deferred tax assets (liabilities) consist of the following:

	December 31, 2022	(Successor) December 31, 2021
Deferred tax assets:
Compensation	$28,975	$69,099
Allowance for doubtful accounts	108,418	108,418
Business interest limit	1,961,350	—
Other	79,569	53,865
Property and equipment	47,269	—
Total Deferred Tax Assets	2,225,581	231,382
Deferred tax liabilities:
Property and equipment	—	(17,051)
Intangible assets	(2,127,817)	(2,561,892)
Total Deferred Tax Liabilities	(2,127,817)	(2,578,943)
Net Deferred Tax Assets (Liabilities)	$97,764	$(2,347,561)

The Company has assessed the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC Topic 740 Income Taxes (“ASC 740”). ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. The assessment considers all available positive or negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After the performance of such reviews as of December 31, 2022 and 2021, management believes that the future realization of its deferred tax assets is more likely than not and, therefore, has not established a valuation allowance against any deferred tax assets as of those dates.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2022 and 2021. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

No tax audits were commenced or were in process during the years ended December 31, 2022 and 2021. No tax related interest or penalties were incurred during the years ended December 31, 2022 and 2021. The Company’s federal, state and local income tax returns beginning with the year ended December 31, 2019 remain subject to examination.

Note 19 — Subsequent Events

The Company has evaluated subsequent events through May 15, 2023, the date these financial statements were available to be issued.

Loan Defaults and Amendments

The Revolver and Term Note contain certain customary financial and non-financial covenants that the Company is required to comply with. At December 31, 2022, the Company was not in compliance with various of these financial covenants. On May 5, 2023, the covenant violations were waived by the lenders, effective December 31, 2022. The Revolver and Term Note were amended on May 5, 2023 to revise the thresholds for several of the financial covenants, add new financial covenants, and increase interest rates. Refer to Note 8 — Joint and Several Liability and Indebtedness for further details. The Company is assessing the accounting treatment of the May 5, 2023 amendments and will include any impact in subsequent periods.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Subsequent Events (cont.)

Neither the Company nor IDC made the Seller Note and Earn Out Note principal and interest payments due on January 31, 2023 and April 30, 2023, and June 30, 2023, respectively. On May 14, 2023, the Company and IDC as co-borrowers, and LMH and affiliates of the Private Equity Firm as lenders, executed an amendment (the “May 14, 2023 Amendment”) to defer the missed Seller Note payments until April 30, 2024, and to defer the missed Earnout Note payment until January 31, 2025.

The May 14, 2023 Amendment changed the stated interest rate of the Seller Notes and the Earnout Notes to 11.25%, per annum, for all remaining amounts payable under those obligations. The Company is assessing the accounting impact of the May 14, 2023 Amendment and will include any impact in subsequent periods.

(Currently SeqLL Inc.)

[•] Shares of Common Stock

Pre-Funded Warrants to Purchase up to [•] Shares of
Common Stock

Warrants to Purchase up to [•] Shares of Common Stock

____________________________________________________

PRELIMINARY PROSPECTUS

____________________________________________________

Sole Book-Running Manager

EF Hutton

division of Benchmark Investments, LLC

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq Capital Market listing fee.

	Amount to be Paid
SEC registration fee		$19,010
FINRA filing fee		26,375
The Nasdaq Capital Market initial listing fee		25,000
Printing and engraving expenses
Accounting fees and expenses
Legal fees and expenses
Transfer agent and registrar fees and expenses
Miscellaneous fees and expenses
Total	$

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation will provide that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware. Our amended and restated certificate of incorporation will provide that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our amended and restated bylaws will provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold and issued by us since January 1, 2020 that were not registered under the Securities Act, as well as the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. All share and per share amounts have been adjusted for the one-for-34 reverse stock split to be effected prior to the closing of this offering.

(1)    During the first quarter of 2021, we sold to four accredited investors for an aggregate purchase price of $250,000 (i) senior secured convertible promissory notes that bear interest at the rate of 10% per annum, (ii) convertible at a conversion price of $3.75 per share, subject to adjustment, (iii) mature at the earlier of June 30, 2021 or the date of closing of an equity offering in which we receive gross proceeds of at least $7.5 million, and (iv) warrants to purchase an aggregate of 2,222 shares of common stock at an exercise price equal to $123.00 per share. In connection with such sales, we issued an additional common stock purchase warrant as a placement fee to purchase an aggregate of 640 shares of common stock.

(2)    In connection with the closing of our initial public offering on August 31, 2021, our outstanding promissory notes in the aggregate principal amount of $2,141,730 automatically converted based on their original terms into an aggregate of 21,397 shares of common stock and all of the outstanding shares of our convertible preferred stock, upon the consent of the holders of a majority of such shares, automatically converted into an aggregate of 104,354 shares of common stock.

(3)    During the year ended December 31, 2021, we issued options under our 2014 Equity Incentive Plan to purchase an aggregate of 3,334 shares of common stock with an exercise price of $75.60 per share.

(4)    During the year ended December 31, 2022, we issued options under our 2014 Equity Incentive Plan to purchase an aggregate of 36,167 shares of common stock with an exercise price of $51.30 per share.

(5)    During the three months ended March 31, 2023, we issued options under our 2014 Equity Incentive Plan to purchase an aggregate of 18,067 shares of common stock with a weighted average exercise price of $15.00 per share and restricted stock units to purchase 18,434 shares of common stock that were valued at 19.20 per share.

The offers and sales of securities listed above, were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The issuances of stock options listed above, were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our equity inventive plans. The issuances of shares of common stock upon the conversion of outstanding securities listed above were deemed exempt from registration in reliance on Section 3(a)(9) of the Securities Act. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act and appropriate legends were affixed to the securities issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

		Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
1.1	Form of Underwriting Agreement	—	**	—
2.1	Agreement and Plan of Reorganization	8-K	5/31/23	2.1
2.2	Amendment No. 1 to Agreement and Plan of Reorganization	8-K	6/23/23	2.2
3.1	Amended and Restated Certificate of Incorporation, as currently in effect	S-1	8/31/21	3.1
3.2	Amended and Restated Bylaws, as currently in effect	S-1	8/31/21	3.2
4.1	Specimen common stock certificate	S-1/A	5/22/19	4.1
4.2	Form of Convertible Note	S-1	4/23/19	4.3
4.3	Form of outstanding Warrant	S-1	4/23/19	4.4
4.4	Form of Warrant Agency Agreement dated August 31, 2021 between SeqLL Inc. and VSTOCK Transfer LLC	8-K	8/31/21	10.1
4.5	Form of outstanding Common Stock Purchase Warrant	S-1/A	8/16/21	4.6
4.6	Form of Warrant Agency Agreement between SeqLL Inc. and VStock Transfer LLC including form of warrant certificate	—	**	—
4.7	Form of Pre-Funded Warrant	—	**	—
5.1	Opinion of Pryor Cashman LLP	—	*	—
10.1	Amended and Restated 2014 Equity Incentive Plan	S-1	3/31/21	10.1
10.2	Atlantic International Corp. 2023 Equity Incentive Plan	14A	6/05/23	Annex B
10.3	Voting Proxy Agreement dated as of May 29, 2023	14A	6/05/23	Annex D
10.4	Asset Purchase Agreement dated as of May 29, 2023	8-K	5/31/23	10.1
10.5	Fairness Opinion dated May 23, 2023	14A	6/05/23	Annex C
10.6	Form of Escrow Agreement for IDC Members	—	**	—
10.7	Form of Consulting Agreement between Atlantic International Corp. and Robert Machinist		**	*
10.8	Form of Executive Employment Agreement between Atlantic International Corp. and Christopher Broderick		**	*
10.9	Form of Executive Employment Agreement between Atlantic International Corp. and Michael Tenore		**	*
10.10	Form of Executive Employment Agreement between Atlantic International Corp. and Jeffrey Jagid		**	*
10.11	Employment Agreement dated August 31, 2021 by and between Lyneer and Todd McNulty		**	*
10.12	Employment Agreement dated August 31, 2021 by and between Lyneer and James Radvany		**	*
21.1	Subsidiaries of Registrant	S-1	4/23/19	21.1

Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm	—	*	—
23.2	Consent of RBSM LLP	—	**	—
23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1)	—	*	—
24.1	Power of Attorney (included on signature page to this registration statement)	—	***	—
107**	Filing Fee Table	—	—	—

____________

*        To be filed by amendment.

**      Filed with this amendment.

***    Previously filed.

(b)    Financial Statement Schedules.

All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    ach prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us, our subsidiaries or other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•        should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•        have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•        may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•        were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about us may be found elsewhere in the prospectus included in this registration statement.

		Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
1.1	Form of Underwriting Agreement	—	**	—
2.1	Agreement and Plan of Reorganization	8-K	5/31/23	2.1
2.2	Amendment No. 1 to Agreement and Plan of Reorganization	8-K	6/23/23	2.2
3.1	Amended and Restated Certificate of Incorporation, as currently in effect	S-1	8/31/21	3.1
3.2	Amended and Restated Bylaws, as currently in effect	S-1	8/31/21	3.2
4.1	Specimen common stock certificate	S-1/A	5/22/19	4.1
4.2	Form of Convertible Note	S-1	4/23/19	4.3
4.3	Form of outstanding Warrant	S-1	4/23/19	4.4
4.4	Form of Warrant Agency Agreement dated August 31, 2021 between SeqLL Inc. and VSTOCK Transfer LLC	8-K	8/31/21	10.1
4.5	Form of outstanding Common Stock Purchase Warrant	S-1/A	8/16/21	4.6
4.6	Form of Warrant Agency Agreement between SeqLL Inc. and VStock Transfer LLC including form of warrant certificate	—	**	—
4.7	Form of Pre-Funded Warrant	—	**	—
5.1	Opinion of Pryor Cashman LLP	—	*	—
10.1	Amended and Restated 2014 Equity Incentive Plan	S-1	3/31/21	10.1
10.2	Atlantic International Corp. 2023 Equity Incentive Plan	14A	6/05/23	Annex B
10.3	Voting Proxy Agreement dated as of May 29, 2023	14A	6/05/23	Annex D
10.4	Asset Purchase Agreement dated as of May 29, 2023	8-K	5/31/23	10.1
10.5	Fairness Opinion dated May 23, 2023	14A	6/05/23	Annex C
10.6	Form of Escrow Agreement for IDC Members	—	**	—
10.7	Form of Consulting Agreement between Atlantic International Corp. and Robert Machinist		**	*
10.8	Form of Executive Employment Agreement between Atlantic International Corp. and Christopher Broderick		**	*
10.9	Form of Executive Employment Agreement between Atlantic International Corp. and Michael Tenore		**	*

Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
10.10	Form of Executive Employment Agreement between Atlantic International Corp. and Jeffrey Jagid		**	*
10.11	Employment Agreement dated August 31, 2021 by and between Lyneer and Todd McNulty		**	*
10.12	Employment Agreement dated August 31, 2021 by and between Lyneer and James Radvany		**	*
21.1	Subsidiaries of Registrant	S-1	4/23/19	21.1
23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm	—	*	—
23.2	Consent of RBSM LLP	—	**	—
23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1)	—	*	—
24.1	Power of Attorney (included on signature page to this registration statement)	—	***	—
107***	Filing Fee Table	—	—	—

____________

*        To be filed by amendment.

**      Filed with this amendment.

***    Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts, on this 15th day of August 2023.

SEQLL INC.
By:	/s/ Daniel Jones
Daniel Jones Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel Jones	Chief Executive Officer and Chairman	August 15, 2023
Daniel Jones	(Principal Executive Officer)
/s/ Frances Scally	Chief Financial Officer	August 15, 2023
Frances Scally	(Principal Financial and Accounting Officer)
/s/ *	Director	August 15, 2023
Patrice M. Milos
/s/ *	Director	August 15, 2023
Douglas Miscoll
/s/ *	Director	August 15, 2023
David Pfeffer
*/s/ Daniel Jones		August 15, 2023
Daniel Jones

Attorney-in-Fact